Exhibit 10.3

FIRST AMENDMENT TO SUBLEASE AGREEMENT

          This FIRST AMENDMENT TO SUBLEASE AGREEMENT (this “Amendment”) is made and entered into as of this 15th day of January, 2008 by and between REHABCARE GROUP, INC., a Delaware corporation (“Sublessor”) and PRACTICE MANAGEMENT PARTNERS, INC., a Maryland corporation (“Sublessee”).

          WHEREAS, pursuant to that certain Office Lease agreement (the “Primary Lease”) dated October 23, 2003 by and between Hill Management Services, Inc., a Maryland corporation and agent for the owner (the “Landlord”), as landlord, and Symphony Health Services, LLC (“Symphony”), as tenant, (as amended by First Amendment to Lease dated February 25, 2004 by and between Landlord and Symphony, as transferred by Symphony to Sublessor through a Purchase and Sale Agreement dated May 3, 2006, as approved by the Landlord per the Landlord Consent to Assignment dated June 26, 2006, and as further amended by Second Amendment to Lease dated June ___, 2007 by and between Landlord and Sublessor), Landlord leased to Sublessor certain premises (the “Premises”) containing approximately 42,448 square feet, being Suite LL4 (approximately 1,762 square feet), Suite 500 (approximately 11,362 square feet), Suite 600 (approximately 16,756 square feet) and Suite 700 (approximately 4,684 square feet, as reduced pursuant to the Second Amendment to Lease described above) in that certain building known generally as “Executive Plaza IV” located at 11350 McCormick Road, Hunt Valley, Maryland 21031 (the “Building”). A copy of the Primary Lease is attached to the Sublease (defined below) as Exhibit “A” thereto.

          WHEREAS, Sublessor and Sublessee entered into that certain Sublease Agreement dated as of April 11, 2007 (the “Sublease”) with respect to the sublease of a portion of the Premise consisting of a total of 29,880 square feet, being Suite LL4 (approximately 1,762 square feet), Suite 500 (approximately 11,362 square feet) and Suite 600 (approximately 16,756 square feet), as depicted in the drawing attached to the Sublease as Exhibit “B” thereto (the “Subleased Premises”).

          WHEREAS, Sublessor and Sublessee now desire to expand the Subleased Premises to include additional space containing approximately 3,547 square feet of space and known as Suite 702 of the Building.

          NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Sublessor and Sublessee do hereby agree as follows:

          1.          Recitals. The Recitals set forth above shall be incorporated herein by reference.

          2.          Subleased Premises. The Sublease is hereby amended to include within the Subleased Premises the additional space containing approximately 3,547 square feet of space and known as Suite 702 of the Building, as generally depicted in Exhibit “A” to this Amendment (the “Additional Space”). Sublessee shall have access to the Additional Space on the date hereof for the limited purpose of making improvements or alterations to the Subleased Premises and preparing the Additional Space for occupancy; provided, however, that prior to the commencement of such work, Sublessor shall receive Landlord’s written confirmation that such work is being undertaken under its direction and with its permission. Such occupancy of the Additional Space shall be subject to all terms and conditions of the Sublease (as amended hereby), except that Sublessee shall not be obligated to pay rent with respect to the Additional Space until the Additional Space Rent Commencement Date (as defined in Section 3 below) occurs and shall include the obligation to carry and maintain insurance pursuant to the terms of Section 16D of the Primary Lease to cover activities undertaken on its behalf in the Additional Space prior to the Additional Space Rent Commencement Date.

          3.          Rent for Additional Space. In addition to payment of Base Rent with respect to the original Subleased Premises pursuant to Section 3 of the Sublease, Sublessee shall pay Base Rent with respect to the Additional Space in the amount of Thirty Five Thousand Four Hundred Seventy and No/100 Dollars ($35,470.00) per year (the “Additional Space Base Rent”), which amount shall be paid in monthly installments beginning on the Additional Space Rent Commencement Date and shall be prorated for any partial month. The Additional Space Base Rent shall increase on the first anniversary of the Additional Space Rent Commencement Date and on each anniversary of the Additional Space Rent Commencement Date thereafter by three percent (3%) of the Additional Space Base Rent applicable to the immediately preceding year. For purposes hereof, the “Additional Space Rent Commencement Date” shall mean the date on which Sublessor provides written notice to Sublessee stating that (i) the systems serving the Additional Space are operational, (ii) Sublessor has fulfilled its obligations pursuant to the first sentence of Section 5 of this Amendment, and (iii) a copy of a certificate of occupancy with respect to the Additional Space is attached thereto. Sublessee shall be responsible for all Additional Rent associated with the Additional space beginning on the Additional Space Rent Commencement Date. For purposes of Sections 3(e) and 3(f) of the Sublease, Sublessee’s Proportionate Share shall, beginning on the Additional Space Rent Commencement Date, equal 26.8%, which figure represents a fraction, the numerator of which is the number of square feet within the Subleased Premises (including the Additional Space) (approximately 33,427 square feet, as such may be adjusted following any exercise by the Sublease of its right of first refusal in the Sublease) and the denominator of which is the number of square feet within the Building (approximately 124,838 square feet).

          4.           Furniture. Sublessor hereby agrees that all furniture currently located in the Additional Space may be utilized by Sublessee at no additional charge. All such furniture is leased to Sublessee in its “as is” condition, and Sublessor shall not be responsible for any repairs or replacement of such furniture, except that Sublessor agrees that it will remove from the Additional Space any furniture which Sublessee does not intend to utilize and which Sublessee requests in writing that Sublessor remove.

          5.          “As Is.” Sublessor agrees that it will “touch up” the paint on the walls of the Additional Space to create a consistent finish throughout the Additional Space and have all carpeting in the Additional Space steam cleaned prior to the Additional Space Rent Commencement Date. Except as expressly provided herein, the Additional Space is subleased to Sublessee in its “as is” condition. Sublessee understands and agrees that Sublessor is not making and has not at any time made any warranties or representations of any kind or character, express or implied, with respect to the Additional Space or the furniture leased to Sublessee pursuant to Section 4 above, including but not limited to any warranties or representations as to habitability, merchantability, fitness for a particular purposes, title, zoning, tax consequences, latent or patent physical or environmental condition, utilities, operating history, environmental condition, valuation, governmental approvals, compliance with governmental laws or any other matter.

          6.          Consent. Sublessor and Sublessee hereby acknowledge that this Amendment is contingent upon the execution of that certain Landlord’s Consent to First Amendment to Sublease by and among Sublessor, Sublessee and Landlord (the “Landlord’s Consent to First Amendment to Sublease”), pursuant to which the Landlord will consent to Sublessor’s subletting the Additional Space to Sublessee. The Sublessee hereby agrees that it shall be responsible for payment of the $750 fee due to Landlord pursuant to the terms of such Landlord’s Consent to First Amendment to Sublease and Section 12 of the Primary Lease. If such Landlord’s Consent to First Amendment to Sublease is not executed by all parties thereto within thirty (30) days from the execution of this Amendment, then this Amendment shall be null and void, and both parties shall be released from all liabilities and obligations under this Amendment (but not the unamended Sublease), either in damages or otherwise, and neither party shall have any claim against the other arising out of or relating to this Amendment. Sublessor and Sublessee will cooperate, facilitate and take any and all reasonable actions to assist Landlord in rendering a timely approval of this Amendment.

          7.          Brokerage. Sublessor hereby represents that its sole broker in connection with this Amendment is Blue & Orbrecht Realty, Inc. Sublessee hereby represents that its sole broker in connection with this Amendment is CB Richard Ellis. Sublessor shall pay such brokers a brokerage commission pursuant to a separate agreement. Each party hereby indemnifies the other for any losses it may incur by reason of any violation of this provision of this Amendment or a breach of the representations contained herein.

          8.          Amendment. Except as specifically amended hereby, the Sublease shall remain in full force and effect and is ratified hereby.

[The remainder of this page has intentionally been left blank. Signature page follows.]

          IN WITNESS WHEREOF, Sublessor and Sublessee have entered into this Amendment as of the date and year first above written.

SUBLESSOR:

REHABCARE GROUP, INC., a Delaware corporation

By:

Name:	Donald A. Adam
Title: SVP & CDO

SUBLESSEE:

PRACTICE MANAGEMENT PARTNERS, INC., a Maryland corporation

By:

Name:	John J. Robison
Title: Vice President, Administration

SUITE 700
SUITE 702
EXIST. CABINETS & COUNTER
NOT INCLUDED
EXIST. CABINETS & COUNTER

LEASED PREMISES

EXHIBIT A

INITIALS

PRACTICE MANAGEMENT PARTNERS, INC.
EXECUTIVE PLAZA IV
11350 MCCORMICK ROAD
SUITE 700
HUNT VALLEY, MD

SCALE: NTS
DATE: 12/18/07
REVISED:

Hill Management

Hill Management Services, Inc.
9640 Deereco Road
Timonium, Maryland 21093
(410) 666-1000
www.hillmgt.com

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LANDLORD’S CONSENT TO SUBLEASE

          This Landlord’s Consent To Sublease (this “Sublet Consent”) is made as of this 19th day of April, 2007 by and between HILL MANAGEMENT SERVICES, INC., a Maryland corporation, agent for the owner (the “Landlord”), REHABCARE GROUP, INC., a Delaware corporation (“Tenant”)1 and PRACTICE MANAGEMENT PARTNERS, INC., a Maryland corporation (“Subtenant”).

          Landlord and SYMPHONY HEALTH SERVICES, LLC entered into an Office Lease dated October 26, 2003, a Storage Space Lease dated December 31, 2003 and a First Amendment To Lease dated February 25, 2004 collectively known as (the “Lease”), for office suites known as Suite LL4, Suite 500, Suite 600 and Suite 700 along with Storage Space #4 and Storage Space #5 all of which consists of approximately 42,902 square feet (the “Leased Premises”) which has an address of 11350 McCormick Road, Executive Plaza IV, Baltimore, Maryland 21031 (the “Property”)

          Whereas SYMPHONY HEALTH SERVICES, LLC transferred all of its rights, title and interest in the Lease to Tenant through a Purchase and Sale Agreement dated May 3, 2006 as approved by Landlord per the Landlord Consent To Assignment dated June 26, 2006.

          Landlord hereby grants its consent, subject to and specifically conditioned upon the following terms and conditions, to the sublet of a portion of the Leased Premises described as Suite LL4, Suite 500, Suite 600, Storage Space #4 and Storage Space #5 collectively (the “Sublet Premises”) as more particularly described in that certain Sublease dated April 11, 2007 made by and between Tenant as sublandlord, and Subtenant; a copy of which Sublease is attached hereto as Exhibit A.

          Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Lease or the Sublease, as the case may be. The titles or headings to the various paragraphs of this Sublet Consent are for convenience of reference only, do not define or limit the contents thereof, and should be ignored in any construction thereof.

          As conditions to Landlord’s consent to the sublet of the Sublet Premises, it is understood and agreed as follows:

1. NO RELEASE. This Sublet Consent shall in no way release the Tenant, or any other person or entity claiming by, through, or under Tenant including, without limitation, Subtenant, from any of its covenants, agreements, liabilities, and duties under the Lease (including, without limitation, all duties to cause and keep Landlord and others named or referred to in the Lease fully insured and indemnified with respect to any acts or omissions of Subtenant or its agents, employees, or invitees, or other matters arising by reason of the Sublease or Subtenant’s use or occupancy of the Sublet Premises), as the same may be amended from time to time, without respect to any provision to the contrary in the Sublease. In no event shall anything contained in this Sublet Consent be deemed a waiver of any of Landlord’s rights under the Lease.

2. NO APPROVAL OF SUBLEASE. This Sublet Consent does not constitute approval by Landlord of any of the provisions of the Sublease, or agreement thereto or therewith, but only approval of the sublet of the Sublet Premises to Subtenant.

3. NO AMENDMENT OF SUBLEASE. Tenant and Subtenant shall not amend in any respect the Sublease without the prior written approval of Landlord. In no event shall any such amendment, whether or not Landlord shall approve the same, affect or modify or be deemed to affect or modify the Lease in any respect.

4. LIMITED CONSENT. This Sublet Consent shall be deemed limited solely to the Sublease, and Landlord reserves the right to consent or to withhold consent with respect to any other matters under the Lease including, without limitation, any proposed alterations to the Premises or the Sublet Premises, and to any further or additional sublets, assignments, or other transfers of the Lease or any interest therein or thereto, including,

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without limitation, a sub-sublet or any assignment of this Sublease.

5. TENANT’S LIABILITY; LANDLORD’S REMESIES. Tenant shall be liable to Landlord for any default under the Lease, whether such default is caused by Tenant or Subtenant or anyone claiming by, through, or under either Tenant or Subtenant. The foregoing shall not be deemed to restrict or diminish any right which Landlord may have against Subtenant pursuant to the Lease, or in law or equity for violation of the Lease or otherwise, including, without limitation, the right to enjoin or otherwise restrain any violation of the Lease by Subtenant. Landlord may at any time enforce the Lease against Tenant, Subtenant, or both.

6. SUBORDINATION TO LEASE. The sublease is, in all respects, subordinate and subject to the Lease, as the same may be amended. Furthermore, in the case of any conflict between the provisions of this Sublet Consent or the Lease and the provisions of the Sublease, the provisions of this Sublet Consent or the Lease, as the case may be, shall prevail unaffected by the Sublease.

7. FEE. Notwithstanding anything to the contrary herein, Tenant acknowledges and agrees that simultaneously with Tenant’s execution of this Sublet Consent, Tenant shall pay Landlord an amount equal to Seven Hundred Fifty and 00/100 Dollars ($750.00) as detailed in Section 12 of the Lease.

8. TERMINATION OF LEASE. If at any time prior to the expiration or termination of the Sublease, the Lease shall expire or terminate for any reason (or Tenant’s right to possession shall terminate without termination of the Lease), the Sublease shall simultaneously expire or terminate. However, Subtenant agrees, at the election and upon the written demand of Landlord, and not otherwise, to attorn to Landlord for the remainder of the term of the Sublease, such attornment to be upon all of the terms and conditions of the Lease, with such reasonable modifications as Landlord may require, except that the Minimum Rent set forth in the Sublease shall be substituted for the Minimum Rent set forth in the Lease and the computation of Additional Rent as provided in the Lease shall be modified as set forth in the Sublease.

The foregoing provisions of this Paragraph shall apply notwithstanding that, as a matter of law, the Sublease may otherwise terminate upon the termination of the Lease and shall be self-operative upon such written demand of the Landlord, and no further instrument shall be required to give effect to said provisions; provided, however, Subtenant agrees to execute an attornment agreement, in form and substance acceptable to Landlord, pursuant to which Subtenant confirms that all obligations owed to Tenant under the Sublease shall become obligations owed to Landlord for the balance of the term of the Sublease.

Notwithstanding anything herein to the contrary, in the event of the termination of the Lease prior to the end of the term of the Lease and provided that the term of the Sublease shall not then have expired and Subtenant is not then in material default (as hereinafter defined) under the Sublease beyond applicable notice and the expiration of cure periods, Subtenant’s peaceful and quiet enjoyment and possession of the Subleased Premises shall not be disturbed, and the Sublease shall continue in full force and effect as a direct lease with Landlord upon all the same terms and conditions thereof except as otherwise provided herein, and in such event Subtenant agrees to attorn to and recognize Landlord as the lessor under the Sublease and to pay all rents and additional rents payable thereunder to the Landlord; and the rights and obligations of Subtenant and the Landlord, as to each other, shall be identical to those between the Tenant and Subtenant, respectively, under the Sublease, except as otherwise provided herein (except that Landlord and Tenant hereby acknowledge that the actual agreed upon square footage of Suite 500 is 11,417 square feet, rather than 11,362 as stated in the Sublease and Lease). As used herein, the term “material default” means any default which would permit the termination of the Sublease. Subtenant agrees with Landlord that if Landlord shall succeed to the interest of the Tenant under the Sublease, Landlord shall not be: (a) liable for any action or omission of Tenant other than liability for damages accruing after the date that Landlord succeeds to the interest of Tenant under the Sublease that relate to defaults under the Sublease existing after the date Landlord succeeds to the interest of Tenant under the Sublease; (b) subject to any off-sets or defenses that Subtenant may have against Tenant; (c) bound by any rent or additional rent that Subtenant may have paid for more than the then current month to Tenant; (d) bound by any security deposit that Subtenant may have paid unless those sums have actually been received by Landlord; (e) bound by any amendment or modification of the Sublease made without Landlord’s written consent; or (g) personally liable

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under the Sublease, with Subtenant expressly agreeing that any liability of Landlord under the Sublease shall be limited to Landlord’s ownership interest in the Property as defined in the Lease; if Subtenant obtains any money judgment against Landlord with respect to the Sublease or the relationship between Landlord and Subtenant, then Subtenant shall look solely to Landlord’s interest in the Property (including the rents, issues, profits, proceeds and other income from the Property received by Landlord from the operation thereof or from the sale, refinancing or other disposition of all or any part of the Landlord’s right, title or interest therein) to collect the judgment and Subtenant shall not collect or attempt to collect any such judgment out of any other assets of Landlord.

9. SERVICES. Tenant and Subtenant hereby agree that Landlord may furnish to the Sublet Premises services requested by Subtenant other than or in addition to those to be provided under the Lease, and bill the Subtenant directly for such services for the convenience of and without notice to Tenant. Subtenant hereby agrees to pay to Landlord all amounts that may become due for such services on the due dates therefore. If Subtenant shall fail to make such payment, Tenant agrees to pay such amounts to Landlord upon demand as Additional Rent under the Lease, and the failure to pay the same upon demand shall be a default under the Lease.

10. NO PRIVITY. Notwithstanding anything to the contrary in this Sublet Consent, in no event shall Landlord be deemed to be in privity of contract with Subtenant or owe any obligation or duty to Subtenant under the Lease or otherwise, any duties of Landlord under the Lease or required by law being in favor of, for the benefit of, and enforceable solely by Tenant.

11. NOTICES. Subtenant agrees to promptly deliver a copy to Landlord of all notices of default and all other notices sent to Tenant under the Sublease, and Tenant agrees to promptly deliver a copy to Landlord of all such notices sent to Subtenant under the Sublease. All copies of any such notices shall be delivered personally or sent either by recognized notational overnight courier service or by United States registered or certified mail, postage prepaid, return receipt requested, to Hill Management Services, Inc., 9640 Deereco Road, Timonium, Maryland 21093, with a copy to NQGR&G, Attn: Real Estate Dept, 27th Floor, One South Street, Baltimore, Maryland 21202-3201, or to such other place or persons as Landlord or its agent may from time to time designate.

12. REAL ESTATE BROKERS. Tenant and Subtenant jointly and severally agree to indemnify and hold Landlord harmless from all loss, costs (including, without limitation, reasonable attorney’s fees), damages, and expenses arising from any claims or demands of any broker or finder for any commission or fee due or alleged to be due in connection with the Sublease or this Sublet Consent.

13. CONSENT CONDITIONED; PARTIES BOUND. Tenant and Subtenant understand that Landlord has agreed to consent to the sublet of the Sublet Premises to Subtenant, and to execute this Sublet Consent, conditioned upon Tenant’s and Subtenant’s express acknowledgment of and agreement to be bound by all of the terms and conditions hereof. By executing this Sublet Consent, Tenant and Subtenant hereby acknowledge and agree to be bound by all of the terms and conditions of this Sublet Consent.

14. TERMINATION OF TENANT’S RENEWAL RIGHTS. Landlord and Tenant agree that all of Tenant’s renewal and/or extension rights under the Lease with respect to the Sublet Premises only are hereby terminated.

15. APPROVAL BY TENANT OF ALTERATIONS AND SIGNAGE. Pursuant to an Office Lease executed or to be executed between Landlord and Subtenant with respect to the Sublet Premises, Landlord is to make certain alterations to the Sublet Premises and to provide new signage thereto reflecting Subtenant as the occupant of the Sublet Premises. Tenant hereby agrees that such alterations and new signage are approved by Tenant.

16. NON-DISTURBANCE AGREEMENT FROM LANDLORD’S MORTGAGE HOLDER. Landlord agrees to use its best efforts to obtain a non-disturbance agreement in favor of Subtenant from all existing and future Mortgagees during the term of the Sublease in a form satisfactory to each such Mortgagee. All fees associated with attaining the non-disturbance agreement shall be borne by Tenant.

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17. NO DEFAULTS. Landlord represents to Subtenant that as of the date of this Landlord’s Consent to Sublease, neither Subtenant nor Landlord are in default under the Lease.

18. MODIFICATIONS TO LEASE. Landlord and Tenant agree that with respect to Subtenant and the Sublet Premises, the Lease shall be modified as follows: (a) in Section 5B, subclause (g) shall be deemed deleted; (b) in Section 6, areas deemed as parking for visitors to the Building shall be specifically designated as “visitor parking”; (c) in Section 9, with respect to Suite LL4, Subtenant shall have the right to analyze and inspect the submeter and H.V.A.C. systems in order to determine that said submeter and H.V.A.C. systems are operating properly and in a manner sufficient to Subtenant; in addition, Subtenant shall have the right, at Subtenant’s expense, to modify and/or replace the existing H.V.A.C. systems serving Suite LL4; Landlord represents that the submeter measuring electric usage for Suite LL4 does not measure electric usage for any portion of the Property other than Suite LL4; and all charges by Landlord to Tenant and Subtenant as measured by any submeters shall be at the actual cost incurred by Landlord from the utility provider, without any mark-up or additional fees payable to Landlord; and (d) in Section 10, Landlord’s access to the Sublet Premises shall be after prior notice is provided to Subtenant (except in the case of an emergency).

19. ASSIGNMENT OR SUBLET ADDITIONAL PROCEEDS. In the event that Subtenant assigns or subleases the Sublet Premises, subject to any and all requirements for consent by Landlord and Tenant pursuant to the Lease and Sublease, Landlord, Tenant and Subtenant agree that (a) any proceeds in excess of the rent to be paid by Subtenant to Tenant pursuant to the Sublease shall be paid by Subtenant to Tenant pursuant to the Lease and (b) in the event that Tenant receives proceeds therefrom (including the rent to be paid to Tenant pursuant to the Sublease) in excess of the rents payable by Tenant to Landlord pursuant to the Lease for such Sublet Premises, Tenant shall pay over to Landlord fifty percent (50%) of such excess rents as and when collected.

[Remainder of page intentionally left blank]

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          IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Landlord’s Consent to Sublease as of April 19th, 2007.

WITNESS/ATTEST:	LANDLORD:

HILL MANAGEMENT SERVICES, INC.
agent for the owner

	By:	(SEAL)

Anthony E. Giulio, President

Date: 4/19/07

WITNESS/ATTEST	TENANT:

REHABCARE GROUP, INC.

	By:	(SEAL)

Name: DAVID GRACE

Title: SR. V.P.

WITNESS/ATTEST	SUBTENANT:

PRACTICE MANAGEMENT PARTNERS, INC.

	By:	(SEAL)

Name: Perry Snyder

Title: CEO

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Exhibit A

SUBLEASE AGREEMENT

          This SUBLEASE AGREEMENT (this “Sublease”) is entered into as of April 11, 2007 (the “Effective Date”), between RehabCare Group. Inc., a Delaware corporation (“Sublessor”) and Practice Management Partners, Inc., a Maryland corporation (“Sublessee”), with reference to the following:

          WHEREAS, pursuant to that certain Office Lease agreement (the “Primary Lease”) dated 23rd October, 2003 by and between Hill Management Services, Inc., a Maryland corporation and agent for the owner (the “Landlord”), as landlord, and Symphony Health Services, LLC (“Symphony”), as tenant, (as amended on 25th February, 2004 and as transferred by Symphony to Sublessor through a Purchase and Sale Agreement dated 3rd May 2006, as approved by the Landlord per the Landlord Consent to Assignment dated 26th June 2006), Landlord leased to Sublessor certain premises (the “Premises”) containing approximately 42,448 square feet, being Suite LL4 (approximately 1,762 square feet), Suite 500 (approximately 11,362 square feet), Suite 600 (approximately 16,756 square feet) and Suite 700 (approximately 12,568 square feet) in that certain building known generally as “Executive Plaza IV” located at 11350 McCormick Road, Hunt Valley, Maryland 21031 (the “Building”). A copy of the Primary Lease is attached hereto as Exhibit “A” and incorporated herein by reference for all purposes.

          WHEREAS, Sublessor desires to sublease a portion of the Premises to Sublessee, and Sublessee wishes to sublease a portion of the Premises from Sublessor.

          NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Sublessor and Sublessee agree as follows:

1.       Sublease. Sublessor subleases to Sublessee, and Sublessee subleases from Sublessor, upon the terms and conditions set forth herein, a portion of the Premises consisting of 29,880 square feet, being Suite LL4 (approximately 1,762 square feet), Suite 500 (approximately 11,362 square feet) and Suite 600 (approximately 16,756 square feet) in the Building, as shown on the drawing attached hereto as Exhibit “B” and incorporated herein by reference for all purposes (the “Subleased Premises”). In furtherance thereof but without interfering with Sublessor’s ongoing operations as described in Section 6(b) below, Sublessee shall have the right to use existing telecom conduits or to construct new conduits, install cables, equipment and other related telecommunications facilities for Sublessee’s network in the Premises, and Sublessee may use all of Sublessor’s existing cables and connections.

2.       Term.

          (a)          Subject to subsection (e) below, the term of the Sublease shall be for a period commencing on May 1, 2007 (the “Commencement Date”), and ending at 11:59 p.m. on May 31, 2010 (the “Expiration Date”); provided, however, that this Sublease shall terminate earlier upon termination, for any cause whatsoever, of the Primary Lease.

          (b)          Notwithstanding the foregoing and solely as an accommodation to Sublessee, Sublessor shall provide Sublessee with early access the Subleased Premises in accordance with the following schedule: (i) Suite 500, as of the date of execution of this Sublease, (ii) Suite 600, within fifteen (15) days of the date of execution of this Sublease and (iii) Suite LL4, fifteen (15) days prior to the Commencement Date. Sublessee’s access to Suite 500 and Suite 600 of the Subleased Premises shall be limited to the purpose of making improvements and alterations to the Subleased Premises; provided that prior to commencement of any such work, Sublessor shall receive Landlord’s written confirmation that such work is being undertaken under its direction and with its permission. Sublessee’s early access to Suite LL4 shall be solely for the purposes of installing cabling, computer equipment and telephone. With respect to its early access to the Subleased Premises, Sublessee shall take reasonable steps to minimize interference with Sublessor’s activities in Suite 600 of the Subleased Premises (e.g., hanging of appropriate dust barriers and coordinating loud activities to minimize disruptions). For the avoidance of doubt, Sublessee shall be required to carry and maintain insurance pursuant to the terms of Section 16D of the Primary Lease to cover activities undertaken on its behalf in the Subleased Premise prior to the Commencement Date.

           (c)          The parties hereto agree that there shall be no renewal option in connection with this Sublease.

           (d)          In the event that the Sublessee continues to hold possession of the Sublease Premises after the expiration or sooner termination of this Sublease for any reason, Sublessee shall pay to Sublessor all amounts payable for a holdover by Tenant (and actually invoiced or claimed by the Landlord) under the terms of Section 18 of the Primary Lease (it being understood that such payment shall be determined with respect to the entirety of the Premises).

           (e)          The Sublessor and Sublessee hereby agree that the Sublessor shall retain possession of a portion of Suite 600 beyond the Commencement Date until May 10, 2007. The amount determined in accordance with the following formula shall be subtracted from the first monthly payment of Base Rent due from the Sublessee to take into account such accommodation:

                           ($15.50/365) × 9 (days) × square footage occupied by Sublessor.

3.        Rent.

           (a)          Subject to the provisions of this Section 3, Sublessee agrees to pay Sublessor for the use of the Subleased Premises without offset or deduction the annual base rent of Four Hundred Sixty-three Thousand One Hundred Forty and 00/100 Dollars ($463,140.00) (“Base Rent”). Said Base Rent shall be paid in equal monthly installments in advance on or before the first day of each calendar month without notice or demand, together with all additional sums, charges or other amounts of whatever nature to be paid by Sublessee to Sublessor in accordance with the provisions of this Sublease, whether or not such sums, charges or amounts are referred to as additional rent (collectively referred to as “Additional Rent”). Base Rent for any partial month shall be prorated. Sublessee shall pay the Base Rent and Additional Rent by wire transfer (per the instructions attached as Exhibit “C”), or in the event that wire transfer is unavailable, good check or in lawful currency of the United States of America, to Sublessor at Sublessor’s address, as set forth in Section 21 hereof, or to such other address as Sublessor from time to time may specify by advance written notice to Sublessee. No installment of Base Rent or Additional Rent shall be deemed paid until received by Sublessor. Any payment made by Sublessee to Sublessor on account of Base Rent or Additional Rant may be credited by Sublessor to the payment of any late charges then due and payable and to any Base Rent or Additional Rent then past due before being credited to Base Rent and Additional Rent currently due.

           (b)          In the event that any payments or installments of Base Rent, Additional Rent or any other sums due under this Sublease are not received by Sublessor on or before the seventh (7th) day after the due date thereof, Sublessor shall give written notice thereof to Sublessee and Sublessee shall pay to Sublessor an additional ten percent (10%) of such sums due as Additional Rent. Such additional sum is payable, without demand from Sublessor, on or before the first day of the next calendar month, and failure to do so shall be considered non-payment of rent. In addition, any payment or installment of Base Rent, Additional Rent or any other sums due under this Sublease not paid when due shall bear interest from the due date until paid in full at a rate of ten percent (10%) per annum.

           (c)          The parties hereto agree that there shall be an abatement of all rent, including, without limitation, Base Rent and Additional Rent set forth in subsection 3(e) below, for the period commencing on the Commencement Date through October 31, 2007.

           (d)          The Base Rent shall increase on the first year anniversary of the Commencement Date, and on each year anniversary of the Commencement Date thereafter, by three percent (3%) of the Base Rent applicable to the immediately preceding year.

           (e)          Without limiting in any way limiting Sublessee’s other obligations under this Sublease, Sublessee agrees to pay to Sublessor, as Additional Rent, an amount equal to 23.9% (as determined pursuant to subsection (f) below, “Sublessee’s Proportionate Share”) of:

(i)

increases in Operating Costs (as such term is defined in the Primary Lease) for any future calendar year after 2007 (provided, for purposes of this Sublease, the base year Operating Costs for 2007 shall be as established by the Landlord under the Primary Lease); provided, however, to the extent that total Operating Costs for 2007 are less than the Operating Costs for the first calendar year of the Primary Lease, the Operating Costs for the first calendar year of the Primary Lease shall be utilized as the base year Operating Costs for purposes of this Sublease and

(ii)

increases in taxes (as may be due in accordance with Section 4 of the Primary Lease) for any future fiscal year after fiscal year 2006/2007 (provided, for purposes of this Sublease, the fiscal year and the amount of base year taxes for fiscal year 2006/2007 shall be as established by the Landlord under the Primary Lease).

Additional Rent with respect to the amounts set forth in this subsection (e) shall be paid in accordance with the timing of such similar payments as are made by the Sublessor to the Landlord under the Primary Lease. As of the date of this Sublease, it is the Landlord’s practice to require annual payment of such amounts.

           (f)          For purposes of this Sublease, Sublessee’s Proportionate Share shall mean and refer to a fraction, the numerator of which is the number of square feet within the Subleased Premises (approximately 29,880 square feet, as such may be adjusted following any exercise by the Sublessee of its right of first refusal hereinbelow) and the denominator of which is the number of square feet within the Building (approximately 124,838 square feet).

4.        Primary Lease.

           (a)          The terms and conditions of the Primary Lease, to the extent set forth below (and except as may be inconsistent with other provisions of this Sublease) are incorporated by reference for all purposes and Sublessee, by Sublessee’s execution hereof, acknowledges that Sublessor has furnished Sublessee with a copy of the Primary Lease and that Sublessee has examined the Primary Lease and is familiar with the terms thereof. The incorporated provisions of the Primary Lease are Sections 3, 4B, 5, 6, 7, 8, 9, 10, 11, 14, 15, 16, 17, 18, 19, 20, 21, 23, 24 and 26 (except subsections H and S), and subject to the following sentence, with references in said sections to “Landlord” deemed to be “Sublessor”, references to “Tenant” deemed to be “Sublessee” and references to the “Leased Premises” deemed to be “Subleased Premises”. Notwithstanding the foregoing, insofar as Landlord is or may be obligated to furnish any services to the Premises, to repair or rebuild the same, to perform any other act whatsoever with respect to the Premises or to perform any obligation or satisfy any condition under the Primary Lease, Sublessee expressly acknowledges that Sublessor does not undertake the performance or observance of such obligations, but is only obligated to use reasonable efforts to obtain Landlord’s performance for Sublessee’s benefit. Except as otherwise expressly provided in this Sublease, Sublessee agrees to comply in all respects with the terms and conditions of the Primary Lease insofar as the same are applicable to the Subleased Premises.

           (b)         This Sublease is subject and subordinate to all of the terms, covenants and conditions of the Primary Lease and to all of the rights of Landlord under the Primary Lease. In case of any conflict between the terms of this Sublease and the provisions of the Primary Lease or the Landlord’s Consent to Sublease (as defined below), the provisions of the Primary Lease or the Landlord’s Consent to Sublease, as the case may be, shall prevail.

           (c)          In any instance in where the Tenant under the Primary Lease is entitled to notice prior to having to perform an obligation under the Primary Lease, Sublessor shall use reasonable efforts to send, or cause to be sent, a similar notice to Sublessee.

           (d)          Sublessor represents to Sublessee that as of the date of this Sublease and as of the Commencement Date, to Sublessor’s knowledge, neither Sublessor nor the Landlord shall be in default under the Primary Lease.

5.        Limitation of Liability and Indemnity. All indemnification, hold harmless and release provisions contained in the Primary Lease running to the benefit of Landlord are incorporated herein by reference for the benefit of Sublessor as if Sublessor was the “Landlord” and Sublessee was the “Tenant” under the Primary Lease; provided, for the avoidance of doubt, such provisions shall apply to, inter alia, any activities undertaken on Sublessee’s behalf in the Subleased Premises prior to the Commencement Date. Except as otherwise expressly provided in this Sublease, all indemnification, hold harmless and release provisions contained in the Primary Lease running to the benefit of the Sublessor are incorporated herein by reference for the benefit of Sublessee as if Sublessee was the “Tenant” under the Primary Lease and Sublessor was the “Landlord” under the Primary Lease. This paragraph is for the benefit of the Sublessee, Sublessor and Landlord only, and no right of action shall accrue hereunder to any third party by way of subrogation or otherwise.

6.        Furniture and Equipment.

           (a)          Subject to subsections (b) and (c) below, Sublessor hereby agrees to sell to Sublessee such furniture, telephone equipment and other equipment and personal property (the “Personal Property”) located in Suite 500 and Suite 600 as of the date of this Sublease, as more particularly described on Exhibit “C”, and as to be scheduled to the Bill of Sale, entered into or to be entered into, between Sublessor and Sublessee, for a payment of Fifty Thousand and 00/100 Dollars ($50,000). All such Personal Property is being sold without warranty in “as-is” condition, and Sublessor shall not be responsible for any repairs or replacement of any such Personal Property. Payment for the Personal Property shall be made 50% on the date of execution of this Sublease and 50% on the Commencement Date.

           (b)          Sublessee hereby agrees that Sublessor’s computer equipment located in Suite LL4 shall remain the Sublessor’s property and may continue to be stored in and operated from Suite LL4 until July 15, 2007, and provided further up to 1 HP Unix server box and 4 Windows server boxes may continue to be stored in and operated from Suite LL4 until October 31, 2007. For the benefit of storing and operating its computer equipment in Suite LL4 subsequent to the Commencement Date, Sublessor shall pay to Sublessee an amount of per month equal to the Utility Charge (as calculated pursuant to the formula below) from the Commencement Date until the earlier of (A) October 31, 2007 and (B) the date on which Sublessor removes its remaining equipment from Suite LL4, pro-rated for partial months.

The Utility Charge =	A * B

C

where:	A = the monthly sub-metered utility charge for Suite LL4 invoiced by the Landlord;

B = the number of servers that Sublessor has operating in Suite LL4 (provided, that for purposes of calculating the Utility Charge, 1 Unix Production server box shall be counted as the equivalent of 5 Windows server boxes); and

C = the total number of servers operating in Suite LL4.

In addition, Sublessor shall be entitled to utilize 60 telephone lines located in the Subleased Premises, at Sublessor’s cost, until July 15, 2007. Sublessee hereby agrees to provide Sublessor with reasonable access to such computer equipment at all times prior to its removal by the Sublessor. In accordance with the foregoing provisions, Sublessee and Sublessor shall coordinate the installation and de-installation of all cables and connections so as to facilitate each of their computer and telephone needs. Upon Sublessor’s vacancy of Suite LL4. Sublessor shall be responsible for any repairs necessary to leave Suite LL4 in good working condition (other than with respect to such damage directly attributable to Sublessee’s usage of Suite LL4).

Notwithstanding the foregoing, Sublessor and Sublessee agree to engage a consultant (at equal shared cost) to review each of their respective power, cooling and cabling needs in Suite LL4. To the extent that such consultant concludes that their combined needs are not able to be prudently accommodated by Suite LL4 and the Suite LL4 Equipment (as such term is defined below), Sublessor shall reduce the usage of or remove its equipment from Suite LL4 in order to reach a safe usage level as determined by such consultant.

           (c)          Sublessor owns an environmental unit, generator and 50 KVA UPS/Battery (the “Suite LL4 Equipment”) that powers and cools Suite LL4. The ownership of the Suite LL4 Equipment shall transfer from Sublessor to Sublessee on the Commencement Date; in furtherance thereof, the Suite LL4 Equipment shall be included in the Bill of Sale to be entered into pursuant to subsection 6(a). From the Commencement Date until July 15, 2007, Sublessee shall permit the Sublessor to share the use of such unit pursuant to its continued use of Suite LL4 pursuant to subsection (b) above. From the date of transfer (i.e., the Commencement Date) Sublessee shall be responsible for all maintenance contracts, operating costs (subject to the Utility Charge specified above) and any necessary repairs or replacements of the Suite LL4 Equipment. The Suite LL4 Equipment shall be transferred without warranty in “as-is” condition as of the Commencement Date.

7.        Alterations. Sublessee may not make any non-structural alterations, decorations, installations, additions or improvements to the Subleased Premises, including, but not limited to, the installation of any fixtures, amenities, equipment, appliances, or other apparatus (collectively, “Improvements”) without the express prior written consent of Landlord and Sublessor, which consent shall not be unreasonably withheld. Any and all structural alterations shall be subject to Landlord’s sole discretion. Any Improvements to which Landlord and Sublessor consent must be constructed and installed in accordance with (i) all requirements contained in the Primary Lease and (ii) any requirements imposed by Sublessor to protect Sublessor’s interest in the Primary Lease and/or in the Subleased Premises. Further, upon termination of this Sublease, any Improvements to the Subleased Premises shall remain in the Subleased Premises, and Sublessee shall not have the right to remove such Improvements nor to any monetary or other claim which Sublessee may have based on any such Improvements. Solely to the extent required by Landlord under the terms of the Primary Lease, Sublessor shall have the right to require Sublessee to remove, at the expiration of the terms of this Sublease and at Sublessee’s cost and expense, any and all improvements made by Sublessee, and Sublessee shall be required to repair any damage to the Subleased Premises due to such removal.

8.        Damage and Destruction.

           (a)          If the Subleased Premises, or any portion thereof, are damaged or destroyed by any cause whatsoever, such that the Primary Lease is terminated, this Sublease shall terminate immediately upon termination of the Primary Lease. Rent and any other payments for which Sublessee is liable shall be apportioned and paid to the date of such termination, and Sublessee shall immediately deliver possession of the Subleased Premises to Sublessor.

             (b)          If all or any portion of the Subleased Premises is damaged or destroyed by any cause whatsoever, and such damage or destruction is not significant enough to cause a termination of the Primary Lease, Sublessor agrees, subject to Section 14A of the Primary Lease, to use good faith efforts to cause Landlord to repair such damage provided, however, that should any damage and/or destruction be the result of any act and/or omission of the Sublessee, the Sublessee agrees that if the Landlord does not agree to repair such damage, the Sublessee shall be liable for any expenses arising out of, and/or in connection with, Sublessor’s reparations related to any such damage and/or destruction. Notwithstanding any such damage, Sublessee shall continue to be obligated to pay all rent under this Sublease during the period of restoration (subject only to any rent abatement under the Primary Lease, as may be afforded to Sublessor pursuant to Section 14A of the Primary Lease).

9.         Condemnation. Upon any taking by condemnation or other eminent domain proceeding of all or a portion of the Premises which results in the termination of the Primary Lease, this Sublease shall terminate concurrently with the Primary Lease. As between Sublessor and Sublessee, any awards or damages payable as a result of such taking by condemnation or other eminent domain proceeding shall be the sole property of Sublessor, and Sublessee shall have no claim to any part thereof.

10.       Insurance. For the avoidance of doubt, and in furtherance of the provisions of Section 4 above, Sublessee shall be required to (i) comply with the provisions of Section 16C of the Primary Lease (including, without limitation, naming Sublessor as additional insured on all public liability and special form insurance policies) and (ii) carry and maintain equivalent insurance coverages to those required of Tenant under Sections 16 D and E of the Primary Lease, in each case, as if Sublessor was the “Landlord” under the Primary Lease and Sublessee was the “Tenant” under the Primary Lease.

11.       Certificates. Sublessee agrees to furnish to Sublessor or to Landlord certificates certifying as to any information reasonably requested by either Sublessor or Landlord.

12.       Certificates, Licenses and/or Permits. Sublessee shall, at Sublessee’s sole expense, obtain all necessary documents, including, but not limited to, certificates, licenses or permits to do business in the Subleased Premises, which may be required by any governmental authorities.

13.       Cumulative Rights and Remedies. No right or remedy contained herein, in the Primary Lease or provided by law is intended to be exclusive of any other right or remedy, but shall be cumulative and in addition to every other right or remedy.

14.       Right of First Refusal. During the Term, Sublessee shall have the right of first refusal to lease any space that Sublessor then currently leases from Landlord on the seventh (7th) floor of the Building (the “Additional Space”). In the event Sublessor desires to sublease the Additional Space to a third party, Sublessor shall provide written notice to Sublessee of the terms and conditions under which Sublessor is offering to sublease the Additional Space to such third party. Sublessee shall have ten (10) business days to exercise its right of first refusal at the higher of the then current Base Rent rate paid by

Sublessee and the agreed upon base rent rate accepted by the third party. Any tenant improvement allowance and/or concessions shall be prorated over the remaining term of the Sublease.

15.         Assignment and Subletting. Subject in all events to all restrictions and consent rights of the Landlord under the Primary Lease (including Sublessee’s payment of the applicable fee to Landlord for consideration of any proposed transfer):

              (a)          Sublessee shall have the right to sublease and assign all or any portion of the Subleased Premises, subject to Sublessor’s consent, which consent shall not be unreasonably withheld or delayed. Any rent amount collected above the rent agreed to be paid under this Sublease shall be paid to the Sublessor.

              (b)          So long as Sublessee is not in violation of this Sublease, Sublessee may assign or sublet the Subleased Premises, or any portion thereof, without Sublessor’s consent, to any corporation which controls, is controlled by or is under common control with Sublessee, or to any corporation resulting from the merger or consolidation with Sublessee, or to any person or entity which acquires all the assets of Sublessee as a going concern of the business that is being conducted on the Subleased Premises; provided that said assignee assumes, in full, the obligations of Sublessee under this Sublease.

16.         Parking. Subject to the terms and conditions of the Primary Lease and all rules and regulations promulgated by Landlord and/or Sublessor, Sublessee shall have the right to use and occupy up to eight (8) indoor lower level parking spaces at the Building, at no additional charge to Sublessee.

17.         Storage Space. Sublessee shall have the right, at no additional cost to Sublessee, to sublet the storage spaces SS#4 (214 square feet) and SS#5 (208 square feet) in the Building being rented by the Sublessor pursuant to the terms of that certain Storage Space Lease dated December 31, 2003 (attached hereto as Exhibit “D”). Other than the rental fees due under such Storage Space Lease which Sublessee shall not be required to pay, Sublessee’s use of such spaces shall be subject to the terms and conditions set forth in the Storage Space Lease.

18.         Liability. Sublessee and Sublessor expressly agree that Sublessor shall not be responsible to Sublessee for any acts and/or omissions of Landlord under any circumstances which may affect Sublessee directly and/or indirectly.

19.        Security Deposit. Simultaneously with the execution of this Sublease, Sublessee shall deposit with Sublessor the sum of Thirty-eight Thousand Five Hundred Ninety-five and 00/100 Dollars ($38,595.00) (the “Security Deposit”) to secure the faithful performance by Sublessee of all of the terms, covenants and conditions of this Sublease. The Security Deposit shall be refunded to Sublessee on the expiration of the Sublease term, less any part thereof validly applied by Sublessor for any rent or other obligation or liability of Sublessee hereunder. Sublessee agrees that if Sublessee shall fail to pay the Base Rent or Additional Rent or any other amount or charge due hereunder promptly when due, said Security Deposit may, at the option of the Sublessor, be applied on any such sums due and unpaid, and if Sublessee violates any of the other terms, covenants and conditions of this Sublease, said Security Deposit may be applied to any damages suffered by Sublessor as a result of Sublessee’s default to the extent of the amount of damages suffered. Should any of the Security Deposit have to be used to pay sums due for any reason, and if this Sublease is kept in full force and effect at the option of Sublessor, Sublessee shall reimburse Sublessor the amount of such depletion, within ten (10) days after notice to Sublessee by Sublessor of such depletion.

20.        Consent. Sublessor and Sublessee hereby acknowledge that this Sublease is contingent upon the execution of that certain Landlord’s Consent to Sublease among Sublessor, Sublessee and Landlord (the “Landlord’s Consent to Sublease”), pursuant to which the Landlord will consent to Sublessor’s subletting the Sublease Premises to Sublessee. The Sublessee hereby agrees that it shall be responsible for payment of the $750 fee due to Landlord pursuant to the terms of such Landlord’s Consent to Sublease and Section 12 of the Primary Lease. If such Landlord’s Consent to Sublease is not executed by all parties thereto within thirty (30) days from the execution of this Sublease, then this Sublease shall be null and void and both parties shall be released from all liabilities and obligations hereunder, either in damages or otherwise, and neither party shall have any claim against the other arising out of or relating to this Sublease. Sublessor and Sublessee will cooperate, facilitate, and take any and all reasonable actions to assist Landlord in rendering a timely approval of this Sublease.

21.         Notices. All notices, demands, requests, approvals and consents (collectively referred to as “Notices”) required or permitted under this Sublease shall be in writing and shall be either (i) personally delivered with signed receipt, (ii) sent by first class certified mail – return receipt request, postage prepaid, or (iii) sent by nationally-recognized, overnight courier to the address set forth below. All Notices personally delivered shall conclusively be deemed delivered at the time of such delivery. All Notices sent by certified mail shall conclusively be deemed delivered two (2) days after the deposit thereof in the United States mails. Al Notices delivered by overnight courier shall conclusively be deemed made one (1) business day after delivery to such courier service. Any party may designate a change of address by notice to the other party, given at least ten (10) days before such change of address is to become effective.

Address for Notices to Sublessor:

RehabCare Group, Inc.
7733 Forsyth Blvd., Suite 2300
Saint Louis, Missouri 63105-1806
Attention: General Counsel

with copy by facsimile to: 314-863-0769

Address for Notices to Sublessee:

at the Subleased Premises,

with a copy to

Jeffrey Abarbanel, Esquire
Fedder and Garten Professional Association
36 S. Charles Street, Suite 2300
Baltimore, Maryland 21201

22.         Signage. Sublessee shall have the same signage rights as are accorded to the Sublessor pursuant to the terms of the Primary Lease.

23.         Brokerage. Sublessor has entered into that certain Exclusive Sub-listing Agreement with Blue & Obrecht Realty, Inc. dated as of ______, 2006 (the “Sub-listing Agreement”). Sublessee hereby represents that CB Richard Ellis is its sole broker in connection with this Sublease. In accordance with the terms of the Sub-listing Agreement, Sublessor agrees to pay Blue & Obrecht Realty, Inc. fifty percent (50%) and CB Richard Ellis one hundred percent (100%) (i.e., for a total payment by Sublessor of one hundred fifty percent (150%)) of the brokerage fee set forth in such Sub-Listing Agreement.

24.         Amendments. All amendments to this Sublease shall require the written agreement of Sublessor, Sublessee, and, pursuant to the terms of the Landlord’s Consent to Sublease, Landlord.

ACCORDINGLY, the parties have executed this Sublease as of the date first set forth above.

SUBLESSOR:		SUBLESSEE:

RehabCare Group, Inc.,		Practice Management Partners, Inc.,
a Delaware corporation		a Maryland corporation

By:		By:

Name	DAVID GRACE	Name:

Title:	SR. V.P.	Title:

WITNESS:		WITNESS:

By:		By:

Name:	Penny Hedberg	Name:

ACCORDINGLY, the parties have executed this Sublease as of the date first set forth above.

SUBLESSOR:	SUBLESSEE:

RehabCare Group, Inc.,	Practice Management Partners, Inc.,
a Delaware corporation	a Maryland corporation

By:	By:

Name	Name:	Perry Snyder

Title:	Title:	CEO

WITNESS:	WITNESS:

By:	By:

Name:	Name:	John J. Robison

List of Exhibits:

Exhibit “A”	Primary Lease

Exhibit “B”	Subleased Premises

Exhibit “C”	Personal Property

Exhibit “D”	Storage Space Lease

SUBLEASE AGREEMENT

             This SUBLEASE AGREEMENT (this “Sublease”) is entered into as of April 11, 2007 (the “Effective Date”), between RehabCare Group. Inc., a Delaware corporation (“Sublessor”) and Practice Management Partners, Inc., a Maryland corporation (“Sublessee”), with reference to the following:

             WHEREAS, pursuant to that certain Office Lease agreement (the “Primary Lease”) dated 23rd October, 2003 by and between Hill Management Services, Inc., a Maryland corporation and agent for the owner (the “Landlord”), as landlord, and Symphony Health Services, LLC (“Symphony”), as tenant, (as amended on 25th February, 2004 and as transferred by Symphony to Sublessor through a Purchase and Sale Agreement dated 3rd May 2006, as approved by the Landlord per the Landlord Consent to Assignment dated 26th June 2006), Landlord leased to Sublessor certain premises (the “Premises”) containing approximately 42,448 square feet, being Suite LL4 (approximately 1,762 square feet), Suite 500 (approximately 11,362 square feet), Suite 600 (approximately 16,756 square feet) and Suite 700 (approximately 12,568 square feet) in that certain building known generally as “Executive Plaza IV” located at 11350 McCormick Road, Hunt Valley, Maryland 21031 (the “Building”). A copy of the Primary Lease is attached hereto as Exhibit “A” and incorporated herein by reference for all purposes.

             WHEREAS, Sublessor desires to sublease a portion of the Premises to Sublessee, and Sublessee wishes to sublease a portion of the Premises from Sublessor.

             NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Sublessor and Sublessee agree as follows:

1.          Sublease. Sublessor subleases to Sublessee, and Sublessee subleases from Sublessor, upon the terms and conditions set forth herein, a portion of the Premises consisting of 29,880 square feet, being Suite LL4 (approximately 1,762 square feet), Suite 500 (approximately 11,362 square feet) and Suite 600 (approximately 16,756 square feet) in the Building, as shown on the drawing attached hereto as Exhibit “B” and incorporated herein by reference for all purposes (the “Subleased Premises”). In furtherance thereof but without interfering with Sublessor’s ongoing operations as described in Section 6(b) below, Sublessee shall have the right to use existing telecom conduits or to construct new conduits, install cables, equipment and other related telecommunications facilities for Sublessee’s network in the Premises, and Sublessee may use all of Sublessor’s existing cables and connections.

2.          Term.

             (a)          Subject to subsection (e) below, the term of the Sublease shall be for a period commencing on May 1, 2007 (the “Commencement Date”), and ending at 11:59 p.m. on May 31, 2010 (the “Expiration Date”); provided, however, that this Sublease shall terminate earlier upon termination, for any cause whatsoever, of the Primary Lease.

             (b)          Notwithstanding the foregoing and solely as an accommodation to Sublessee, Sublessor shall provide Sublessee with early access the Subleased Premises in accordance with the following schedule: (i) Suite 500, as of the date of execution of this Sublease, (ii) Suite 600, within fifteen (15) days of the date of execution of this Sublease and (iii) Suite LL4, fifteen (15) days prior to the Commencement Date. Sublessee’s access to Suite 500 and Suite 600 of the Subleased Premises shall be limited to the purpose of making improvements and alterations to the Subleased Premises; provided that prior to commencement of any such work, Sublessor shall receive Landlord’s written confirmation that such work is being undertaken under its direction and with its permission. Sublessee’s early access to Suite LL4 shall be solely for the purposes of installing cabling, computer equipment and telephone. With respect to its early access to the Subleased Premises, Sublessee shall take reasonable steps to minimize interference with Sublessor’s activities in Suite 600 of the Subleased Premises (e.g., hanging of appropriate dust barriers and coordinating loud activities to minimize disruptions). For the avoidance of doubt, Sublessee shall be required to carry and maintain insurance pursuant to the terms of Section 16D of the Primary Lease to cover activities undertaken on its behalf in the Subleased Premise prior to the Commencement Date.

             (c)          The parties hereto agree that there shall be no renewal option in connection with this Sublease.

             (d)          In the event that the Sublessee continues to hold possession of the Sublease Premises after the expiration or sooner termination of this Sublease for any reason, Sublessee shall pay to Sublessor all amounts payable for a holdover by Tenant (and actually invoiced or claimed by the Landlord) under the terms of Section 18 of the Primary Lease (it being understood that such payment shall be determined with respect to the entirety of the Premises).

             (e)          The Sublessor and Sublessee hereby agree that the Sublessor shall retain possession of a portion of Suite 600 beyond the Commencement Date until May 10, 2007. The amount determined in accordance with the following formula shall be subtracted from the first monthly payment of Base Rent due from the Sublessee to take into account such accommodation:

                          ($15.50/365) × 9 (days) × square footage occupied by Sublessor.

3.          Rent.

             (a)          Subject to the provisions of this Section 3, Sublessee agrees to pay Sublessor for the use of the Subleased Premises without offset or deduction the annual base rent of Four Hundred Sixty-three Thousand One Hundred Forty and 00/100 Dollars ($463,140.00) (“Base Rent”). Said Base Rent shall be paid in equal monthly installments in advance on or before the first day of each calendar month without notice or demand, together with all additional sums, charges or other amounts of whatever nature to be paid by Sublessee to Sublessor in accordance with the provisions of this Sublease, whether or not such sums, charges or amounts are referred to as additional rent (collectively referred to as “Additional Rent”). Base Rent for any partial month shall be prorated. Sublessee shall pay the Base Rent and Additional Rent by wire transfer (per the instructions attached as Exhibit “C”), or in the event that wire transfer is unavailable, good check or in lawful currency of the United States of America, to Sublessor at Sublessor’s address, as set forth in Section 21 hereof, or to such other address as Sublessor from time to time may specify by advance written notice to Sublessee. No installment of Base Rent or Additional Rent shall be deemed paid until received by Sublessor. Any payment made by Sublessee to Sublessor on account of Base Rent or Additional Rant may be credited by Sublessor to the payment of any late charges then due and payable and to any Base Rent or Additional Rent then past due before being credited to Base Rent and Additional Rent currently due.

             (b)          In the event that any payments or installments of Base Rent, Additional Rent or any other sums due under this Sublease are not received by Sublessor on or before the seventh (7th) day after the due date thereof, Sublessor shall give written notice thereof to Sublessee and Sublessee shall pay to Sublessor an additional ten percent (10%) of such sums due as Additional Rent. Such additional sum is payable, without demand from Sublessor, on or before the first day of the next calendar month, and failure to do so shall be considered non-payment of rent. In addition, any payment or installment of Base Rent, Additional Rent or any other sums due under this Sublease not paid when due shall bear interest from the due date until paid in full at a rate of ten percent (10%) per annum.

             (c)          The parties hereto agree that there shall be an abatement of all rent, including, without limitation, Base Rent and Additional Rent set forth in subsection 3(e) below, for the period commencing on the Commencement Date through October 31, 2007.

             (d)          The Base Rent shall increase on the first year anniversary of the Commencement Date, and on each year anniversary of the Commencement Date thereafter, by three percent (3%) of the Base Rent applicable to the immediately preceding year.

             (e)          Without limiting in any way limiting Sublessee’s other obligations under this Sublease, Sublessee agrees to pay to Sublessor, as Additional Rent, an amount equal to 23.9% (as determined pursuant to subsection (f) below, “Sublessee’s Proportionate Share”) of:

(i)

increases in Operating Costs (as such term is defined in the Primary Lease) for any future calendar year after 2007 (provided, for purposes of this Sublease, the base year Operating Costs for 2007 shall be as established by the Landlord under the Primary Lease); provided, however, to the extent that total Operating Costs for 2007 are less than the Operating Costs for the first calendar year of the Primary Lease, the Operating Costs for the first calendar year of the Primary Lease shall be utilized as the base year Operating Costs for purposes of this Sublease and

(ii)

increases in taxes (as may be due in accordance with Section 4 of the Primary Lease) for any future fiscal year after fiscal year 2006/2007 (provided, for purposes of this Sublease, the fiscal year and the amount of base year taxes for fiscal year 2006/2007 shall be as established by the Landlord under the Primary Lease).

Additional Rent with respect to the amounts set forth in this subsection (e) shall be paid in accordance with the timing of such similar payments as are made by the Sublessor to the Landlord under the Primary Lease. As of the date of this Sublease, it is the Landlord’s practice to require annual payment of such amounts.

             (f)          For purposes of this Sublease, Sublessee’s Proportionate Share shall mean and refer to a fraction, the numerator of which is the number of square feet within the Subleased Premises (approximately 29,880 square feet, as such may be adjusted following any exercise by the Sublessee of its right of first refusal hereinbelow) and the denominator of which is the number of square feet within the Building (approximately 124,838 square feet).

4.          Primary Lease.

             (a)          The terms and conditions of the Primary Lease, to the extent set forth below (and except as may be inconsistent with other provisions of this Sublease) are incorporated by reference for all purposes and Sublessee, by Sublessee’s execution hereof, acknowledges that Sublessor has furnished Sublessee with a copy of the Primary Lease and that Sublessee has examined the Primary Lease and is familiar with the terms thereof. The incorporated provisions of the Primary Lease are Sections 3, 4B, 5, 6, 7, 8, 9, 10, 11, 14, 15, 16, 17, 18, 19, 20, 21, 23, 24 and 26 (except subsections H and S), and subject to the following sentence, with references in said sections to “Landlord” deemed to be “Sublessor”, references to “Tenant” deemed to be “Sublessee” and references to the “Leased Premises” deemed to be “Subleased Premises”. Notwithstanding the foregoing, insofar as Landlord is or may be obligated to furnish any services to the Premises, to repair or rebuild the same, to perform any other act whatsoever with respect to the Premises or to perform any obligation or satisfy any condition under the Primary Lease, Sublessee expressly acknowledges that Sublessor does not undertake the performance or observance of such obligations, but is only obligated to use reasonable efforts to obtain Landlord’s performance for Sublessee’s benefit. Except as otherwise expressly provided in this Sublease, Sublessee agrees to comply in all respects with the terms and conditions of the Primary Lease insofar as the same are applicable to the Subleased Premises.

             (b)          This Sublease is subject and subordinate to all of the terms, covenants and conditions of the Primary Lease and to all of the rights of Landlord under the Primary Lease. In case of any conflict between the terms of this Sublease and the provisions of the Primary Lease or the Landlord’s Consent to Sublease (as defined below), the provisions of the Primary Lease or the Landlord’s Consent to Sublease, as the case may be, shall prevail.

             (c)          In any instance in where the Tenant under the Primary Lease is entitled to notice prior to having to perform an obligation under the Primary Lease, Sublessor shall use reasonable efforts to send, or cause to be sent, a similar notice to Sublessee.

             (d)          Sublessor represents to Sublessee that as of the date of this Sublease and as of the Commencement Date, to Sublessor’s knowledge, neither Sublessor nor the Landlord shall be in default under the Primary Lease.

5.          Limitation of Liability and Indemnity. All indemnification, hold harmless and release provisions contained in the Primary Lease running to the benefit of Landlord are incorporated herein by reference for the benefit of Sublessor as if Sublessor was the “Landlord” and Sublessee was the “Tenant” under the Primary Lease; provided, for the avoidance of doubt, such provisions shall apply to, inter alia, any activities undertaken on Sublessee’s behalf in the Subleased Premises prior to the Commencement Date. Except as otherwise expressly provided in this Sublease, all indemnification, hold harmless and release provisions contained in the Primary Lease running to the benefit of the Sublessor are incorporated herein by reference for the benefit of Sublessee as if Sublessee was the “Tenant” under the Primary Lease and Sublessor was the “Landlord” under the Primary Lease. This paragraph is for the benefit of the Sublessee, Sublessor and Landlord only, and no right of action shall accrue hereunder to any third party by way of subrogation or otherwise.

6.          Furniture and Equipment.

             (a)          Subject to subsections (b) and (c) below, Sublessor hereby agrees to sell to Sublessee such furniture, telephone equipment and other equipment and personal property (the “Personal Property”) located in Suite 500 and Suite 600 as of the date of this Sublease, as more particularly described on Exhibit “C”, and as to be scheduled to the Bill of Sale, entered into or to be entered into, between Sublessor and Sublessee, for a payment of Fifty Thousand and 00/100 Dollars ($50,000). All such Personal Property is being sold without warranty in “as-is” condition, and Sublessor shall not be responsible for any repairs or replacement of any such Personal Property. Payment for the Personal Property shall be made 50% on the date of execution of this Sublease and 50% on the Commencement Date.

             (b)          Sublessee hereby agrees that Sublessor’s computer equipment located in Suite LL4 shall remain the Sublessor’s property and may continue to be stored in and operated from Suite LL4 until July 15, 2007, and provided further up to 1 HP Unix server box and 4 Windows server boxes may continue to be stored in and operated from Suite LL4 until October 31, 2007. For the benefit of storing and operating its computer equipment in Suite LL4 subsequent to the Commencement Date, Sublessor shall pay to Sublessee an amount of per month equal to the Utility Charge (as calculated pursuant to the formula below) from the Commencement Date until the earlier of (A) October 31, 2007 and (B) the date on which Sublessor removes its remaining equipment from Suite LL4, pro-rated for partial months.

The Utility Charge = A * B

C

where:	A = the monthly sub-metered utility charge for Suite LL4 invoiced by the Landlord;

B = the number of servers that Sublessor has operating in Suite LL4 (provided, that for purposes of calculating the Utility Charge, 1 Unix Production server box shall be counted as the equivalent of 5 Windows server boxes); and

C = the total number of servers operating in Suite LL4.

In addition, Sublessor shall be entitled to utilize 60 telephone lines located in the Subleased Premises, at Sublessor’s cost, until July 15, 2007. Sublessee hereby agrees to provide Sublessor with reasonable access to such computer equipment at all times prior to its removal by the Sublessor. In accordance with the foregoing provisions, Sublessee and Sublessor shall coordinate the installation and de-installation of all cables and connections so as to facilitate each of their computer and telephone needs. Upon Sublessor’s vacancy of Suite LL4, Sublessor shall be responsible for any repairs necessary to leave Suite LL4 in good working condition (other than with respect to such damage directly attributable to Sublessee’s usage of Suite LL4).

Notwithstanding the foregoing, Sublessor and Sublessee agree to engage a consultant (at equal shared cost) to review each of their respective power, cooling and cabling needs in Suite LL4. To the extent that such consultant concludes that their combined needs are not able to be prudently accommodated by Suite LL4 and the Suite LL4 Equipment (as such term is defined below), Sublessor shall reduce the usage of or remove its equipment from Suite LL4 in order to reach a safe usage level as determined by such consultant.

             (c)          Sublessor owns an environmental unit, generator and 50 KVA UPS/Battery (the “Suite LL4 Equipment”) that powers and cools Suite LL4. The ownership of the Suite LL4 Equipment shall transfer from Sublessor to Sublessee on the Commencement Date; in furtherance thereof, the Suite LL4 Equipment shall be included in the Bill of Sale to be entered into pursuant to subsection 6(a). From the Commencement Date until July 15, 2007, Sublessee shall permit the Sublessor to share the use of such unit pursuant to its continued use of Suite LL4 pursuant to subsection (b) above. From the date of transfer (i.e., the Commencement Date) Sublessee shall be responsible for all maintenance contracts, operating costs (subject to the Utility Charge specified above) and any necessary repairs or replacements of the Suite LL4 Equipment. The Suite LL4 Equipment shall be transferred without warranty in “as-is” condition as of the Commencement Date.

7.          Alterations. Sublessee may not make any non-structural alterations, decorations, installations, additions or improvements to the Subleased Premises, including, but not limited to, the installation of any fixtures, amenities, equipment, appliances, or other apparatus (collectively, “Improvements”) without the express prior written consent of Landlord and Sublessor, which consent shall not be unreasonably withheld. Any and all structural alterations shall be subject to Landlord’s sole discretion. Any Improvements to which Landlord and Sublessor consent must be constructed and installed in accordance with (i) all requirements contained in the Primary Lease and (ii) any requirements imposed by Sublessor to protect Sublessor’s interest in the Primary Lease and/or in the Subleased Premises. Further, upon termination of this Sublease, any Improvements to the Subleased Premises shall remain in the Subleased Premises, and Sublessee shall not have the right to remove such Improvements nor to any monetary or other claim which Sublessee may have based on any such Improvements. Solely to the extent required by Landlord under the terms of the Primary Lease, Sublessor shall have the right to require Sublessee to remove, at the expiration of the terms of this Sublease and at Sublessee’s cost and expense, any and all improvements made by Sublessee, and Sublessee shall be required to repair any damage to the Subleased Premises due to such removal.

8.          Damage and Destruction.

             (a)          If the Subleased Premises, or any portion thereof, are damaged or destroyed by any cause whatsoever, such that the Primary Lease is terminated, this Sublease shall terminate immediately upon termination of the Primary Lease. Rent and any other payments for which Sublessee is liable shall be apportioned and paid to the date of such termination, and Sublessee shall immediately deliver possession of the Subleased Premises to Sublessor.

             (b)          If ail or any portion of the Subleased Premises is damaged or destroyed by any cause whatsoever, and such damage or destruction is not significant enough to cause a termination of the Primary Lease, Sublessor agrees, subject to Section 14A of the Primary Lease, to use good faith efforts to cause Landlord to repair such damage provided, however, that should any damage and/or destruction be the result of any act and/or omission of the Sublessee, the Sublessee agrees that if the Landlord does not agree to repair such damage, the Sublessee shall be liable for any expenses arising out of, and/or in connection with, Sublessor’s reparations related to any such damage and/or destruction. Notwithstanding any such damage, Sublessee shall continue to be obligated to pay all rent under this Sublease during the period of restoration (subject only to any rent abatement under the Primary Lease, as may be afforded to Sublessor pursuant to Section 14A of the Primary Lease).

9.          Condemnation. Upon any taking by condemnation or other eminent domain proceeding of all or a portion of the Premises which results in the termination of the Primary Lease, this Sublease shall terminate concurrently with the Primary Lease. As between Sublessor and Sublessee, any awards or damages payable as a result of such taking by condemnation or other eminent domain proceeding shall be the sole property of Sublessor, and Sublessee shall have no claim to any part thereof.

10.         Insurance. For the avoidance of doubt, and in furtherance of the provisions of Section 4 above, Sublessee shall be required to (i) comply with the provisions of Section 16C of the Primary Lease (including, without limitation, naming Sublessor as additional insured on all public liability and special form insurance policies) and (ii) carry and maintain equivalent insurance coverages to those required of Tenant under Sections 16 D and E of the Primary Lease, in each case, as if Sublessor was the “Landlord” under the Primary Lease and Sublessee was the “Tenant” under the Primary Lease.

11.         Certificates. Sublessee agrees to furnish to Sublessor or to Landlord certificates certifying as to any information reasonably requested by either Sublessor or Landlord.

12.         Certificates, Licenses and/or Permits. Sublessee shall, at Sublessee’s sole expense, obtain all necessary documents, including, but not limited to, certificates, licenses or permits to do business in the Subleased Premises, which may be required by any governmental authorities.

13.         Cumulative Rights and Remedies. No right or remedy contained herein, in the Primary Lease or provided by law is intended to be exclusive of any other right or remedy, but shall be cumulative and in addition to every other right or remedy.

14.         Right of First Refusal. During the Term, Sublessee shall have the right of first refusal to lease any space that Sublessor then currently leases from Landlord on the seventh (7th) floor of the Building (the “Additional Space”). In the event Sublessor desires to sublease the Additional Space to a third party, Sublessor shall provide written notice to Sublessee of the terms and conditions under which Sublessor is offering to sublease the Additional Space to such third party. Sublessee shall have ten (10) business days to exercise its right of first refusal at the higher of the then current Base Rent rate paid by

Sublessee and the agreed upon base rent rate accepted by the third party. Any tenant improvement allowance and/or concessions shall be prorated over the remaining term of the Sublease.

15.          Assignment and Subletting. Subject in all events to all restrictions and consent rights of the Landlord under the Primary Lease (including Sublessee’s payment of the applicable fee to Landlord for consideration of any proposed transfer):

               (a)             Sublessee shall have the right to sublease and assign all or any portion of the Subleased Premises, subject to Sublessor’s consent, which consent shall not be unreasonably withheld or delayed. Any rent amount collected above the rent agreed to be paid under this Sublease shall be paid to the Sublessor.

               (b)             So long as Sublessee is not in violation of this Sublease, Sublessee may assign or sublet the Subleased Premises, or any portion thereof, without Sublessor’s consent, to any corporation which controls, is controlled by or is under common control with Sublessee, or to any corporation resulting from the merger or consolidation with Sublessee, or to any person or entity which acquires all the assets of Sublessee as a going concern of the business that is being conducted on the Subleased Premises; provided that said assignee assumes, in full, the obligations of Sublessee under this Sublease.

16.          Parking. Subject to the terms and conditions of the Primary Lease and all rules and regulations promulgated by Landlord and/or Sublessor, Sublessee shall have the right to use and occupy up to eight (8) indoor lower level parking spaces at the Building, at no additional charge to Sublessee.

17.          Storage Space. Sublessee shall have the right, at no additional cost to Sublessee, to sublet the storage spaces SS#4 (214 square feet) and SS#5 (208 square feet) in the Building being rented by the Sublessor pursuant to the terms of that certain Storage Space Lease dated December 31, 2003 (attached hereto as Exhibit “D”). Other than the rental fees due under such Storage Space Lease which Sublessee shall not be required to pay, Sublessee’s use of such spaces shall be subject to the terms and conditions set forth in the Storage Space Lease.

18.          Liability. Sublessee and Sublessor expressly agree that Sublessor shall not be responsible to Sublessee for any acts and/or omissions of Landlord under any circumstances which may affect Sublessee directly and/or indirectly.

19.          Security Deposit. Simultaneously with the execution of this Sublease, Sublessee shall deposit with Sublessor the sum of Thirty-eight Thousand Five Hundred Ninety-five and 00/100 Dollars ($38,595.00) (the “Security Deposit”) to secure the faithful performance by Sublessee of all of the terms, covenants and conditions of this Sublease. The Security Deposit shall be refunded to Sublessee on the expiration of the Sublease term, less any part thereof validly applied by Sublessor for any rent or other obligation or liability of Sublessee hereunder. Sublessee agrees that if Sublessee shall fail to pay the Base Rent or Additional Rent or any other amount or charge due hereunder promptly when due, said Security Deposit may, at the option of the Sublessor, be applied on any such sums due and unpaid, and if Sublessee violates any of the other terms, covenants and conditions of this Sublease, said Security Deposit may be applied to any damages suffered by Sublessor as a result of Sublessee’s default to the extent of the amount of damages suffered. Should any of the Security Deposit have to be used to pay sums due for any reason, and if this Sublease is kept in full force and effect at the option of Sublessor, Sublessee shall reimburse Sublessor the amount of such depletion, within ten (10) days after notice to Sublessee by Sublessor of such depletion.

20.         Consent. Sublessor and Sublessee hereby acknowledge that this Sublease is contingent upon the execution of that certain Landlord’s Consent to Sublease among Sublessor, Sublessee and Landlord (the “Landlord’s Consent to Sublease”), pursuant to which the Landlord will consent to Sublessor’s subletting the Sublease Premises to Sublessee. The Sublessee hereby agrees that it shall be responsible for payment of the $750 fee due to Landlord pursuant to the terms of such Landlord’s Consent to Sublease and Section 12 of the Primary Lease, If such Landlord’s Consent to Sublease is not executed by all parties thereto within thirty (30) days from the execution of this Sublease, then this Sublease shall be null and void and both parties shall be released from all liabilities and obligations hereunder, either in damages or otherwise, and neither party shall have any claim against the other arising out of or relating to this Sublease. Sublessor and Sublessee will cooperate, facilitate, and take any and all reasonable actions to assist Landlord in rendering a timely approval of this Sublease.

21.          Notices. All notices, demands, requests, approvals and consents (collectively referred to as “Notices”) required or permitted under this Sublease shall be in writing and shall be either (i) personally delivered with signed receipt, (ii) sent by first class certified mail – return receipt request, postage prepaid, or (iii) sent by nationally-recognized, overnight courier to the address set forth below. All Notices personally delivered shall conclusively be deemed delivered at the time of such delivery. All Notices sent by certified mail shall conclusively be deemed delivered two (2) days after the deposit thereof in the United States mails. Al Notices delivered by overnight courier shall conclusively be deemed made one (1) business day after delivery to such courier service. Any party may designate a change of address by notice to the other party, given at least ten (10) days before such change of address is to become effective.

             Address for Notices to Sublessor:

RehabCare Group, Inc. 7733 Forsyth Blvd., Suite 2300 Saint Louis, Missouri 63105-1806 Attention: General Counsel

with copy by facsimile to: 314-863-0769

             Address for Notices to Sublessee:

at the Subleased Premises,

with a copy to

Jeffrey Abarbanel, Esquire Fedder and Garten Professional Association
36 S. Charles Street, Suite 2300 Baltimore, Maryland 21201

22.          Signage. Sublessee shall have the same signage rights as are accorded to the Sublessor pursuant to the terms of the Primary Lease.

23.          Brokerage. Sublessor has entered into that certain Exclusive Sub-listing Agreement with Blue & Obrecht Realty, Inc. dated as of ______, 2006 (the “Sub-listing Agreement”). Sublessee hereby represents that CB Richard Ellis is its sole broker in connection with this Sublease. In accordance with the terms of the Sub-listing Agreement, Sublessor agrees to pay Blue & Obrecht Realty, Inc. fifty percent (50%) and CB Richard Ellis one hundred percent (100%) (i.e., for a total payment by Sublessor of one hundred fifty percent (150%)) of the brokerage fee set forth in such Sub-Listing Agreement.

24.          Amendments. All amendments to this Sublease shall require the written agreement of Sublessor, Sublessee, and, pursuant to the terms of the Landlord’s Consent to Sublease, Landlord.

List of Exhibits:

Exhibit “A”	Primary Lease

Exhibit “B”	Subleased Premises

Exhibit “C”	Personal Property

Exhibit “D”	Storage Space Lease

ACCORDINGLY, the parties have executed this Sublease as of the date first set forth above.

SUBLESSOR:		SUBLESSEE:

RehabCare Group, Inc.,		Practice Management Partners, Inc.,
a Delaware corporation		a Maryland corporation

By:		By:

Name	DAVID GRACE	Name:
Title:	SR. V.P.
Title:

WITNESS:		WITNESS:

By:		By:

Name:	Penny Hedberg	Name:

ACCORDINGLY, the parties have executed this Sublease as of the date first set forth above.

SUBLESSOR:	SUBLESSEE:

RehabCare Group, Inc.,	Practice Management Partners, Inc.,
a Delaware corporation	a Maryland corporation

By:	By:

Name	Name:	Perry Snyder

Title:	Title:	CEO

WITNESS:	WITNESS:

By:	By:

Name:	Name:	John J. Robison

List of Exhibits:

Exhibit “A”	Primary Lease

Exhibit “B”	Subleased Premises

Exhibit “C”	Personal Property

Exhibit “D”	Storage Space Lease

OFFICE LEASE

          THIS LEASE is made on this 23rd day of October, 2003, by and between HILL MANAGEMENT SERVICES, INC., a Maryland corporation, agent for the owner (“Landlord”), and SYMPHONY HEALTH SERVICES, LLC, a Delaware Limited Liability Company (“Tenant”).

RECITALS

          A. Landlord is the agent for the owner of the real property and improvements thereon known generally as Executive Plaza IV (the “Property”), with an address of 11350 McCormick Road, Hunt Valley, Maryland 21031, which is more particularly depicted on Exhibit A attached hereto and made a part hereof.

          B. Tenant desires to lease Suite LL4 (approximately 1,762 square feet), Suite 600 (approximately 16,756 square feet) and Suite 700 (approximately 12,568 square feet) of the Property, which for the purposes of this Lease is deemed to collectively consist of 31,086 rentable square feet, as more particularly depicted on Exhibit B attached hereto and made a part hereof (the “Leased Premises”).

C. Landlord has agreed to lease to Tenant, and Tenant has agreed to rent from Landlord, the Leased Premises upon the terms and subject to the conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and conditions contained herein, Landlord and Tenant hereby agree as follows:

TERM

1.A. INITIAL TERM. Landlord does hereby lease the Leased Premises to Tenant and Tenant does hereby rent the Leased Premises from Landlord for a term of five (5) years and five (5) months (the “Initial Lease Term”), commencing at 12:01 a.m. on February 1, 2004 (the “Commencement Date”) and expiring as of midnight on June 30, 2009 (the “Expiration Date”).

   B. RENEWAL OPTION. The tenancy created under this Lease shall continue for one (1) additional period of five (5) years unless Tenant, desires not to renew this Lease, gives Landlord written notice, by certified mail - return receipt requested, of its intention not to renew this Lease at least one hundred twenty (120) days prior to the expiration of the Initial Lease Term. The renewal term shall be upon the same terms, covenants and conditions set forth herein with respect to the Initial Lease Term, including inter alia, Tenant’s liability for increased rent and real estate taxes as described herein. All references in this Lease to the “lease term” shall be construed to mean the Initial Lease Term and the renewal period(s) unless the context clearly indicates that another meaning is intended. The last year of the initial Lease Term shall be considered the immediately preceding lease year for the first year of the renewal term. This renewal provision shall, at the sole option of Landlord, be absolutely null and void if Tenant shall, at any time, materially default under any of the terms or provisions of this Lease.

RENT

2.A. PAYMENT OF RENT. Tenant covenants and agrees to pay Landlord for the Leased Premises, without offset or deduction, and without previous demand therefor, annual basic rent of Five Hundred Fifty- Nine Thousand Five Hundred Forty-Eight and 00/100 Dollars ($559,548.00), payable in advance on the first day of each and every month during the lease term in equal monthly installments of Forty-Six Thousand Six Hundred Twenty-Nine and 00/100 Dollars ($46,629.00) each, together with all additional sums, charges or amounts of whatever nature to be paid by Tenant to Landlord in accordance with the provisions of this Lease, whether or not such sums, charges or amounts are referred to as additional rent (collectively referred to as “Additional Rent”). Said rent shall be made payable to Hill Management Services, Inc. and shall be sent to Landlord at P.O. Box 4835, Timonium, Maryland 21094, or at such other place or to such appointee of Landlord as Landlord may from time to time designate in writing.

Simultaneously with the execution of this Lease, Tenant shall pay to Landlord the sum of Forty-Six Thousand Six Hundred Twenty-Nine and 00/100 Dollars ($46,629.00) which represents the first month’s rent of the Initial Lease Term.

   B. MANNER OF PAYMENT. In the event any sum due under this Lease payable to Landlord by Tenant is paid by check and such check is returned for non-sufficient funds, Landlord, in addition to the rights and remedies set forth in this Lease pertaining to default, has the right to require that any replacement payment and all future payments be made by wire or by certified check.

   C. RENT INCREASE. Commencing with the second lease year and for each succeeding lease year thereafter, to include any renewal terms, the annual basic rent for the Leased Premises shall be increased to an amount equal to 102.5% of the annual basic rent for the immediately preceding lease year.

   D. LATE PAYMENTS. In the event any payments or installments of rent or any other sums due under this Lease are not received by Landlord on or before the tenth (10th) day after the due date thereof, Landlord shall give written notice thereof to Tenant and Tenant shall pay to Landlord an additional ten percent (10%) of such sums due as Additional Rent. Such Additional Rent is to be payable, without demand from Landlord, on or before the first day of the next calendar month and failure to do so shall be considered non-payment of rent. In addition, any payment or installment of rent or any other sums due under this Lease not paid when due shall bear interest from the due date until paid in full at a rate of ten percent (10%) per annum (the “Default Rate”).

   E. OPERATING COSTS. In the event Operating Costs (hereinafter defined) for any future calendar year are greater than the Operating Costs for the first calendar year, such first calendar year to be defined for the purposes of this paragraph to mean the year 2004, whether during the Initial Lease Term or any renewal period(s), Tenant shall pay Landlord, as Additional Rent for each such future calendar year, an amount equal to 24.90% (“Tenant’s Proportionate Share”) of the increase in Operating Costs. Tenant’s Proportionate Share is based upon the relationship between the square footage of the Leased premises (approximately 31,086 square feet) and the total square footage in the Property (approximately 124,838 square feet). As used in this Lease, the term “Operating Costs” shall mean the aggregate of all reasonable and proper expenses and costs incurred and paid by Landlord for operating the Property. Such expenses and costs shall be those that are usual and customary as found in the operation of other first class office buildings and shall include, but not be limited to, all expenses and costs that are required to operate, maintain or repair the building and outside areas of the Property, the cost of capital improvements designed to protect the health and safety of the tenants in the building, the cost of all alterations and improvements to the building that are necessary to comply with the ADA (as hereinafter defined) and the cost of monitoring and maintaining suitable indoor air quality (including regular inspections and repairs to the building HVAC system). Such expenses and costs shall not include as Operating Costs any Items for which Landlord will be compensated by insurance or by reimbursement by a particular tenant or costs directly borne by others. Upon Tenant’s request Landlord will provide Tenant a detailed list and accounting of operating costs.

   F. SECURITY DEPOSIT. Simultaneously with the execution of this Lease, Tenant has deposited with Landlord the sum of Forty-Six Thousand Six Hundred Twenty-Nine and 00/100 Dollars ($46,629.00) (the “Security Deposit”), which shall be held by Landlord as security for the faithful performance by Tenant of any and all of the covenants of this Lease. The Security Deposit shall be refunded to Tenant upon the expiration of the lease term, less any part thereof validly appropriated by Landlord for any rent or other obligation or liability of Tenant hereunder. If any portion of the Security Deposit is so used or applied, Tenant shall, upon demand therefor, immediately deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount and Tenant’s failure to do so shall constitute a default hereunder by Tenant, The Security Deposit shall in no event be considered or construed as liquidated damages and shall not relieve Tenant from the payment of any and all rent payable during the lease term at the times stipulated therefor. Any Mortgagee (hereinafter defined), or purchaser of the Property, shall be relieved and released from any obligation to return the Security Deposit in the event such Mortgagee or purchaser comes into possession of the Property by reason of foreclosure (Including deed in lieu thereof) or proceeding in lieu of foreclosure unless the Security Deposit shall have been actually delivered to such Mortgagee or purchaser.

USE AND OCCUPANCY

3. The Leased Premises shall be used only for general office purposes customary in the business in which Tenant is presently engaged. Tenant shall not, in any event, use the Leased Premises for any unlawful purpose or in any manner offensive to any other tenant or occupant.

TAXES

4.A. TENANTS SHARE OF TAXES. Tenant shall pay to Landlord as Additional Rent, Tenant’s Proportionate Share of any increase in real and personal property taxes, assessments, and other governmental charges (including, but not limited to, metropolitan charges and frontfoot benefit charges) assessed against the Property, whether as a result of an increase in assessment or an increase in tax rate, in excess of the taxes, assessments and charges for the fiscal year 2003/2004. The foregoing shall apply to increases in real estate taxes, assessments and charges assessed against the Property generally, and not resulting from improvements placed on the Leased Premises by Tenant. In the event of any increase resulting from such improvements, Tenant shall pay all of said increase. Tenant’s improvements are considered to be all improvements to the Leased Premises, except for the shell building, which includes space heaters, lighting provided by Landlord, and powder rooms, whether the taxes are payable to the State of Maryland and/or other governing municipalities. Said taxes, assessments and charges include, but are not limited to, paying taxes and any and all benefits or assessments which may be levied on the Property hereby leased, but not including the income tax or any state or other tax upon the income or rent payable hereunder. In the event Landlord incurs expenses as a result of engaging in efforts to reduce the assessment or taxes, Tenant shall pay Tenant’s Proportionate Share of said expenses.

   B. OTHER TAXES. Tenant shall assume and pay to Landlord, as Additional Rent, prior to the imposition of any fine, penalty, interest or costs for the nonpayment thereof, all excise, sales, gross receipt or other tax (other than a net income or excess profits tax) which may be (a) assessed or imposed on or be measured by such rent or other charge which may be treated as rent, (b) which may be imposed on the letting or other transaction for which such tax is payable and which Landlord may be required to pay or collect under any law now in effect or hereafter enacted by any governmental authority, or (c) which may be imposed by virtue of Tenant’s operations in the Leased Premises.

CONDUCT IN LEASED PREMISES

5.A. CONDUCT. Tenant shall not do, or permit anything to be done in the Leased Premises, or bring or keep anything therein which will, In any way, increase the rate of fire insurance on the Property, or invalidate or conflict with the fire insurance policies on the Property, fixtures or on personalty kept therein, or obstruct or interfere with the rights of Landlord or of other tenants, or in any other way injure or annoy Landlord or the other tenants, or subject Landlord to any liability for injury to persons or damage to property. Tenant agrees that any increase in the fire insurance premiums on the Property caused by the occupancy of Tenant shall be immediately due and payable by Tenant to Landlord and considered Additional Rent under this Lease.

   B. OPERATIONAL COVENANTS. Tenant agrees; (a) to use, maintain and occupy the Leased Premises in a careful, safe and proper manner; (b) without the prior written consent of Landlord, not to place or maintain any merchandise or other articles in any vestibule or entry to the Leased Premises, on the sidewalks adjacent thereto, or elsewhere on the exterior thereof; (c) to maintain the Leased Premises at its own expense in a clean, orderly and sanitary condition, free of insects, rodents, vermin and other pests; (d) not to use, nor permit nor suffer the use of, any apparatus or instruments for musical or other sound reproductions or transmission or any business or mechanical machines in such manner that would be other than “background music” that the sounds emanating therefrom or caused thereby shall be audible beyond the interior of the Leased Premises; (e) not to receive or ship articles, fixtures, or merchandise of any kind other than from that portion of the Leased Premises which Landlord designates for such purposes; (f) not to store goods, wares or merchandise on the Leased Premises except for Items which Tenant intends to offer for sale therein in the regular course of its business; (g) to keep clean all exterior surfaces of the Leased Premises; (h) to keep all mechanical apparatus free of vibration and noise which may be transmitted beyond the Leased Premises; and (i) to properly vent and control any odors and not cause or permit objectionable odors to emanate or be dispelled from the Leased Premises.

Tenant further agrees that it will not: (j) obstruct any driveway, corridor, footwalks or parking area, or any other common area; (k) use or permit the use of any objectionable advertising medium such as, without limitation, loudspeakers, phonographs, public address systems, sound amplifiers, reception or radio or television broadcasts within the Leased Premises, which is in any manner audible outside of the Leased Premises; (l) receive or ship articles of any kind outside the designated loading areas for the Leased Premises; (m) conduct or permit to be conducted any auction, fictitious fire sale, going-out-of-business sale or bankruptcy sale, or other similar type sale in or connected with the Leased Premises; (n) use or permit the use of any portion of the Leased Premises in a manner likely to injure the reputation of the Property or which will be in violation of any law; (o) place a load upon any floor which exceeds the floor load which the floor was designed to carry; (p) use the Leased Premises for any unlawful or illegal business, use or purpose, or for any business, use or purpose which is immoral or disreputable, or which is hazardous, or in such manner as to constitute a nuisance of any kind (public or private), or for any purpose or in any way in violation of the certificates of occupancy (or other similar approvals of applicable governmental authorities).

Tenant shall not install, or permit to be Installed, any rooftop equipment without the prior written approval of Landlord, which approval may be withheld in Landlord’s sole discretion. Any and all rooftop equipment permitted by Landlord pursuant to such prior written approval shall be subject to a separate license agreement between Landlord and Tenant and Landlord’s then applicable rooftop annual rental rate.

COMMON AREAS

6. In addition to the Leased Premises, Tenant shall have a license for the non-exclusive use in common with others of such loading facilities, elevators, and other facilities as may be constructed and designated, from time to time, and of the driveways, footways and parking areas on the Property, subject to such rules and regulations as Landlord may, from time to time, prescribe governing such common areas. Landlord shall at all times have full and exclusive control, management and direction of all common areas and may, from time to time, change the location, layout and arrangement of the parking areas, driveways and footways and reduce the same by erecting therein buildings and other structures or Improvements of any kind, including, but not limited to, additions to the existing improvements of which the said Leased Premises are a part. Landlord shall, at its own expense, provide reasonable illumination for outdoor common areas and keep the same in reasonable repair and reasonably free of litter and snow. It is understood and agreed by both Landlord and Tenant that parking immediately adjacent to the entrance to the building on the Property shall be for the exclusive use of visitors to the building and such parking shall not be used by Tenant, its agents, invitees, servants or employees. It is agreed by both Landlord and Tenant that Tenant, its agents, servants, invitees or employees shall park in the rear of the building and/or Leased Premises or in an area furthest removed from that area of the parking lot that is to be used for visitor and/or customer parking.

CONDITION OF LEASED PREMISES

7. Tenant shall examine the Leased Premises prior to its occupancy thereof, and except for those defects set forth in writing, and delivered by certified mail - return receipt requested, by Tenant to Landlord within thirty (30) days after its occupancy thereof, Tenant’s occupancy of the Leased Premises shall constitute acceptance of the Leased Premises as complying with the requirements of Tenant and obligations of Landlord under this Lease, including, without limitation, the indoor air quality generally and the HVAC system. Tenant acknowledges that Landlord makes no representations or warranties concerning, and shall have no liability for, the condition, construction or code compliance of any alterations or improvements made to the Leased Premises, or any part thereof, by any prior tenants of the Leased Premises, or any part thereof. Tenant shall, during the lease term, keep the Leased Premises and the improvements and appurtenances therein in good order and condition, and at the expiration of the lease term, or at the sooner termination of this Lease as herein provided, deliver up the same in the same good order and condition as of the Commencement Date, reasonable wear and tear excepted, and Tenant shall remove all of its property therefrom prior to such termination. All personal property not removed by the Tenant from the Leased Premises within five (5) days after the earlier to occur of: (i) the expiration of the Lease Term; (ii) the termination of the Lease; or (iii) the date the Tenant abandons the Leased Premises or otherwise ceases to do business therein; will be conclusively presumed to have been abandoned by the Tenant and the Landlord, may at the Landlord’s sole option, thereafter take possession of such property and either declare the same to be the property of the Landlord or, at the expense of the

Tenant, dispose of such property in any manner and for whatever consideration the Landlord, in its sole discretion, deems advisable. Tenant shall not commit or suffer to be committed any waste upon the Leased Premises or any nuisance or other act or thing which may disturb the quiet enjoyment of any other tenant in the building. Tenant shall pay for all damage to the Leased Premises, its fixtures and appurtenances, as well as all damages sustained by Tenant or occupants of the building due to any waste, misuse or neglect of the Leased Premises, Its fixtures and appurtenances, by Tenant, its employees or any other person or persons upon the Leased Premises by Tenant’s permission. Tenant shall not place a load upon any floor of the Leased Premises exceeding the floor load per square foot area which such floor was designed to carry and which may be allowed by law. Landlord reserves the right to prescribe the weight and position of all safes, telephone switchboards, files or other heavy equipment, and to prescribe the reinforcing necessary, if any, which in the opinion of Landlord may be required under the circumstances, such reinforcing to be at Tenant’s sole expense. Business machines and mechanical equipment, if approved by Landlord in a separate written agreement between Landlord and Tenant, shall be placed and maintained by Tenant, or at Tenant’s expense, in settings sufficient in Landlord’s judgment to absorb and prevent vibration, noise, or annoyance and Tenant shall, at its expense, take such steps as Landlord may direct to remedy any such condition.

MAINTENANCE

8. Landlord is obligated to make any and all repairs to the Leased Premises. However, Landlord shall not be required to make any repairs necessitated by reason of any act or omission of Tenant or its servants, employees, agents, customers, invitees, visitors or licensees or anyone claiming under Tenant or caused by any alterations, additions or improvements made by Tenant or anyone claiming under Tenant and if Landlord does make any such repairs, Tenant shall promptly upon demand reimburse Landlord for the cost thereof, Landlord shall have no liability whatsoever to Tenant for failure to make repairs unless and until Tenant shall have given written notice to Landlord stating the need for such repairs and Landlord shall have failed to commence and complete such repairs within a reasonable period of time following receipt of such written notice.

FACILITIES

9. Landlord undertakes and agrees to contract with the local utility companies, local municipalities and service companies, without charge to Tenant, for only those services listed below. With respect to those services not listed below, it shall be the responsibility of Tenant to contract for such services and in the event Tenant fails to make payments for such services then the amount thereof may, at the discretion of Landlord, be added to and deemed part of the rent due and Landlord shall have the same remedies for collection of such charges as provided for rent.

gas	electricity
water service	janitorial
sewer service	maintenance of building standard light fixtures
H.V.A.C.

If provided by Landlord, electrical energy is provided only for lighting purposes and for a reasonable number of light office machines, such number to be determined by Landlord. If provided by Landlord, janitorial services shall be for the Leased Premises, common areas, toilet rooms and elevators. If provided by Landlord, heating and air conditioning during normal office hours shall be provided so as to supply either cooled or heated air when either is deemed necessary by Landlord. The term “normal office hours” as used herein shall mean between the hours of 7:00 a.m. and 8:00 p.m., Monday through Friday and between 7:00 a.m. and 1:00 p.m. on Saturday, Upon Tenant’s twenty-four (24) hour notice to Landlord, after-hours H.V.A.C. will be provided to the Leased Premises at Tenant’s cost of Forty-Five and 00/100 Dollars ($45.00) per hour. Landlord shall not be required to furnish services on Sunday or on generally accepted holidays or other days designated as holidays in labor contracts with trades furnishing such services. Landlord reserves the right to stop service of the heating, air conditioning, elevator, plumbing and electric systems, if required to be provided by Landlord under this Lease, when necessary, by reason of accident or emergency, or for repairs, alterations, replacements, or improvements, which in the judgment of Landlord are desirable or necessary to be made, until said repairs, alterations, replacements, or improvements shall be completed. Landlord shall have no responsibility or liability for failure to supply heat, air conditioning, elevator, plumbing, cleaning, and electric service during said period or when prevented from so doing by laws, orders, or regulations of any federal, state or local authority or by strikes, accidents, or by any other cause whatsoever beyond Landlord’s control. Landlord’s failure to furnish service shall not be construed as a constructive eviction of Tenant, nor shall it relieve Tenant from performing any of its obligations hereunder, nor shall it entitle Tenant to any abatement of rent.

If there are any supplemental H.V.A.C. systems, supplemental or backup generators, and/or other similar supplemental utility systems that are separate from the utility systems of the Property and that are used exclusively by Tenant (regardless of whether such systems were installed by Landlord or Tenant), Tenant shall maintain, in good order and repair, all such supplemental systems and shall pay all costs in connection with the operation, maintenance and repair thereof.

ACCESS BY LANDLORD

10. Landlord shall retain duplicate keys to all of the doors of the Leased Premises, and Landlord and its agents shall have access to the Leased Premises at all reasonable hours in order to inspect, clean, make necessary repairs or conduct tests and investigations within the Leased Premises or in the Property. Landlord, its agents, servants and representatives, shall also have the right to enter the Leased Premises at all reasonable times for the purpose of making necessary repairs to any other portion of the Property adjacent to the Leased Premises which may require an entrance in the Leased Premises, provided, however, that it shall be done at such time or times and under such circumstances as to cause the least disturbance or interference with Tenant’s occupancy of the Leased Premises. Landlord shall have the right to show the Leased Premises to prospective tenants at all times.

SUBORDINATION AND ATTORNMENT

11.A. SUBORDINATION. Unless a Mortgagee (hereinafter defined) shall otherwise elect as provided in Section 11.B., Tenant’s rights under this Lease are and shall remain subject and subordinate to the operation and effect of:

(a) any lease of land only or of land and building in a sale-leaseback or lease-subleaseback transaction involving the Leased Premises or Landlord’s interest therein or

(b)

any mortgage, deed of trust or other security instrument constituting a lien upon the Leased Premises or Landlord’s interest therein, whether the same shall be in existence at the date hereof or created hereafter, any such lease, mortgage, deed of trust or other security instrument (a “Mortgage”), and the party or parties having the benefit of the same, whether as lessor, mortgagee, trustee or noteholder (a “Mortgagee”). Tenant covenants and agrees that all of Tenant’s rights hereunder are and shall be subject and subordinate to the lien of any Mortgage hereafter placed on the Leased Premises or any part thereof, and to any and all renewals, modifications, consolidations, replacements, extensions or substitutions of any Mortgage. Such subordination shall be automatic, without the execution of any further subordination agreement by Tenant. If, however, a written subordination agreement consistent with this provision is required by a Mortgagee from time to time. Tenant agrees to execute, acknowledge and deliver the same and in the event of failure to do so, Landlord may, in addition to any other remedies for breach of covenant hereunder, execute, acknowledge and deliver the same as the agent or attorney-in-fact of Tenant, and Tenant hereby irrevocably constitutes Landlord its attorney-in-fact for such purpose.

     B. MORTGAGEE’S UNILATERAL SUBORDINATION. If a Mortgagee shall so elect by notice to Tenant or by the recording of a unilateral declaration of subordination, this Lease and Tenant’s rights hereunder shall be superior and prior to the rights under the Mortgage of which such Mortgagee has the benefit, with the same force and effect as if this Lease had been executed, delivered and recorded prior to the execution, delivery and recording of such Mortgage, subject, nevertheless, to such conditions as may be set forth in any such notice or declaration.

     C. ATTORNMENT. If any person shall succeed to all or part of Landlord’s interest in the Leased Premises, whether by purchase, foreclosure, deed in lieu of foreclosure, power of sale, termination of lease or otherwise, and if so requested or required by such successor in interest, Tenant shall attorn to such successor in interest and shall execute such agreement in confirmation of such attornment as such successor in interest shall reasonably request.

   D. ESTOPPEL CERTIFICATES. Tenant shall, without charge, at any time and from time to time, within ten (10) days after receipt of request therefor by Landlord, execute, acknowledge and deliver to Landlord and to such Mortgagee or other party as may be designated by Landlord a written estoppel certificate in form and substance as may be requested from time to time by Landlord or any Mortgagee, certifying to Landlord, any Mortgagee, any purchaser of Landlord’s interest in Property, or any other person or entity designated by Landlord, as of the date of such estoppel certificate, the following: (a) whether Tenant is in possession of the Leased Premises; (b) whether this Lease is in full force and effect; (c) whether there are any amendments to this Lease, and if so, specifying such amendments; (d) whether there are any then-existing setoffs or defenses against the enforcement of any rights hereunder, and if so, specifying such matters in detail; (e) the dates, if any, to which any rent or other sums due hereunder have been paid in advance and the amount of any security deposit held by Landlord; (f) that Tenant has no Knowledge of any then-existing defaults of Landlord under this Lease, or if there are such defaults, specifying them in detail; (g) that Tenant has no knowledge of any event having occurred that authorizes the termination of this Lease by Tenant, or if such event has occurred specifying it in detail; (h) the address to which notices to Tenant under this Lease should be sent; and (i) any and all other matters requested by Landlord. Any such estoppel certificate may be relied upon by any Mortgagee and/or any other person or entity to whom it is directed or by any other person or entity who could reasonably be expected to rely on it in the normal course of business. The failure of Tenant to execute, acknowledge and deliver such a certificate In accordance with this Section 11.D. within ten (10) days after a request therefor by Landlord shall constitute an acknowledgment by Tenant, which may be relied on by any person or entity who would be entitled to rely upon any such certificate, that such certificate as submitted by Landlord to Tenant is true and correct, and Landlord is hereby authorized to so certify.

   E. NON-DISTURBANCE AGREEMENT. Landlord agrees to use best efforts in attaining a non-disturbance agreement in a form satisfactory to Landlord’s lender. All fees associated with attaining the non-disturbance agreement shall be borne by Tenant.

ASSIGNMENT AND SUBLETTING

12. Tenant agrees for itself and its permitted successors and assigns in interest hereunder that it will not (i) assign or otherwise transfer, mortgage or otherwise encumber this Lease or any of its rights hereunder; (ii) sublet the Leased Premises or any part thereof or permit the occupancy or use of the Leased Premises or any part thereof by any person other than Tenant; and/or (iii) permit the assignment or other transfer of this Lease or any of Tenant’s rights hereunder by operation of law (each of the events referred to in the foregoing clauses (i), (ii) and (iii) being hereinafter referred to as a “Transfer”), without the prior written consent of Landlord in each instance first obtained, which consent may be given or withheld in Landlord’s sole discretion, and any consent given shall not constitute a consent to any subsequent Transfer. Any attempted Transfer without Landlord’s consent shall be null and void and shall not confer any rights upon any purported transferee, assignee, mortgagee, sublessee, or occupant. No Transfer, regardless of whether Landlord’s consent has been granted or withheld, shall be deemed to release Tenant from any of its obligations hereunder or to alter, impair or release the obligations of any person guaranteeing the obligations of Tenant hereunder. A Transfer shall be deemed to include any Transfer by sale, assignment, bequest, inheritance, operation of law, or other disposition of partnership interests or corporate shares or assets. Notwithstanding anything contained herein to the contrary, Landlord shall not be required to consider or review any Transfer request unless each such request by Tenant is accompanied by a nonrefundable fee payable to Landlord an amount not to exceed Seven Hundred Fifty Dollars and 00/100 ($750.00) to cover Landlord’s administrative, legal and other costs and expenses incurred in processing each of Tenant’s Transfer requests. Neither Tenant’s payment nor Landlord’s acceptance of such a fee shall be construed to impose any obligation whatsoever upon Landlord to consent to Tenant’s Transfer request.

Notwithstanding the foregoing, Landlord shall not unreasonably withhold its consent to a sublet or assignment of this Lease by Tenant provided that: (a) Tenant shall provide Landlord with reasonable financial information for Landlord to determine, in its sole discretion, whether such entity has a financial capacity and net worth sufficient to comply with the terms of this Lease; (b) such proposed subtenant or assignee shall continue to use the Leased Premises for general office use; (c) Landlord determines that the nature of the proposed subtenant’s or assignee’s business is appropriate for a first class office building; (d) Tenant is not in default under any terms, covenants, or conditions of this Lease at the time the sublet or assignment is requested or consummated; and (e) such proposed sublet or assignment will not, in Landlord’s sole reasonable determination, result in a significant increased demand for parking spaces at the Property. Other than as specially provided in this section, Tenant shall not encumber this Lease in any way nor shall Tenant assign, or permit the assignment of, any of its rights under this Lease. Consent by Landlord to any assignment or subletting shall not be deemed to release Tenant from any of its obligations hereunder or to alter, impair or release the obligations of any person or entity guaranteeing the obligations of Tenant hereunder.

IMPROVEMENTS

13. Landlord shall make improvements and modifications to the Leased Premises strictly in accordance with the plans and specifications attached hereto and made a part hereof as Exhibit C, (“Landlord’s Work”). Landlord’s construction cost allowance for Landlord’s Work shall not exceed Twenty-One and 45/100 Dollars ($21.45) per square foot of the Leased Premises (the “Allowance”). If applicable, any and all improvements provided by Landlord in excess of the Allowance shall be provided at Tenant’s expense.

Tenant shall not make any non-structural alterations, decorations, installations, additions or improvements to the Leased Premises, including but not limited to, the installation of any fixtures, amenities, equipment, appliances, or other apparatus, without Landlord’s prior written consent, which consent shall not be unreasonably withheld. However, any and all structural alterations shall be subject to Landlord’s sole discretion. Notwithstanding anything contained herein to the contrary, Landlord’s consent to any alterations, decorations, installations, additions or improvements to the Leased Premises, or Landlord’s approval of any plans, specifications, working drawings or other documentation therefor, shall create no responsibility or liability on the part of Landlord for the completeness, sufficiency or compliance of such with any applicable laws, rules, regulations, guidelines and requirements of governmental and quasi-governmental entities, agencies or authorities. All of the foregoing, except movable office furniture put in at the expense of Tenant, shall be the property of Landlord and shall remain upon and be surrendered with the Leased Premises at the termination of this Lease without molestation or injury. Landlord shall have the right to require Tenant to remove, at the expiration of the lease term and at Tenant’s sole cost and expense, any and all improvements made by Tenant, and Tenant shall be required to repair any damage to the Leased Premises due to such removal.

DAMAGE TO LEASED PREMISES

14.A. LANDLORD’S OBLIGATION TO REPAIR AND RECONSTRUCT. If the Leased Premises shall be damaged by fire, the elements, accident or other casualty (any of such causes being referred to herein as a “Casualty”), but the Leased Premises shall not be thereby rendered wholly or partially untenantable, Landlord shall promptly (due allowance being made for delay which may arise by reason of adjustment of loss under insurance policies and for reasonable delays due to causes beyond Landlord’s control such as strikes, weather, acts of God, etc.) cause such damage to be repaired and there shall be no abatement of rent. If, as the result of a Casualty, the Leased Premises shall be rendered wholly or partially untenantable, then, subject to the provisions of Section 14.B., Landlord shall cause such damage to be repaired and all rent, except for that rent due Landlord by reason of Tenant’s failure to perform any of its obligations hereunder, shall be abated proportionately as to the portion of the Leased Premises rendered untenantable during the period of such untenantability. Such repairs shall be made at the expense of Landlord. Landlord shall not be liable for interruption to Tenant’s business or for damage to, or replacement or repair of, Tenant’s personal property (including, without limitation, inventory, trade fixtures, floor coverings, furniture and other property removable by Tenant under the provisions of this Lease) or to any leasehold improvements installed in the Leased Premises by or on behalf of Tenant or otherwise, all of which damage, replacement or repair shall be undertaken and completed by Tenant promptly.

   B. LANDLORD’S OPTION TO TERMINATE THIS LEASE. If the Leased Premises are (1) rendered wholly untenantable, (2) damaged as a result of any cause which is not covered by Landlord’s insurance or (3) damaged or destroyed in whole or in part during the last one (1) year of the lease term, or, If in the opinion of Landlord, the Property is totally or substantially damaged or destroyed and Landlord elects not to rebuild same, then, in any of such events, Landlord may elect to terminate this Lease by giving to Tenant notice of such election within ninety (90) days after the occurrence of such event. If such notice is given, the rights and obligations of the parties shall cease as of the date of such notice, and rent (other than any Additional Rent due Landlord by reason of Tenant’s failure to perform any of its obligations hereunder) shall be adjusted as of the date of such termination.

   C. INSURANCE PROCEEDS. If Landlord does not elect to terminate this Lease pursuant to Section 14.B., Landlord shall, subject to the prior rights of any Mortgagee, disburse and apply any insurance proceeds received by Landlord to the restoration and rebuilding of the Leased Premises in accordance with Section 14.A. hereof. All insurance proceeds payable with respect to the Leased Premises shall belong to and shall be payable to Landlord.

   D. LANDLORD AND TENANT’S OPTION TO TERMINATE. Notwithstanding anything in Section 14. of the Lease to the contrary, if the Leased Premises are made “substantially untenantable” by fire or other casualty and Landlord has not otherwise terminated this Lease as permitted under Section 14., then Landlord shall, not later than sixty (60) days following the casualty, notify Tenant in writing stating Landlord’s good faith estimate of the time required to substantially complete the repair, rebuilding and restoration of the Leased Premises (said notice is hereinafter referred to as the (“Estimate Notice”). If the estimated restoration period set forth in the Estimate Notice exceeds one hundred eighty (180) days from the date Landlord receives all insurance proceeds and all necessary permits to complete the repair, rebuild or restoration, Landlord or Tenant may elect, by written notice to the other, to terminate this Lease. Landlord shall use diligent efforts to obtain such permits. If either party fails to exercise such right to terminate this Lease within thirty (30) days of Landlord’s delivery of the Estimate Notice, or if the Estimate Notice indicates that the repair, rebuilding or restoration can be substantially completed within one hundred eighty (180) days from the date of casualty, this Lease shall remain in full force and effect and Landlord shall proceed with due diligence to repair, rebuild and restore the Leased Premises. For the purpose of this Lease, the term “substantially untenantable” shall describe a situation in which fifty percent (50%) or more of the Leased Premises is rendered untenantable.

CONDEMNATION

15. If the whole or any part of the Leased Premises shall be taken under the power of eminent domain, then this Lease shall terminate as to the part so taken on the day when Tenant is required to yield possession thereof, and Landlord shall (subject to Landlord’s right to terminate described below) make such repairs and alterations as may be necessary in order to restore the part not taken to useful condition. Upon such taking, the rent shall be reduced proportionately by the portion of the Leased Premises so taken. If the amount of the Leased Premises so taken is such as to substantially impair the usefulness of the Leased Premises for the purposes for which the same are hereby leased, then either party shall have the right to terminate this Lease as of the date when Tenant is required to yield possession. The compensation awarded for such taking, both as to Landlord’s reversionary interest and Tenant’s interest under this Lease, shall belong to and be the sole property of Landlord. Tenant shall have no claim against Landlord nor be entitled to any award or damages other than an abatement of the rent beyond the termination date and compensation paid, if any, for moving expenses and/or cost of removal of stock and/or trade fixtures. The foregoing notwithstanding, Tenant shall not be precluded from maintaining its own action against the condemning authority for compensation for loss of good will. In addition, Landlord shall have the right to terminate this Lease In the event any taking by condemnation materially impairs the economic viability of the Property, in Landlord’s sole discretion, regardless of the effect of any such taking on the Leased Premises.

INDEMNITY AND INSURANCE

16.A. INDEMNITY BY TENANT AND LANDLORD. To the extent permitted by law and subject to Section 16.G., Tenant and Landlord shall and do hereby agree to indemnify, hold harmless and defend Landlord, and their respective tenants and subtenants, from and against any and all claims, actions, damages, liabilities and expenses, including attorneys’ and other professional fees, in connection with loss of life, personal injury and/or damage to property arising from or out of the occupancy or use by Tenant of the Leased Premises or any part thereof or any other part of the Leased Premises, occasioned wholly or in part by any act or omission of Tenant, its officers, agents, invitees, contractors or employees.

Landlord shall indemnify and hold Tenant harmless from all loss, damage, claim of damage, liability, or expense whatsoever on all counts of any damage, claim of damage, liability, or expense for injury to persons caused by negligent acts of misconduct of Landlord, its agents or employees, within the Common Areas.

   B. LANDLORD NOT RESPONSIBLE FOR ACTS OF OTHERS. Landlord shall not be responsible or liable to Tenant, or to those claiming by, through or under Tenant, for any loss or damage which may be occasioned by or through the acts or omissions of persons occupying space adjoining the Leased Premises or any part of the premises adjacent to or connecting with the Leased Premises or any other part of the Property, or otherwise, or for any loss or damage resulting to Tenant, or those claiming by, through or under Tenant, or its or their property, from the breaking, bursting, stoppage or leaking of electrical cable and wires, or water, gas, sewer or steam pipes. To the maximum extent permitted by law, Tenant agrees to use and occupy the Leased Premises, and to use such other portions of the Property as Tenant is herein given the right to use, at Tenant’s own risk.

   C. POLICY REQUIREMENTS. The company or companies writing any insurance which Tenant is required to carry and maintain or cause to be carried or maintained pursuant to Section 16.D., as well as the form of such insurance, shall at all times be subject to Landlord’s approval and any such company or companies shall be licensed to do business in the State of Maryland. Public liability and special form insurance policies evidencing such insurance shall name Landlord and/or its designee(s) as additional insured, shall be primary and non-contributory, and shall also contain a provision by which the insurer agrees that such policy shall not be canceled, materially changed or not renewed without at least thirty (30) days advance notice to Landlord, c/o Hill Management Services, Inc., 9640 Deereco Road, Timonium, Maryland 21093, by certified mail - return receipt requested, or its designee. None of the insurance which Tenant is required to carry and maintain or cause to be carried or maintained pursuant to Sections 16.D. and 16.E. shall contain any deductible provisions except to the extent approved by Landlord. Each such policy, or a certificate thereof, shall be deposited with Landlord by Tenant promptly upon commencement of Tenant’s obligation to procure the same. If Tenant shall fail to perform any of its obligations under Sections 16.D. or 16.E., Landlord may perform the same and the cost of same shall be deemed Additional Rent and shall be payable upon Landlord’s demand.

D. TENANT’S INSURANCE. At all times after the Leased Premises are released to Tenant for construction of its improvements, Tenant shall carry and maintain, at its sole expense:

          (1) commercial general liability insurance, including insurance against assumed or contractual liability under this Lease against any liability arising out of the ownership, use, occupancy or maintenance of the Leased Premises and all areas appurtenant thereto, to afford protection with limits of not less than:

$2,000,000	General Aggregate
$1,000,000	Products/Completed Operation
$1,000,000	Per Occurrence
$1,000,000	Personal/Advertising Injury
$10,000	Medical Payments
$150,000	Fire Legal

          (2) special form property insurance, including replacement cost endorsement, covering the value of the leasehold improvements made by Tenant to the Leased Premises and the value of Tenant’s personal property in the Leased Premises (including without limitation, inventory, trade fixtures, floor coverings, furniture and other property removable by Tenant under the provisions of this Lease) and all leasehold Improvements installed in the Leased Premises by or on behalf of Tenant or otherwise;

          (3) if applicable: liquor liability or dram shop insurance of not less than $3,000,000 per occurrence or in greater amounts as Landlord may from time to time reasonably require. A commercial umbrella policy may be used to obtain required limit, covering Tenant’s activities in connection with the dispensing of alcoholic beverages, including strict liability coverage and coverage for acts in violation of any laws, rules or ordinances with regard to same activity;

(4) worker’s compensation or similar insurance in form and amounts required by law; and

(5) commercial auto limit of $500,000.00.

E. TENANT’S CONTRACTOR’S INSURANCE. Tenant shall require any contractor of Tenant performing work on the Leased Premises to carry and maintain, at no expense to Landlord:

(1) commercial general liability with limits of not less than:

$2,000,000	General Aggregate
$1,000,000	Products/Completed Operation
$1,000,000	Per Occurrence
$1,000,000	Personal/Advertising Injury
$10,000	Medical Payments
$150,000	Fire Legal

or such reasonable levels as Landlord deems appropriate and approves,

          (2) comprehensive automobile liability insurance with limits for each occurrence of not less than $1,000,000 combined single limit property damage, or such reasonable levels as Landlord deems appropriate and approves; and

(3) worker’s compensation or similar insurance in form and amounts required by law.

   F. INCREASE IN INSURANCE PREMIUMS. Tenant will not do or suffer to be done, or keep or suffer to be kept, anything in, upon or about the Leased Premises which will violate Landlord’s policies of hazard or liability insurance or which will prevent Landlord from procuring such policies in companies acceptable to Landlord. If anything done, omitted to be done or suffered by Tenant to be kept in, upon or about the Leased Premises shall cause the rate of fire or other insurance on the Leased Premises or on other property of Landlord or of others within the Property to be increased beyond the minimum rate from time to time applicable to the Leased Premises or to any such property for the use or uses made thereof, Tenant will pay, as Additional Rent, the amount of any such increase upon Landlord’s demand.

   G. WAIVER OF RIGHT OF RECOVERY. Notwithstanding anything to the contrary contained in this Lease, Tenant waives all rights to recover against Landlord, its officers, directors, shareholders, partners, joint ventures, employees or agents, for any loss or damage to Tenant’s property to the extent covered by insurance. Landlord waives all rights to recover against Tenant, its officers, directors, shareholders, partners, joint ventures, employees or agents, for any loss or damage to Landlord’s property to the extent covered by insurance. Neither Landlord nor Tenant shall be liable to each other or any insurance company (by way of subrogation or otherwise) which insured any such losses, damages or expenses. Each party shall use reasonable efforts to cause their respective insurers to issue appropriate waiver of subrogation rights endorsements to all policies of insurance carried in connection with the Property or the Leased Premises or the contents of either of them, and if obtained then each party shall deliver to the other party (within a reasonable period of time after a written request for the same) adequate written proof (for example, a policy and certificate of insurance with attached endorsement) of the issuance of the foregoing.

LANDLORD’S LIABILITY

17. Landlord shall not be liable for any damage to property placed in the custody of its employees, nor for the loss of any property by theft or otherwise. Landlord shall not be liable for damage or injury to person or property unless notice in writing of any defect (which Landlord has under the terms of this Lease the duty to correct) alleged to have caused such damage or injury shall have been given to Landlord a sufficient time before the occurrence of such damage or injury to have reasonably enabled Landlord to correct such defect, and even then only if such damage or injury is due to Landlord’s gross negligence; nor shall Landlord or its agents be liable for interference with the light, air or other incorporeal hereditaments; nor shall Landlord be liable for any latent defect in the Property or its equipment; nor shall Landlord be liable for the negligence or willful misconduct of any other tenant or occupant. Landlord shall in no event be liable to Tenant, its agents, employees, contractors, customers or other visitors for any injury or damage to persons or property resulting from falling sheetrock or ceiling tiles, steam, gas, electricity, water, rain, snow, or dampness which may leak or issue from or through any part of the Leased Premises, or from pipes, appliances or plumbing, or from sewers, or the street, or subsurface, or from any other place by dampness or other cause of whatsoever nature and unless due to Landlord’s gross negligence or willful misconduct. Tenant shall defend and indemnify Landlord from any claim of liability from which Landlord is hereby exonerated.

COVENANT TO SURRENDER AND HOLDING OVER

18. This Lease and the tenancy hereby created shall cease and terminate at the end of the Initial Lease Term or at the expiration of any renewal period(s), without the necessity of any notice of termination from either Landlord or Tenant, and Tenant hereby waives notice to remove and agrees that Landlord shall be entitled to the benefit of any law respecting summary recovery of possession of the Leased Premises from a tenant holding over to the same extent as if statutory notice were given. For the period of six (6) months prior to the expiration of the Initial Lease Term or any renewal period, respectively, Landlord shall have the right to display on the exterior of the Leased Premises the customary “For Rent” sign, and during such period Landlord may show the Leased Premises and all parts thereof to prospective tenants during normal business hours. If Tenant holds possession of the Leased Premises after the expiration or sooner termination of this Lease for any reason, Tenant shall pay Landlord at one and one half the highest monthly rent installment reserved in this Lease, to include Additional Rent, for such period, but such payment of rent shall not create any lease arrangement whatsoever between Landlord and Tenant. During such period, Landlord shall retain all of Landlord’s rights under this Lease and shall be entitled to the benefit of any law respecting summary recovery of possession of leased premises from a tenant holding over.

DEFAULT AND REMEDIES

19.A. “EVENT OF DEFAULT” DEFINED. Any one or more of the following events shall constitute an “Event of Default”:

(1)

the sale of Tenant’s interest in the Leased Premises under attachment, execution or similar legal process or, if Tenant is adjudicated to be bankrupt or insolvent and such adjudication is not vacated within ten (10) days;

(2)

the filing of a voluntary or involuntary petition proposing the adjudication of Tenant or any guarantor of Tenant’s obligations hereunder as a bankrupt or Insolvent, or the reorganization of Tenant or any such guarantor, or an arrangement by Tenant or any such guarantor with its creditors, whether pursuant to the United States Bankruptcy Act or any similar federal or state proceedings, unless such petition is filed by a party other than Tenant or any such guarantor and is withdrawn or dismissed within thirty (30) days after the date of filing;

(3)	the admission in writing by Tenant or any such guarantor of its inability to pay its debts when due;

(4)	the appointment of a receiver or trustee for the business or property of Tenant or any such guarantor, unless such appointment shall be vacated within ten (10) days of its entry;

(5)	the making by Tenant or any such guarantor of an assignment for the benefit of its creditors, or if in any other manner Tenant’s interest in this Lease shall pass to another by operation of law;

(6)	the failure of Tenant to pay any rent or other sum of money within ten (10) days after the same is due hereunder;

(7)

default by Tenant in the performance or observance of any covenant or agreement of this Lease (other than a default involving the payment of money), which default is not cured within thirty (30) days after the giving of notice thereof by Landlord, unless such default is of such nature that it cannot be cured within such thirty (30) day period, in which case no Event of Default shall occur so long as Tenant shall commence the curing of the default within such thirty (30) day period and shall thereafter diligently prosecute the curing of same; provided, however, if Tenant shall default in the performance of any such covenant or agreement of this Lease two (2) or more times in any twelve (12) month period, then, notwithstanding that such defaults have each been cured by Tenant, any further similar default shall be deemed an Event of Default without the ability for cure;

(8)	the vacating or abandonment of the Leased Premises by Tenant at any time during the lease term; and

(9)	the occurrence of any other event described as constituting a default elsewhere in this Lease.

B. REMEDIES. Upon the occurrence of an Event of Default, Landlord, without notice to Tenant in any instance (except where expressly provided for below) may do any one or more of the following:

(1)

sell at public or private sale all or any part of the goods, chattels, fixtures and other personal property belonging to Tenant which are or may be put into the Leased Premises during the lease term, whether exempt or not from sale under execution or attachment (it being agreed that said property shall at all times be bound with a lien in favor of Landlord and shall be chargeable for all rent for the fulfillment of the other covenants and agreements herein contained) and apply the proceeds of such sale, first, to the payment of all costs and expenses of conducting the sale or caring for or storing said property (including all attorneys’ fees), second, toward the payment of any indebtedness, including (without limitation) indebtedness for rent, which may be or may become due from Tenant to Landlord, and third, to pay Tenant any surplus remaining after all indebtedness of Tenant to Landlord has been fully paid;

(2)

perform, on behalf and at the expense of Tenant, any obligation of Tenant under this Lease which Tenant has failed to perform and of which Landlord shall have given Tenant notice, the cost of which performance by Landlord, together with interest thereon at the Default Rate from the date of such expenditure, shall be deemed Additional Rent and shall be payable by Tenant to Landlord upon demand. Notwithstanding the provisions of this clause (2) and regardless of whether an Event of Default shall have occurred, Landlord may exercise the remedy described in this clause (2) without any notice to Tenant If Landlord, In its good faith judgment, believes it would be materially injured by failure to take rapid action or if the unperformed obligation of Tenant constitutes an emergency;

(3)

elect to terminate this Lease and the tenancy created hereby by giving notice of such election to Tenant without any right on the part of Tenant to save the forfeiture by payment of any sum due or by other performance of condition, term, agreement or covenant broken, or elect to terminate Tenant’s possessory rights and all other rights of Tenant without terminating this Lease, and in either event, at anytime thereafter without notice or demand and without any liability whatsoever, re-enter the Leased Premises by force, summary proceedings or otherwise, and remove Tenant and all other persons and property from the Leased Premises, and store such property in a public warehouse or elsewhere at the cost and for the account of Tenant without resort to legal process and without Landlord being deemed guilty of trespass or becoming liable for any loss or damage occasioned thereby;

(4)	accelerate all basic rent, Additional Rent and other sums of money due hereunder; and

(5)	exercise any other legal or equitable right or remedy (including, but not limited to, obtaining injunctive relief) which it may have.

Any costs and expenses incurred by Landlord (including, without limitation, reasonable attorneys’ fees) in enforcing any of its rights or remedies under this Lease shall be deemed to be Additional Rent and shall be repaid to Landlord by Tenant upon demand.

To the extent permitted by law, Tenant hereby expressly waives any and all rights of redemption which Tenant may have under any current or future laws in the event Tenant is evicted or dispossessed for any reason.

     C. DAMAGES. If this Lease is terminated by Landlord pursuant to Section 19.B., Tenant nevertheless shall remain liable for any rent and damages which may be due or sustained prior to such termination, all reasonable costs, fees and expenses including, but not limited to, reasonable attorneys’ fees, costs and expenses incurred by Landlord in pursuit of its remedies hereunder, or in renting the Leased Premises to others from time to time (all such rent, damages, costs, fees and expenses being referred to herein as “Termination Damages”), additional damages which shall be that amount equal to accelerated rent, Percentage Rent (if any), Additional Rent and other sums due hereunder for the balance of the lease term, discounted to present value at a rate equal to the then applicable discount rate of the Federal Reserve Bank in Baltimore, Maryland plus one (1) percentage point (the “Liquidated Damages”), and all consequential damages to Landlord for Tenant’s failure to surrender the Leased Premises in accordance with the provisions of this Lease (and this clause shall survive the termination of this Lease). In determining such Liquidated Damages, the amount of Additional Rent and Percentage Rent (if any) shall be deemed to be the amount equal to the amounts of Additional Rent payable in the Lease Year immediately preceding the Lease Year in which default occurs (annualized in the event such preceding Lease Year is less than 12 months), discounted to present value.

Provided Landlord obtains a final money judgment against Tenant for the Termination Damages and the Liquidated Damages, if Landlord relets the Leased Premises prior to the expiration of the lease term, all Rent which would have been collected by Landlord from Tenant now paid by a new tenant will be credited against such judgment.

If this Lease is terminated pursuant to Section 19.B., Landlord may relet the Leased Premises or any part thereof, alone or together with other premises, for such term(s) (which may be greater or less than the period which otherwise would have constituted the balance of the lease term) and on such terms and conditions (which may include concessions or free rent and alterations of the Leased Premises) as Landlord, in its sole discretion, may determine, but Landlord shall not be liable for, nor shall Tenant’s obligations hereunder be diminished by reason of, any failure by Landlord to relet the Leased Premises or any failure toy Landlord to collect any rent due upon such reletting.

Nothing contained in this Lease shall limit or prejudice the right of Landlord to prove for and obtain, in proceedings for the termination of this Lease by reason of bankruptcy or insolvency, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount be greater, equal to, or less than the amount of the loss or damages referred to above. The failure or refusal of Landlord to relet the Leased Premises or any part or parts thereof shall not release or affect Tenant’s liability for damages.

     D. REMEDIES IN EVENT OF BANKRUPTCY OR OTHER PROCEEDING. (1) Anything contained herein to the contrary notwithstanding, if termination of this Lease shall be stayed by order of any court having jurisdiction over any proceeding described in clauses (1) through (5) of Subsection 19.A., or by federal or state statute, then, following the expiration of any such stay, or if Tenant or Tenant as debtor-in-possession or the trustee appointed in any such proceeding (being collectively referred to as “Tenant” only for the purposes of paragraphs (1) and (2) of this Section 19.D.) shall fail to assume Tenant’s obligations under this Lease within the period prescribed therefor by law or within fifteen (15) days after entry of the order for relief or as may be allowed by the court, or if Tenant shall fail to provide adequate protection of Landlord’s right, title and interest in and to the Leased Premises or adequate assurance of the complete and continuous future performance of Tenant’s obligations under this Lease, Landlord, to the extent permitted by law or by leave of the court having jurisdiction over such proceeding, shall have the right, at its election, to terminate this Lease on fifteen (15) days prior notice to Tenant and upon the expiration of said fifteen (15) day period this Lease shall cease and expire as aforesaid and Tenant shall immediately quit and surrender the Leased Premises as aforesaid. Upon the termination of this Lease as provided above, Landlord, without notice, may re-enter and repossess the Leased Premises using such force for that purpose as may be necessary without being liable to indictment, prosecution or damages therefor and may dispossess Tenant by summary proceedings or otherwise.

          (2) For the purposes of the preceding paragraph (1), adequate protection of Landlord’s right, title and interest in and to the Leased Premises, and adequate assurance of the complete and continuous future performance of Tenant’s obligations under this Lease, shall include, without limitation, the following requirements:

(a)

that Tenant pay to Landlord, on the first day of each month occurring subsequent to the entry of such order, or the effective date of such stay, a sum equal to the amount by which the Leased Premises diminished in value during the immediately preceding monthly period, but, in no event, an amount which is less than the aggregate rent payable for such monthly period;

(b)	that Landlord be permitted to supervise the performance of Tenant’s obligations under this Lease, including but not limited to keeping all insurances in full force and effect;

(c)

that Tenant pay to Landlord within fifteen (15) days after entry of such order or the effective date of such stay, as partial adequate protection against future diminution in value of the Leased Premises and adequate assurance of the complete and continuous future performance of Tenant’s obligations under this Lease, an additional security deposit in an amount acceptable to Landlord;

(d)

that Tenant has and will continue to have unencumbered assets after the payment of all secured obligations and administrative expenses to assure Landlord that sufficient funds will be available to fulfill the obligations of Tenant under this Lease; and

(e)

that if Tenant assumes this Lease and proposes to assign the same (pursuant to Title 11 U.S.C. 365, or as the same may be amended) to any person who shall have made a bona fide offer to accept an assignment of this Lease on terms acceptable to such court having competent jurisdiction over Tenant’s estate, then notice of such proposed assignment, setting forth (i) the name and address of such person, (ii) all of the terms and conditions of such offer, and (iii) the adequate assurance to be provided Landlord to assure such person’s future performance under this Lease, including, without limitation, the assurances referred to in Title 11 U.S.C. 365(b)(3), or as the same may be amended, shall be given to Landlord by Tenant no later than fifteen (15) days after receipt by Tenant of such offer, but in any event no later than fifteen (15) days prior to the date that Tenant shall make application to such court for authority and approval to enter into such assignment and assumption, and Landlord shall thereupon have the prior right and option, to be exercised by notice to Tenant given at any time prior to the effective date of such proposed assignment, to accept, or to cause Landlord’s designee to accept, an assignment of this Lease upon the same terms and conditions and for the same consideration, if any, as the bona fide offer made by such person less any brokerage commissions which may be payable out of the consideration to be paid by such person for the assignment of this Lease.

MECHANICS’ LIENS

20. No work performed by Tenant pursuant to this Lease, whether in the nature of erection, construction, alteration, or repair, shall be deemed to be done at the direction of or for the immediate use and benefit of Landlord. No mechanic’s or other lien shall be allowed against the estate of Landlord by reason of any consent given by Landlord to Tenant to improve the Leased Premises. Tenant shall pay promptly all persons furnishing labor or materials with respect to any work performed by Tenant or its contractor on or about the Leased Premises. In the event any mechanic’s or other lien shall at any time be filed against the Leased Premises by reason of work, labor, services or materials performed or furnished, or alleged to have been performed or furnished to Tenant or to anyone holding the Leased Premises through or under Tenant, or if Landlord or Tenant shall receive a written notice of any intent to file a lien, Tenant shall cause the same to be discharged of record or bonded to the satisfaction of Landlord. If Tenant shall fail to cause such lien to be so discharged or bonded after being notified of the filing thereto or the intent to file such lien, then, in addition to any other right or remedy of Landlord, Landlord may bond or discharge the same by paying the amount claimed to be due, and the amount so paid by Landlord including reasonable attorneys’ fees incurred by Landlord, either in defending against such lien or in procuring the bonding or discharge of such lien, together with interest thereon at the Default Rate, shall be due and payable by Tenant to Landlord upon demand as Additional Rent.

LEASEHOLD IMPROVEMENTS

21. All leasehold Improvements installed in the Leased Premises and either permanently affixed or initially paid for by Landlord shall remain the property of Landlord and shall not be removed by Tenant at any time, including upon the expiration of the lease term. If Tenant is in default hereunder, Landlord shall have the benefit of any applicable lien on Tenant’s property located in or on the Leased Premises as may be permitted under the laws of Maryland and in the event such lien is asserted by Landlord in any manner or by operation of law, Tenant shall not remove or permit the removal of said property until the lien has been removed and all defaults have been cured. If Tenant is in default, Landlord shall also be entitled to pursue such remedies and institute such actions and proceedings as are permitted by law. Landlord shall be entitled to require that Tenant execute such recordable documents as Landlord may request for the purpose of notifying all suppliers of labor and/or materials to Tenant that any such supplier of labor and/or materials to Tenant shall have no lien whatsoever in, on, or against the Property, or the improvements thereon.

BROKERS’ COMMISSIONS

22. Landlord recognizes Blue and Obrecht Realty, Inc. as the sole broker procuring this Lease and shall pay said broker a commission therefor pursuant to a separate agreement between said broker and Landlord. Landlord and Tenant each represent and warrant to one another that except as set forth herein neither of them has employed any broker, agent or finder in carrying on the negotiations relating to this Lease. Landlord shall indemnify and hold Tenant harmless, and Tenant shall indemnify and hold Landlord harmless, from and against any claim or claims for brokerage or other commissions arising from or out of any breach of the foregoing representation and warranty by the respective indemnitors.

COMPLIANCE WITH LAWS

23. Tenant, at its sole expense, shall promptly observe and comply with, whether now in force or which may hereafter be in force, all federal, state and local laws, orders, rules, requirements and regulations, and of any and all governmental authorities or agencies and of any board of fire underwriters or other similar organization respecting the Leased Premises and the manner in which the Leased Premises are or should be used, occupied and maintained by Tenant; provided, however, that Landlord and not Tenant shall make all structural changes and correct all structural defects in the Leased Premises necessary to comply with requirements of law, and make all repairs, changes or alterations necessary because the Leased Premises were not constructed in compliance with any of said statutes, ordinances, laws, orders, regulations or requirements. All licenses, fees, and charges arising out of Tenant’s use of the Leased Premises and all charges for minor privileges occasioned by the occupancy of Tenant shall be the responsibility of Tenant.

Tenant, at its sole expense, shall comply with all requirements of (i) the Americans with Disabilities Act of 1990 and with all rules, regulations and guidelines thereto, as the same are in effect on the date hereof and may hereafter be amended, modified or supplemented (collectively the “ADA”), (ii) the Maryland State Human Relations Commission Act (the “SHRCA”) and (iii) any other similar laws, rules of regulations, as they relate to the Leased Premises and the conduct of Tenant’s business therein. Any and all alterations, additions and improvements required or permitted to be made by Tenant pursuant to the terms of this Lease (collectively the “Alterations”) shall be subject to the requirements of this Section 23. Notwithstanding anything contained herein to the contrary, If the Alterations, or Tenant’s use and occupancy of the Leased Premises, necessitate any alterations or improvements to any other parts of the Property outside the Leased Premises, Tenant shall pay the full cost of such alterations or improvements promptly upon demand by Landlord. Tenant shall indemnify, defend and hold harmless Landlord from any and all lawsuits, actions, claims, losses, damages, costs and expenses (including court costs and reasonable attorneys’ fees) incurred by Landlord as a result of Tenant’s failure to comply with any provisions of this Section 23, which obligation shall survive the expiration or earlier termination of this Lease. If Tenant fails to comply with its obligations hereunder, Landlord shall have the right, in its sole discretion, to do or cause to be done any and all work necessary to comply with same, and Tenant shall pay the cost thereof as Additional Rent. Tenant shall pay such Additional Rent within ten (10) days after receipt of a bill from Landlord. Within ten (10) days after receipt, Tenant shall provide Landlord with copies of any notices alleging violation of the ADA relating to any portion of the Leased Premises; any claims made or threatened in writing regarding non-compliance with the ADA and relating to any portion of the Leased Premises; or any governmental or regulatory actions or investigations instituted or threatened regarding non-compliance with the ADA and relating to any portion of the Leased Premises.

ENVIRONMENTAL REQUIREMENT

24. Tenant shall (a) not engage in any activity which will result in any “hazardous materials contamination” (defined herein) to the Leased Premises, (b) immediately give notice to Landlord upon acquiring knowledge of the presence of any “hazardous waste” or “hazardous substance” or “hazardous material” (as those terms are defined herein) in the Leased Premises or any hazardous materials contamination with a complete description thereof; (c) comply with all laws, ordinances, rules, regulations, orders and directives requiring the removal, treatment or disposal of any hazardous materials contamination and provide Landlord, upon demand, with satisfactory evidence of such compliance; (d) provide Landlord, within thirty (30) days after notice, with assurance that the necessary funds are available to pay the cost of removing, treating and disposing of any hazardous materials contamination caused by Tenant or any of its agents, employees, contractors, invitees, assignees, subtenants, officers, directors or shareholders; (e) discharge any lien which may be established on the Leased Premises as a result of any hazardous materials contamination; and (f) defend, indemnify and hold harmless Landlord and any Mortgagee, if any, from any and all claims, losses, costs, damages or expenses, including but not limited to reasonable attorneys’ fees and court costs, which may be asserted as a result of the presence of any hazardous substance or hazardous waste or hazardous material on the Leased Premises or any hazardous materials contamination due to any actions by Tenant or any of its agents, employees, contractors, invitees, assignees, subtenants, officers, directors or shareholders. “Hazardous materials contamination” means the contamination of the Leased Premises, facilities, soil, ground water, air, or other elements on, or off, any other property as a result of any hazardous substance or hazardous waste or hazardous material at any time emanating from the Leased Premises. The term “hazardous waste” as used herein shall have the same meaning as defined in the Resource Conservation and Recovery Act of 1976, as amended from time to time, and regulations promulgated thereunder. The term “hazardous substance” as used herein shall have the same meaning as defined in (a) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, and regulations promulgated thereunder, and/or (b) § 7-201 (m) of the Environment Article of the Annotated Code of Maryland (1987 Vol., as amended). The term “hazardous material” as used herein shall mean (a) any “oil” as defined in § 4-401 (g) of the Environment Article of the Annotated Code of Maryland (1987 Vol., as amended), and/or (b) any material or substance that, whether by its nature or use, is subject to regulation under any present or future law, ordinance, rule, regulation, order or directive, addressing environmental health or safety issues, of or by any federal, state or local government or governmental agency (collectively “Environmental Requirements”).

Landlord represents, to the best of its knowledge, without inquiry or investigation, that the Prospect, upon the Commencement Date of this lease complies with all Environmental Requirements.

Tenant hereby covenants and agrees that if at any time it is determined that there are materials located on the Leased Premises or on the Property as caused by Tenant which, under any Environmental Requirements require special handling in collection, storage, treatment, or disposal. Tenant shall immediately take or cause to be taken, at its sole expense, such actions as may be necessary to comply with all Environmental Requirements. If Tenant shall fail to take such action, Landlord may make advances or payments towards performance or satisfaction of the same but shall be under no obligation to do so; and all sums so advanced or paid, including all sums advanced or paid in connection with any judicial or administrative investigation or proceeding relating thereto, including, without limitation, reasonable attorneys’ fees, fines, or other costs, shall be repaid by Tenant, upon demand by Landlord, and shall bear interest at the rate of four percent (4%) per annum above the prime rate of interest that is publicly announced by Bank of America from time to time. Failure of Tenant to comply with all Environmental Requirements shall constitute and be a default under this Lease. Notwithstanding the above provisions of Section 24 Tenant shall not be responsible for any Hazardous Materials Contamination, Hazardous Waste, Hazardous Substance, or Hazardous Material that were present on the Property including the Leased Premises prior to the Commencement Date of this Lease.

NOTICES

25.A. SENDING OF NOTICES. All notices, demands, requests, approvals and consents (collectively referred to as “Notices”) required or permitted under this Lease shall be in writing and shall be either (i) personally delivered with signed receipt, (ii) sent by first class certified mail - return receipt request, postage prepaid, or (iii) sent by a nationally-recognized, overnight courier and addressed (i) if to Landlord, at 9640 Deereco Road, Timonium, Maryland 21093, or (ii) if to Tenant at the Leased Premises attention Real Estate Department. All Notices personally delivered shall conclusively be deemed delivered at the time of such delivery. All Notices sent by certified mail shall conclusively be deemed delivered two (2) days after the deposit thereof in the United States mails. All Notices delivered by overnight courier shall conclusively be deemed made one (1) business day after delivery to such courier service. Any party may designate a change of address by notice to the other party, given at least ten (10) days before such change of address is to become effective.

     B. NOTICE TO MORTGAGEES. If any Mortgagee shall notify Tenant that it is the holder of a mortgage affecting the Leased Premises, no notice, request or demand thereafter sent by Tenant to Landlord shall be effective unless and until a copy of the same shall also be sent to such Mortgagee to such address as such Mortgagee shall designate.

MISCELLANEOUS

26.A. ACCORD AND SATISFACTION. No receipt and retention by Landlord of any payment tendered by Tenant in connection with this Lease will give rise to, support, or constitute an accord and satisfaction, notwithstanding any accompanying statement, instruction, or other assertion to the contrary (whether by notation on a check or in a transmittal letter or otherwise), unless Landlord expressly agrees to an accord and satisfaction in a separate writing duly executed by the appropriate persons. Landlord may receive and retain, absolutely and for itself, any and all payments so tendered, notwithstanding any accompanying instructions by Tenant to the contrary. Landlord will be entitled to treat any such payments as being received on account of any item or items of rent, interest, expense, or damage due in connection herewith, in such amounts and in such order as Landlord may determine at its sole discretion.

     B. CAPTIONS AND PRONOUNS. The captions are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this Lease, or the intent of any provision thereof. Reference to masculine, feminine, or neuter gender shall include all other genders.

     C. CORPORATE TENANTS. If Tenant is a corporation, the persons executing this Lease on behalf of Tenant hereby covenant and warrant that: Tenant is a duly constituted corporation qualified to do business in the State of Maryland; all Tenant’s franchises and corporate taxes have been paid to date; all future forms, reports, fees and other documents necessary for Tenant to comply with applicable laws will be filed by Tenant when due; and such persons are duly authorized by the board of directors of such corporation to execute and deliver this Lease on behalf of the corporation.

     D. EXHIBITS AND COUNTERPARTS. All exhibits referred to herein are expressly incorporated in, and made a part of, this Lease. This Lease may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same lease.

     E. FEES AND EXPENSES. If Tenant shall default in the observance or performance of any term or covenant on Tenant’s part to be observed or performed under or by virtue of any of the terms or provisions in this Lease and beyond all applicable grace periods, Landlord may immediately, or at any time thereafter and without notice, perform the same for the account of Tenant, and if Landlord makes any expenditures or incurs any obligations for the payment of money in connection therewith including, but not limited to, attorneys’ fees in instituting, prosecuting or defending any action or proceeding, such sums paid or obligations incurred with interest and costs shall be deemed to be Additional Rent hereunder and shall be paid by Tenant to Landlord within five (5) days of rendition of any bill or statement to Tenant therefor.

F. GOVERNING LAW. This Lease shall be governed by and construed in accordance with the laws of the State of Maryland.

     G. INTERPRETATION. Landlord and Tenant hereby agree that both parties were equally influential in preparing and negotiating this Lease, and each had the opportunity to seek the advice of legal counsel prior to the execution of this Lease. Therefore, Landlord and Tenant agree that no presumption should arise construing this Lease more unfavorably against any one party.

     H. LIMITATION OF RIGHT OF RECOVERY AGAINST LANDLORD. Notwithstanding anything to the contrary contained in this Lease, it is agreed and understood that Tenant shall look solely to the interest of Landlord in the Property for the enforcement of any judgment (or other judicial decree) requiring the payment of money by Landlord to Tenant by reason of any default or breach by Landlord in the performance of its obligations under this Lease, it being agreed hereby that no other assets of Landlord shall be subject to levy, execution, attachment or other such legal process for the enforcement or satisfaction of the remedies pursued by Tenant in the event of such default or breach. No personal judgment shall lie against Landlord. This provision, which shall inure to Landlord’s successors and assigns including any Mortgagee, is not intended to relieve Landlord from the performance of any of Landlord’s obligations under this Lease, but only to limit the personal liability of Landlord in case Tenant obtains a judgment against Landlord.

     I. NO OPTION. The submission of this Lease for examination does not constitute a reservation of, or option for, the Leased Premises, and this Lease shall become effective only upon execution and delivery thereof by both parties.

     J. NO ORAL MODIFICATIONS. This Lease contains the entire agreement between the parties hereto and no change, waiver, or modification of the terms of this Lease, except for rules and regulations shall be binding unless in writing and signed by all of the parties hereto. Landlord or Landlord’s agents have made no representations or promises with respect to the Property or Leased Premises except as expressly set forth herein.

The Tenant acknowledges and agrees that no prior information provided or statements made by the Landlord or its agent(s) (“Prior Information”), including, without limitation, estimated gross sales and common area maintenance calculations, any other financial matters, and any matters related to: (i) any of the premises in the Property; (ii) the Property itself; or (iii) the number or kind of tenants in the Property, have in any way induced the Tenant to enter into this Lease.

The Tenant acknowledges that prior to entering into this Lease, the Tenant has satisfied itself of all its concerns by conducting an independent investigation of the validity of such Prior Information.

     K. NO WAIVERS. The failure of Landlord to insist, In any one or more instances, upon a strict performance of any of the covenants of this Lease, or to exercise any option herein contained, shall not be construed as a waiver, or a relinquishment for the future, of such covenant or option, but the same shall continue and remain in full force and effect. The receipt by Landlord of rent, with knowledge of the breach of any covenant hereof, shall not be deemed a waiver of such breach, and no waiver by Landlord of any provision hereof shall be deemed to have been made unless expressed in writing and signed by Landlord.

L. PERFORMANCE OF LANDLORD’S OBLIGATIONS BY MORTGAGEE. Tenant shall accept performance of any of Landlord’s obligations hereunder by any Mortgagee.

     M. POSSESSION. Landlord covenants and agrees that possession of the Leased Premises shall be given to Tenant as soon as the Leased Premises are ready for occupancy by said Tenant. In case possession, in whole or in part, cannot be given to Tenant on or before the Commencement Date of this Lease, Landlord agrees to abate the rent proportionately until possession is given to Tenant, and Tenant agrees to accept such pro-rata abatement as liquidated damages for the failure to obtain possession. Tenant shall be permitted to enter the Leased Premises during the two (2) weeks prior to the Commencement Date of this Lease for the purpose of setting up telephone system, computer system and associated low voltage wiring. If Landlord is not able to give Tenant possession of the Leased Premises within six (6) months from receipt of building permit Tenant may, at its sole option, terminate this Lease.

     N. RECORDING. This Lease may be recorded at the option of Landlord or Tenant and, if either party so elects, the costs of such recording, including recordation tax and transfer tax, shall be paid by the party requesting such recordation.

O. RELOCATION. Intentionally deleted.

     P. REMEDIES CUMULATIVE. No reference to any specific right or remedy shall preclude Landlord from exercising any other right or from having any other remedy or from maintaining any action to which it may otherwise be entitled at law or in equity. No failure by Landlord to insist upon strict performance of any agreement, term, covenant or condition hereof, or to exercise any right or remedy consequent upon a breach thereof, and no acceptance of full or partial rent during the continuance of any such breach shall constitute a waiver of any such breach. No waiver by Landlord of any breach by Tenant under this Lease or of any breach by any other tenant under any other lease of any portion of the Property shall affect or alter this Lease in any way whatsoever.

     Q. RENTAL SIGN. Landlord shall have the right to place a “For Rent” sign on any portion of the Leased Premises during the period beginning one hundred eighty (180) days prior to the expiration of the lease term and to place a “For Sale” sign thereon at any time.

     R. RULES AND REGULATIONS. Tenant covenants that the rules and regulations appended hereto and such other and further rules and regulations as Landlord may make, which in its judgment are desirable for the reputation, safety, care or cleanliness of the Property and Leased Premises, or the operation or maintenance of the Property and its equipment, or the comfort or health of tenants, shall be faithfully observed and performed by Tenant. Tenant shall be deemed to have notice of any such rules and regulations when a copy thereof has been mailed to Tenant by Landlord at the time and in the manner set forth in this Lease for Notices. Landlord shall have the right to change such rules and regulations and to waive in writing, or otherwise, any or all of such rules and regulations in respect to one or more tenants, and Landlord shall not be responsible to Tenant for the non-observance or violation of any of such rules and regulations by any other tenant or other person. The provisions of the rules and regulations shall not be deemed to limit any covenant or provision of this Lease to be performed or fulfilled by Tenant.

     S. SECURITY INTEREST. To secure performance of all of Tenant’s obligations under this Lease, Tenant hereby grants Landlord a security interest in and to all equipment, fixtures and inventory of Tenant, now or hereafter located on the Leased Premises, and all proceeds and products thereof. In connection therewith, Landlord shall have all the rights and remedies of a secured credit or under the Maryland Uniform Commercial Code. This security interest shall be in addition to any other lien granted to Landlord as a matter of law. Such security interest is subject to purchase money security interests or pre-existing security interests in favor of Tenant’s lender.

     T. SEVERABILITY. If any portion of any term or provision of this Lease, or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

     U. SEVERAL LIABILITY. If Tenant shall be one or more individuals, corporations or other entities, whether or not operating as a partnership or joint venture, then each such individual, corporation, entity, joint venturer or partner shall be deemed to be both jointly and severally liable for the payment of the entire rent and other payments specified herein.

     V. SIGNS. Landlord shall provide Tenant with standard building signage, to include lobby directory and signage adjacent to Tenant’s suite entrance door. Tenant covenants that it will not erect, display or maintain or permit to be erected, displayed or maintained, any signs, or lights on the exterior of the Leased Premises without securing the prior written approval of Landlord, and further, that it will not erect, display or maintain any illuminated sign or signs or lights in or about the show window or front of the Leased Premises which shall be visible to the exterior without first securing the prior written approval of Landlord. All sign permits if required by the governing municipalities, must be acquired by Tenant at Tenant’s expense, prior to erection of any sign. Upon termination of this Lease, Tenant shall pay for the costs of removing any such signs and for any damage to the Leased Premises caused thereby. Landlord reserves the right to establish, at any time, sign specifications for the design and construction of Tenant signage. Such specifications may be changed at the discretion of Landlord. “Signs” shall include all signs, designs, monuments, canopies, poles, logos, banners, projected images, pennants, decals, advertisements, pictures, notices, lettering, numerals, graphics, or decoration.

     W. SUCCESSORS AND ASSIGNS. This Lease and the covenants, terms and conditions contained herein shall inure to the benefit of and be binding on Landlord, its successors and assigns, provided that, if Landlord shall transfer title to the Property, by operation of law or otherwise, Landlord shall be relieved of all covenants and obligations hereunder upon completion of such sale or transfer, and It shall be considered that the transferee has assumed and agreed to carry out all of the obligations of Landlord hereunder. This Lease and the covenants, terms and conditions contained herein shall be binding on and inure to the benefit of Tenant, its heirs, personal representatives, and permitted successors and assigns.

     X. THIRD PARTY BENEFICIARY. Nothing contained in this Lease shall be construed so as to confer upon any other party the rights of a third party beneficiary except rights contained herein for the benefit of a Mortgagee.

Y. TIME IS OF THE ESSENCE. Landlord and Tenant hereby agree that time is of the essence in this Lease.

     Z. WAIVER OF JURY TRIAL. Landlord and Tenant hereby mutually waive any and all rights which either may have to request a jury trial in any action, proceeding or counterclaim at law or in equity in any court of competent jurisdiction arising out of this Lease or Tenant’s occupancy of or right to occupy the Leased Premises. Tenant further waives any right to remove said summary proceeding to any other court or to consolidate said summary proceeding with any other action, whether brought prior or subsequent to the summary proceeding.

RENTAL ABATEMENT

27. No monthly installments of annual rent payable under Section 2.A. of this Lease shall be due for the second, third, fourth, fifth nor the sixth month of the Initial Lease Term (the “Abatement Months”). The total amount of the said abatement shall be Two Hundred Thirty Thousand Eight Hundred Five and 00/100 Dollars ($230,805.00). Tenant shall pay all Additional Rent due under this Lease for the Abatement Months, including but not limited to, those amounts due under Sections 2.E. and 4. Tenant acknowledges and agrees that Landlord has granted to Tenant a rental abatement for the Abatement Months in expectation of Tenant complying with all the provisions of this Lease; consequently, Tenant agrees that, notwithstanding the foregoing, the monthly installments of annual rent otherwise due and payable for the Abatement Months pursuant to Section 2.A., as well as the unamortized cost of the (i) tenant improvements constructed by Landlord and (ii) leasing commissions, shall become immediately due and payable to Landlord as Additional Rent upon the occurrence of a default by Tenant under this Lease. The amounts due under this paragraph shall be in addition to, and not in substitution of, any amounts due to Landlord in the event of a default pursuant to the other provisions of this Lease.

UNDERGROUND PARKING

28. So long as Tenant in not in default under the Lease, Landlord shall allocate to Tenant five (5) parking spaces in the lower level indoor parking area of Executive Plaza for the term of the lease at no charge to Tenant. Except as otherwise expressly set forth in this Section 28, the terms and conditions of Tenant’s use of said parking space shall be governed by that certain Application and Lease for Executive Plaza Lower Level Indoor Parking executed by Tenant and Landlord.

MOVING ALLOWANCE

29. Landlord shall reimburse Tenant the sum of One and 00/100 Dollar ($1.00) per square foot or Thirty Thousand Seven Hundred Seventy-Four and 00/100 Dollars ($30,774.00), which represents Landlord’s contribution toward the cost of moving Tenant’s furniture, fixtures and equipment to the Leased Premises. Said reimbursement shall be paid within ten (10) days after receipt of invoice from Tenant provided Tenant’s move is complete.

RIGHT OF FIRST OFFER

30. The term “First Offer Space” shall mean the adjacent 5th Floor of the Property.

Upon receipt by Landlord of a bona fide offer from a third party to lease the First Offer Space, Landlord shall give written notice (the “Notice”) of offer to Tenant. Tenant shall have five (5) days from receipt of the Notice in which to accept the offer, which acceptance must be made in writing and be received by Landlord before the expiration of said 5-day period. Tenant shall lease the First Offer Space upon the same terms, covenants, and conditions contained in this Lease, except that (i) there will be no rental abatement for the First Offer Space, (ii) no parking spaces will be allocated for the First Offer Space, (iii) the annual basic rental for the First Offer Space will be the same as the then-current (on a per-square-foot basis) annual basic rental rate for the Leased Premises, and (iv) the term for the Leased Premises will be adjusted so that the term for the First Offer Space will expire on the same date as that for the Leased Premises. If Tenant fails to exercise the First Offer Right, then the same shall terminate and Landlord shall be free to lease the First Offer Space to another tenant. If Tenant exercises the First Offer Right in a timely manner, Landlord and Tenant shall enter into an appropriate amendment to this Lease subjecting the First Offer Space to the terms, covenants, and conditions contained in this Lease. In the event Tenant exercises its right to lease the First Offer Space in accordance with the provisions herein, the lease term for the First Offer Space shall commence on the date Landlord tenders possession of the First Offer Space to Tenant and continue for five (5) years therefrom.

          IN WITNESS WHEREOF, the parties hereto have caused this Lease to be duly executed under seal by their authorized agents on the date first above written.

WITNESS/ATTEST:	Landlord:

HILL MANAGEMENT SERVICES, INC.,
agent for the owner

	By:		(SEAL)

	Title:	VP

	Date:	10/26/03

WITNESS/ATTEST:	Tenant:

SYMPHONY HEALTH SERVICES, LLC

	By:		(SEAL)

	Printed Name:	SALLY N. WELSBERG

	Title:	President

	Date:	10/14/03

RULES AND REGULATIONS

          The following Rules and Regulations have been formulated for the safety and well-being of all the tenants of the Property. Strict adherence to these Rules and Regulations is necessary to guarantee that each and every tenant will enjoy a safe and unannoyed occupancy in the Property. Any violation of these Rules and Regulations by any tenant which continues after notice from Landlord and after Tenant has had an opportunity to cure as provided for in the Lease Agreement, shall be sufficient cause for termination of this Lease at the option of Landlord.

          Landlord may, upon request by any tenant, waive the compliance by such tenant of any of the foregoing Rules and Regulations, provided that (a) no waiver shall be effective unless signed by Landlord or Landlord’s authorised agent, (b) any such waiver shall not relieve such tenant from the obligation to comply with such rule or regulation in the future unless expressly consented to by Landlord, and (c) no waiver granted to any tenant shall relieve any other tenant from the obligation of complying with the foregoing Rules and Regulations unless such other tenant has received a similar waiver in writing from Landlord.

1.

The sidewalks, entrances, passages, courts, elevators, vestibules, stairways, corridors or halls or other parts of the Property not occupied by any tenant shall not be obstructed or encumbered by any tenant or used for any purpose other than ingress or egress to and from the Leased Premises. Landlord shall have the right to control and operate the public portions of the Property, and the facilities furnished for the common use of the tenants, in such manner as Landlord deems best for the benefit of the tenants generally. No tenant shall permit the visit to the Leased Premises of persons in such numbers or under such conditions as to interfere with the use and enjoyment by other tenants of the entrances, corridors, elevators, and other public portions or facilities of the Property.

2.

No awnings or other projections shall be attached to the outside walls of the Property without the prior written consent of Landlord, No drapes, blinds, shades, or screens shall be attached to or hung in, or used in connection with, any window or door of the Leased Premises, without the prior written consent of Landlord. Such awnings, projections, curtains, blinds, screens or other fixtures must be of a quality type, design and color and attached in the manner approved by Landlord.

3.

No sign, advertisement, notice, or other lettering shall be exhibited, inscribed, painted or affixed by any tenant on any part of the outside or inside of the Leased Premises or Property without the prior written consent of Landlord. In the event of the violation of the foregoing by any tenant, Landlord may remove same without any liability, and may charge the expense incurred by such removal to the tenant or tenants violating this rule. All interior signs on the doors and directory tablet shall be inscribed, painted or affixed for each tenant by Landlord, and shall be of a size, color and style acceptable to Landlord.

4.

No show cases or other articles shall be put in front of or affixed to any part of the exterior of the Property, nor placed in the halls, corridors or vestibules without the prior written consent of Landlord.

5.

The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish, rags, or other substances shall be thrown therein. All damages resulting from any misuse of the fixtures shall be borne by the tenant who, or whose servants, employees, agents, visitors or licensees, shall have caused the same.

6.

There shall be no marking, painting, drilling into or other form of defacing or damage of any part of the Leased Premises or the Property. No boring, cutting or stringing of wires shall be permitted. No tenant shall construct, maintain, use or operate within the Leased Premises or elsewhere within or on the outside of the Property, any electrical device, wiring or apparatus in connection with a loud speaker system or other sound system without Landlord’s prior written approval. However, Landlord shall not unreasonably withhold consent if Tenant wants to paint within the Leased Premises.

7.	No bicycles, vehicles or animals, birds or pets of any kind shall be brought into or kept in or about the Leased Premises, and no cooking shall be done or permitted by any tenant on said Leased Premises except for such tenant’s employees use. No tenant shall cause or permit any unusual or objectionable odors to originate from the Leased Premises.

8.

No tenant shall make, or permit to be made, any disturbing noises or disturb or interfere with occupants of this or neighboring Properties or Leased Premises or those having business with them, whether by the use of any musical instrument, radio, talking machine or in any other way. No tenant shall throw anything out of the doors or windows or down the corridors or stairs.

9.	No space in the Property shall be used for manufacturing, for the storage of merchandise, or for the sale of merchandise, goods or property of any kind at auction.

10.	No flammable, combustible or explosive fluid, chemical or substances shall be brought or kept upon the Leased Premises.

11.

No additional locks or bolts of any Kind shall be placed upon any of the doors or windows by any tenant, nor shall any changes be made in existing locks or the mechanism thereof without the prior written approval of Landlord. The doors leading to the corridors or main halls shall be kept closed during business hours except as they may be used to ingress or egress. Each tenant shall, upon the termination of his tenancy, return to Landlord all keys of stores, offices, storage, and toilet rooms either furnished to, or otherwise procured by, such tenant and in the event of the loss of any such keys, such tenant shall pay to Landlord the cost of replacing the locks.

12.

All removals, or the carrying in or out of any safes, freight, furniture or bulky matter of any description must take place during the hours which Landlord or its agents may determine from time to time. Landlord reserves the right to inspect all freight to be brought into the Property and to exclude from the Property all freight which violates any of these Rules and Regulations or the Lease of which these Rules and Regulations are a part.

13.

Any person employed by any tenant to do janitorial work within the Leased Premises must obtain Landlord’s consent prior to commencing such work, and such person shall, while in the Property and outside of said Leased Premises, comply with all instructions issued by the superintendent of the Property. No tenant shall engage or pay any employees on the Leased Premises, except those actually working for such tenant on said Leased Premises.

14.

No tenant shall purchase spring water, ice, coffee, soft drinks, towels, or other merchandise services from any company or persons whose repeated violations of the Property’s regulations have caused, in Landlord’s opinion, a hazard or nuisance to the Property and/or its occupants

15.

Landlord shall have the right to prohibit any advertising by any tenant which in Landlord’s opinion tends to impair the reputation of the Property or its desirability as a Property for offices, and upon written notice from Landlord, such tenant shall refrain from or discontinue such advertising.

16.	The Leased Premises shall not be used for lodging or sleeping or for any immoral or illegal purpose.

17.

No tenant shall occupy or permit any portion of the Leased Premises to be used or occupied as an office for a public stenographer or typist, or for the possession, storage, manufacture, or sale of liquor, narcotics, dope, tobacco in any form, or as a barber or manicure shop, or as an employment bureau unless said tenant’s lease expressly grants permission to do so. No tenant shall engage or pay any employees on the Leased Premises, except those actually working for such tenant on said Leased Premises, nor advertise for laborers giving an address at said Leased Premises.

18.	Each tenant, before closing and leaving the Leased Premises at any time, shall see that all lights are turned off.

19.

The requirements of tenants will be attended to only upon application at the office of the Property. Property employees shall not perform any work or do anything outside of their regular duties, unless under special instruction from the management of the Property.

20.	Canvassing, soliciting and peddling on the Property is prohibited and each tenant shall cooperate to prevent the same.

21.	No water cooler, plumbing or electrical fixture shall be installed by any tenant.

22.

There shall not be used in any space, or in the public halls of the Property, either by any tenant or by jobbers or others, in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and side guards.

23.	Access plates to underfloor conduits shall be left exposed. Where carpet is installed, carpet shall be cut around access plates.

24.	Mats, trash or other objects shall not be placed in the public corridors.

25.

Drapes installed by Landlord for the use of any tenant or drapes installed by any tenant which are visible from the exterior of the Property must be cleaned by such tenant at least once a year, without notice, at such tenant’s own expense.

Exhibit A

FIRST AMENDMENT TO LEASE

          THIS FIRST AMENDMENT TO LEASE (this “Amendment”) is made as of this 25th day of February, 2004, by and between HILL MANAGEMENT SERVICES, INC., a Maryland corporation, agent for the owner (“Landlord”), and SYMPHONY HEALTH SERVICES, LLC, a Delaware limited liability company (“Tenant”).

Recitals

          A. Landlord and Tenant entered into a Lease dated October 26, 2003 (the “Lease”), for Suites LL4, 600 and 700 consisting of approximately 31,086 square feet (the “Initial Leased Premises”), which has an address of 11350 McCormick Road, Hunt Valley, Maryland (the “Building”), in Executive Plaza IV in Baltimore County, Maryland (the “Property”).

          B. Landlord and Tenant now desire to amend certain provisions of the Lease and to provide Tenant with additional office space in the Property.

Agreements

          NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

          Section 1. Amendment of Lease. The provisions of the Lease are amended as follows:

          1.1. leased Premises. Commencing April 1, 2004, the Leased Premises shall consist of approximately 42,448 square feet, and shall be comprised of the Initial Leased Premises and an additional 11,362 square feet known as Suite 500 of Executive Plaza II (the “Additional Leased Premises”). The Additional Leased Premises are more particularly depicted as outlined in red on Exhibit A, attached hereto and made a part hereof

          1.2. Term. As a result of Tenant’s occupancy of the Initial Leased Premises, the Commencement Date and the Expiration Date, as stated in Section 1.A. of the Lease, shall be amended to delete February 1, 2004 and June 30, 2009 and substitute in lieu thereof January 1, 2004 and May 31, 2009, respectively. Commencing April 1, 2004, the Lease shall be extended for one (1) year and the Expiration Date of the Lease shall be amended to delete May 31, 2009 and substitute in lieu thereof May 31, 2010.

          1.3. Rent. Commencing on April 1, 2004, Tenant shall pay to Landlord annual basic rent of Seven Hundred Sixty-Four Thousand Sixty-Four and 00/100 ($764,064.00), payable in equal monthly installments of Sixty-Three Thousand Six Hundred Seventy-Two and 00/100 ($63,672.00). Commencing January 1, 2005, and for each succeeding lease year thereafter, the annual basic rent for the initial Leased Premises shall be increased to an amount equal to 102.5% of the annual basic rent for the Initial Leased Premises in the immediately preceding lease year as detailed in Section 2.C. of the Lease. The annual basic rent for the Additional Leased Premises shall be increased to an amount equal to 103% of the annual basic rent for the Additional Leased Premises in the immediately preceding lease year. Therefore, the blended annual basic rent schedule shall be as follows:

Year	Annual Rent	Monthly Rent

01/01/05 - 12/31/05	$784,188.18	$65,349.02
01/01/06 - 12/31/06	$804,846.14	$67,070.51
01/01/07 - 12/31/07	$826,052.15	$68,837.68
01/01/08 - 12/31/08	$847,820.86	$70,651.74
01/01/09 - 12/31/09	$870,167,30	$72,513.94
01/01/10 - 05/31/10 (5 months)	$372,127.90	$74,425.58

          1.4. Operating Costs. Commencing April 1, 2004, Tenant’s Proportionate Share of the increase in Operating Costs as detailed in Section 2.E. of the Lease shall be amended to delete 24.90% and substitute in lieu thereof 34%. Tenant’s Proportionate Share shall be based upon the relationship between the square footage of the Leased Premises (approximately

1

42,448 square feet) and the total square footage in the Property (approximately 124, 838 square feet).

          1.5. Taxes. Commencing April 1, 2004, Tenant shall pay to Landlord as Additional Rent, Tenant’s Proportionate share (24.90%) of the increase in Taxes as detailed in Sections 4.A. and 4.B. of the Lease.

          1.6. Tenant Improvements. Landlord shall provide improvements and modifications to the Leased Premises in accordance with the floor plans known as Exhibit B attached hereto and made a part hereof (“Landlord’s Work”). Landlord’s construction cost allowance for Landlord’s work and Tenant’s cabling installation for the Additional Leased Premises shall not exceed Twenty-One and 45/100 Dollars ($21.45) per square foot (the “Allowance”). Any and all improvements provided by Landlord and the cabling provided by Tenant whose sum is in excess of the Allowance shall be provided at Tenant’s expense.

          Upon commencement of Tenant’s renewal option, as stated in Section 1.B. of the Lease, Landlord, at its expense, shall repaint the Leased Premises. All furniture, fixtures and equipment in the Leased Premises shall be moved at Tenant’s sole expense in order for Landlord to complete said painting.

          1.7. Rental Abatement. in addition to the rent abatement described in Section 27, of the Lease, no monthly installments of annual basic rent for the Additional Leased Premises shall be due for the months of April, May, June and July of the year 2004. The total amount of said abatement shall be Sixty-Eight Thousand One Hundred Seventy-Two and 00/100 Dollars ($68,172.00).

          Due to a scrivener’s error, the total amount of Rent Abatement described in Section 27, of the Lease shall be amended to delete Two Hundred Thirty Thousand One Hundred Forty-Five and 00/100 Dollars ($230,145.00) and substitute in lieu thereof Two Hundred Thirty-Three Thousand One Hundred Forty-Five and 00/100 Dollars ($233,145.00).

          1.8. Underground Parking. Commencing April 1, 2004, Landlord’s allocation to Tenant for the lower level, indoor parking area shall be amended to delete five (5) parking spaces and substitute in lieu thereof eight (8) parking spaces.

          1.9. Signage. Tenant shall be permitted, at Its sole expense, to have Tenant’s name and/or logo applied on the interior glass of the building’s main entry. Tenant shall submit to Landlord a rendering of said signage for Landlord’s approval.

          Section 2. Titles of Sections. The section titles used in this Amendment are for convenience of reference only, and shall not constitute a part of this Amendment nor shall they affect the meaning, construction or effect of this Amendment or the Lease.

          Section 3. Definitions. Unless otherwise set forth in this Amendment, all capitalized terms shall have the same meaning ascribed to them in the Lease.

          Section 4. Interpretation. All other terms, covenants and conditions of the Lease shall remain unchanged and continue in full force and effect except as such terms, covenants and conditions have been amended or modified by this Amendment, and this Amendment shall, by this reference, constitute a part of the Lease.

          Section 5. Representations. Tenant hereby represents and warrants to Landlord that, as of the date hereof, it (i) is the sole legal and beneficial owner of all of the right, title and interest granted to it by the provisions of the Lease, (ii) has not sold, transferred or encumbered any or all of such right, title or interest, and (iii) has the full and sufficient right at law and in equity to execute and deliver this Amendment as the owner of such right, title, and interest, without the necessity of having any other person’s consent thereto or joinder therein.

[Remainder of page intentionally blank.]

2

          Section 6. Successors and Assigns. This Amendment and the terms, covenants and conditions herein contained shall inure to the benefit of and be binding upon Landlord and its successors and assigns, and Tenant and its permitted successors and assigns.

          IN WITNESS WHEREOF, Landlord and Tenant have caused this Amendment to be duly executed under seal on their behalf by their duly authorized representative, as of the date first above written.

WITNESS/ATTEST:	Landlord:

HILL MANAGEMENT SERVICES, INC. agent for the owner

	By:		(SEAL)

	Title:	VP

	Date:	2/25/04

WITNESS/ATTEST:	Tenant:

SYMPHONY HEALTH SERVICES, LLC

	By:		(SEAL)

Printed Name: Sally Welsberg

	Title:	President/CEO

	Date:	2/11/04

3

Exhibit B

SUITE 500
SUITE 501

PRACTICE MANAGEMENT PARTNERS, INC.
EXECUTIVE PLAZA IV
11350 MCCORMICK ROAD, SUITE 500
HUNT VALLEY, MD
11,417 SQ.FT.

EXHIBIT B
INITIALS

SCALE: N.T.S.
DATE: 3/7/07
REVISED:

Hill Management

Hill Management Services, Inc.
9640 Deereco Road
Timonium, Maryland 21093
(410) 666-1000
www.hillmgt.com

1 of 3

MEN
ELEC
JAN
WOMEN
MECH
MECH
MECH

PRACTICE MANAGEMENT PARTNERS, INC.
EXECUTIVE PLAZA IV
11350 MCCORMICK ROAD, SUITE 600
HUNT VALLEY, MD
16,756 SQ.FT.

EXHIBIT B

INITIALS

SCALE: N.T.S.
DATE: 3/7/07
REVISED:

Hill Management

Hill Management Services, Inc.
9640 Deereco Road
Timonium, Maryland 21093
(410) 666-1000
www.hillmgt.com

2 of 3

TO BLDG. 3
(2) ELEC. PANELS
HVAC
EXIST. SHELVES
ACCESS PANEL
FM200 PANEL
EXIST. COMPUTER ROOM
(2'x2' RAISED FLOOR- 12"H.)
STEP
RAMP
FM200
(2) ELEC. PANELS,
(2) SHUT OFFS
(2) BREAKERS
(2) METERS
(1) TRANSFORMER
UPS
TELE.
NOT INCLUDED
MECH.

PRACTICE MANAGEMENT PARTNERS, INC. EXECUTIVE PLAZA IV 11350 MCCORMICK ROAD, SUITE LL4 HUNT VALLEY, MD 1,762 SQ.FT.	EXHIBIT B INITIALS	SCALE: N.T.S. DATE: 3/7/07 REVISED:	Hill Management	Hill Management Services, Inc. 9640 Deereco Road Timonium, Maryland 21093 (410) 666-1000 www.hillmgt.com	3 of 3

Exhibit C

Exhibit C
Items Wanted

Manufacturer	Description	Model	Requested Quantity	Actual Quantity	Comments	Serial Number

50KVA UPS/Battery			1	1
Brother	Fax	8500	1		Not sure of location?
Brother	Fax	4100	2	2
Canon	Fax	7000	1	1
Dell	Printer	1600N	18	18	2 will be used temporarily on 7 - Will be turned over once RehabCare vacates the 7th Floor
Environmental Unit			1	1
Fujitsu	Scanner	Fi-4340C	1	1
Generator			1	1
Hewlett Packard	Color Printer	5	1	1
Hewlett Packard	Printer	4	1	1
Hewlett Packard	Printer	8000	5	5	3 will be used temporarily on 7 - Will be turned over once RehabCare vacates the 7th Floor
Hewlett Packard	Printer	5si	5	5
Hewlett Packard	Printer	5si nx	1	1
Hewlett Packard	Printer	4100N	1	1
Hewlett Packard	Printer	4200N	1	1
Hewlett Packard	Printer	4300N	2	2
Hewlett Packard	Printer	4000TN	1	1
Hewlett Packard	Printer	6P	1	1
Hewlett Packard	Printer	1300	1	1
Hewlett Packard	Printer	5	1	1
Misc. (Small)	Fax		8	8
Misc. (Small)	Printer		4	4
(ILLEGIBLE)	(ILLEGIBLE)	(ILLEGIBLE)	1	1	(ILLEGIBLE)
(ILLEGIBLE)	(ILLEGIBLE)		2	2	(ILLEGIBLE)
Imagistics	Copier	ZB45	2	2		4010456/4050657
Imagistics	Copier	im4511	3	3	ZB45’s	4010455/4050733/4050737
Konica Minolta	Copier	CF 1501	1	1		3016807
Konica Minolta	Copier	Di152	2	2		31701930/31706690
Konica Minolta	Copier	D1200	3	3		31707961/31711157
Konica Minolta	Copier	D1251	2	2		31761675/31738084
Konica Minolta	Copier	D1470	1	1		31702306
Konica Minolta	Copier	Di551	1	1		31007001
Konica Minolta	Copier	Di5si	1	1	Same as D1551 (Incorrect Model #)
Konica Minolta	Copier	D1551	1	1	Same as D1551
Konica Minolta	Copier	CF1501	1	0	Located currently on the 7th Floor. There is one remaining that will be turned over as listed.
(ILLEGIBLE)	(ILLEGIBLE)		1	0	(ILLEGIBLE)
Pitney Bowes	Folder/Inserter	DI 400	2	2	One is a DI400 the other is DI350
Pitney Bowes	(ILLEGIBLE)		(ILLEGIBLE)	0	Leased	(ILLEGIBLE)
Pitney Bowes	(ILLEGIBLE)	(ILLEGIBLE)	(ILLEGIBLE)	0	Leased	(ILLEGIBLE)
Wilson Jones	Shredder	2000	1	1

1

Exhibit C
Items Wanted

Location	Item	Requested Quantity	Actual Quantity	Detailed Location	Notes

6th Floor	Cubicle Chair	60	60
6th Floor	Cubicle Overhead Storage Cabinet	120	120
6th Floor	Cubicle Mobile Ped	60	60
6th Floor	Cubicle Desk	60	60
6th Floor	Office Executive Desk	11	11
6th Floor	Office Desk Chair	11	11
6th Floor	Office Side Chairs	22	22
6th Floor	2-Dr Lateral File Cab	19	19
6th Floor	4-Dr Lateral File Cab	12	12
6th Floor	5-Dr Lateral File Cab	39	39
6th Floor	Tables	10	10
6th Floor	Folding Table	1	1
6th Floor	5-Shelf Bookcase Wood	19	19
6th Floor	4-Shelf Bookcase Wood	4	4
6th Floor	Credenza	6	6		This is attached to the Executive Desk
6th Floor	Plant	1	0		Employees
6th Floor	Plant Table	1	0		Employees
6th Floor	Time Clock	1	1
6th Floor	4-Dr Fire Proof File Cabinet	1	1		IT Holds Software
6th Floor	Small Round Table	1	1
6th Floor	Regular Size Round Table	1	1
6th Floor Kitchen	Microwave	3	3
6th Floor Kitchen	Toaster	1	1
6th Floor Kitchen	Soda Machine	1	0		Leased moving to 7
6th Floor Kitchen	Refrigerator	2	1		1 - Tan moving to 7
6th Floor Kitchen	Kitchen Chairs	16	16
6th Floor Kitchen	Folding Table	2	2
6th Floor Kitchen	Snack Machine	1	0		Leased moving to 7
6th Floor Kitchen	Cookie Toaster Oven	1	0		Mary Johnson’s
6th Floor Kitchen	Ice Machine	1	1
6th Floor Kitchen	4 x 4 Lunch Tables	4	4
6th Floor Kitchen	Coffee Pot	1	0		Leased moving to 7
6th Floor Board Room	Conference Tables	3	3		*1 Unassembled
6th Floor Board Room	Conference Table Chairs	11			*Will provide a different pattern - 11 Roller Chairs
6th Floor Board Room	Misc. Side Chairs	3	3

1

Exhibit C
Items Wanted

Location	Item	Requested Quantity	Actual Quantity	Detailed Location	Notes

6th Floor Board Room	4-Shelf Bookcase Wood	1	1
6th Floor Board Room	Tables	2	1		1 was moved to 7 and can be turned over once RehabCare vacates
6th Floor Board Room	Mobile Ped	1	1
6th Floor Reception Area	Guest Chairs	5	5
6th Floor Reception Area	Small Telephone Table	1	1
6th Floor Reception Area	Desk Chair	1	1
6th Floor Reception Area	Floor Plant	1	1
6th Floor File Room	6-Shelf File Units	19	19	Room 604
6th Floor File Room	Folding Table	2	0	Room 604	2 were moved to 7 and can be turned over once RehabCare vacates
6th Floor File Room	Spinning 2-sided File Units	23	23	Room 620
5th Floor	Office Executive Desk	4	4
5th Floor	Office Desk Chair	5	5
5th Floor	Credenza	2	2
5th Floor	2-Dr Wooden Lateral	2	2
5th Floor	4-Shelf Mahogany Bookcase	1	1
5th Floor	2-Dr Lateral (Oak)	1	1
5th Floor	Office Side Chairs	7	7
5th Floor	Laminate Cube Style Desk	4	4
5th Floor	3-Shelf Wood Bookcase	1	1
5th Floor	4-Shelf Oak Bookcase	2	2
5th Floor	4-Dr Lateral File Cab	1	1
5th Floor	Tables	2	2
5th Floor	Cube Style Bookcase Lat. Coat Closet	1	1
5th Floor	Whiteboard	1	1
5th Floor	4-Dr Lateral File Cab	13	13
5th Floor	6-Dr Lateral File Cab	2	2
5th Floor	5-Dr Lateral File Cab	23	23
5th Floor	2-Dr Regular Dile Cabinet	1	1
5th Floor	5 Ft Table	1	1
5th Floor	2-Dr File Cab	2	2
5th Floor	Regular Tables	3	2		1 was moved to 7 and can be turned over once RehabCare vacates
5th Floor	Cubicle Desk	77	77
5th Floor	Cubicle Chair	75	75

2

Exhibit C
Items Wanted

Location	Item	Requested Quantity	Actual Quantity	Detailed Location	Notes

5th Floor	Cubicle Overhead Storage Cabinet	77	77
5th Floor	Cubicle 5ft Closet	77	77
5th Floor	Cubicle Mobile Ped	77	77		Cubicle File Cabinet
5th Floor	Side Chair	1	1
5th Floor	Mahogany Credenza	1	1
5th Floor Kitchen	Refrigerator	1	1
5th Floor Kitchen	Ice Machine	1	1
5th Floor Kitchen	Water Cooler	1	0		Leased
5th Floor Kitchen	Chairs with wheels	15	15
5th Floor Kitchen	Microwave	3	3		Misc toaster ovens, etc.
5th Floor Kitchen	4ft Square Tables	4	4
5th Floor Kitchen	8ft Folding Tables	1	0		1 was moved to 7 and can be turned over once RehabCare vacates
5th Floor Kitchen	6ft Folding Table	1	1
5th Floor Kitchen	Regular Chairs	13	13
5th Floor Kitchen	Blender	1	0		Employees
5th Floor Kitchen	Coffee Machine	1	0		Leased
5th Floor File Room	5-Dr Lateral File Cab	7	7
5th Floor File Room	4-Dr Lateral File Cab	6	6
5th Floor Training Room	Mahogany Desk	1	1
5th Floor Training Room	Training Room Chairs	33	33
5th Floor Training Room	5ft Table	1	1
5th Floor Training Room	Trash Cans	73	73
5th Floor Training Room	Whiteboard	1	1

3

Exhibit D

STORAGE SPACE LEASE

          THIS STORAGE SPACE LEASE (this “Lease”), is made on this 31 day of December, 2003, by and between HILL MANAGEMENT SERVICES, INC., a Maryland corporation (“Landlord”) and SYMPHONY HEALTH SERVICES, LLC, a Delaware limited liability company (“Tenant”).

RECITALS

          A Landlord is the agent for the owner of the real property and improvements thereon known generally as the Executive Plaza IV (“Property”), which is more particularly depicted on Exhibit A attached hereto and made a part hereof.

          B. Tenant desires to lease Storage Space #4 of the Property consisting of approximately 214 square feet and Storage Space #5 consisting of approximately 208 square feet, collectively referred to as (the “Leased Premises”).

C. Landlord has agreed to lease the Leased Premises to Tenant upon the terms and subject to the conditions hereinafter set forth.

          TO HAVE AND TO HOLD the same for the term commencing on January 1, 2004 (the “Commencement Date”) and expiring on December 31, 2009 (the “Expiration Date”).

          Tenant shall pay to Landlord as annual rent for the Leased Premises the sum of Four Thousand Nine and 00/100 Dollars ($4,009.00), which shall be paid in equal monthly installments of Three Hundred Thirty-Four and 08/100 Dollars ($334,08), in advance, without setoff, deduction or prior demand therefor, throughout the term of this Lease, due and payable on the first day of each calendar month and thereafter until the total rent provided for herein is fully paid. Said rent shall be paid to Landlord or to the duly authorized agent of Landlord, at Post Office Box 4835, Timonlum, Maryland 21094, The General Terms and Conditions of this Lease are attached hereto and made a part hereof.

          Commencing January 1,2005 and for each succeeding lease year thereafter, the annual rent for the Leased Premises shall be Increased to an amount equal to 103% of the annual rent the immediately preceding lease year.

          IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be duly executed under seal on their behalf by their duly authorized representatives, as of the date first above written.

WITNESS/ATTEST:	Landlord:

HILL MANAGEMENT SERVICES, INC.,
agent for the owner

	By:	(SEAL)

	Title:	VP

	Date:	1/22/04

WITNESS/ATTEST:	Tenant:

SYMPHONY HEALTH SERVICES, LLC

	By:	(SEAL)

	Printed Name:	SALLY WELSBERG

	Title:	PRESIDENT

	Date:	1/15/04

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GENERAL TERMS AND CONDITIONS OF STORAGE SPACE LEASE

1.	RENT. Tenant will pay the rent as herein provided, without deduction whatsoever, and without any obligation on Landlord to make demand for it.

2.

POSSESSION. In the event the Leased Premises are not ready for occupancy on the date stipulated herein, the Lease shall nevertheless continue in full force and effect, and Tenant shall have no right to rescind, cancel or terminate the same, nor shall Landlord be liable for damages, if any, sustained by Tenant’s inability to obtain possession on such date. In such event, Tenant agrees to execute, upon request of Landlord, a Lease Ratification Agreement documenting the change in the Commencement and Expiration Dates of this Lease.

3.

USE AND OCCUPANCY. The Leased Premises are to be used only for storage of business records and materials associated with Tenant’s business and for no other purpose. No hazardous materials or chemicals will be stored on the Leased Premises. Tenant will not use the Leased Premises for any unlawful purpose or in any manner offensive to any other occupant; Tenant covenants not to conduct nor permit to be conducted on the Leased Premises any business in violation of any county, state or federal law, ordinance or regulation.

4.	LICENSES AND TAXES. Tenant covenants and agrees to pay directly to the proper agency all licenses, fees and charges legally imposed upon the use of the Leased Premises by Tenant.

5.	SERVICES. Landlord covenants and agrees so long as Tenant is not in default under any of the covenants of this Lease to furnish for Tenant:

(a) Elevator service in elevator-served buildings;

(b) Electric lighting service for all public areas and special service areas of the Property in the manner and to the extent deemed reasonable by Landlord.

The failure to any extent to furnish, or any stoppage of the above defined services, resulting from causes beyond the control of Landlord or from any cause, shall not render Landlord liable in any respect for damages to either person or property, nor be construed as an eviction of Tenant or work in abatement of rent, nor relieve Tenant from fulfillment of any covenant or agreement herein. Landlord reserves the right to stop the above-defined services at any time when necessary or desirable in the judgment of Landlord by reason of accident or emergency or for repairs, maintenance, alterations, replacements or improvements. Landlord shall use reasonable diligence to repair, maintain, alter, replace or improve same, promptly, but Tenant shall have no claim for rebate or reduction of rent or for damages on account of any interruptions in said services occasioned thereby or resulting therefrom.

6.

CARE OF THE LEASED PREMISES. Tenant agrees that it will take good care of the Leased Premises, fixtures and appurtenances, and suffer no waste or injury; that it will make all repairs to the Leased Premises, fixtures and appurtenances necessitated by the fault of Tenant, its agents, employees or guests; that it will conform to all laws, orders and regulations of the federal, state and county authorities, or any of their departments, and will not through its act or neglect which would constitute a violation of any federal, state or county code, regulation or ordinance governing use, occupancy, health, sanitation or fire; that it will not do, or permit anything to be done in the Leased Premises which will in any way increase the rate of fire insurance on the Property, or conflict with the fire insurance policies on the Property; that it will defend and save harmless Landlord from any liability arising from injury to person or property caused by any act or omission of Tenant, its agents, employees, or guests; that it will repair, at or before the end of the term, or sooner if so requested by Landlord, all injury done by the installation or removal of furniture or other property; and that it will surrender the Leased Premises at the expiration of the term (or the sooner termination thereof for any reason) in as good condition as they were at the beginning of the term, ordinary wear and tear excepted.

Landlord shall not be liable for any loss or damage to Tenant caused by vermin, rain, snow or water that may leak into or flow from any part of the Leased Premises through any defects in the roof or plumbing or from any other source.

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7.

REPAIRS. Landlord agrees to make such repairs as may be necessary to keep the Leased Premises and appurtenances in good order and condition within a reasonable time after it shall have received written notice from Tenant of the need of such repairs, provided such repairs are not necessitated by the fault of Tenant, its agents, employees or guests.

8.

ACCESS BY LANDLORD. Landlord shall retain duplicate keys to all of the doors of the Leased Premises, and Landlord or its agents shall have access to the Leased Premises at all reasonable hours in order to inspect same, or to make necessary repairs within the Leased Premises, or on the Property. Landlord shall have the right to show the Leased Premises to prospective Tenants.

9.A.

SUBORDINATION. Unless a Mortgagee (as hereinafter defined) shall otherwise elect as provided in Section 9.B., Tenant’s rights under this Lease are and shall remain subject and subordinate to the operation and effect of:

	(a)	any lease of land only or of land and building in a sale-leaseback or lease-subleaseback transaction involving the Leased Premises or Landlord’s interest therein or

(b)

any mortgage, deed of trust or other security instrument constituting a lien upon the Leased Premises or Landlord’s interest therein, whether the same shall be in existence at the date hereof or created hereafter, any such lease, mortgage, deed of trust or other security instrument (“Mortgage”), and the party or parties having the benefit of the same, whether as lessor, mortgagee, trustee or noteholder (“Mortgagee”). Tenant’s acknowledgement and agreement of subordination provided for in this section are self-operative and no further instrument of subordination shall be required; however, Tenant shall execute such further assurances thereof as shall be requisite or as may be requested from time to time by Landlord or any Mortgagee. Any such further assurances that are requested shall be in the form of a certificate or other document confirming such subordination, and shall, among other things, acknowledge that no Mortgagee shall be liable for any act or omission of Landlord nor be subject to any setoffs or deficiencies against Landlord, and certify or confirm any other matters requested by Landlord or any Mortgagee.

B.

MORTGAGEE’S UNILATERAL SUBORDINATION. If a Mortgagee shall so elect by notice to Tenant or by the recording of a unilateral declaration of subordination, this Lease and Tenant’s rights hereunder shall be superior and prior to right to the Mortgage of which such Mortgagee has the benefit, with the same force and effect as if this Lease had been executed, delivered and recorded prior to the execution, delivery and recording of such Mortgage, subject, nevertheless, to such conditions as may be set forth in any such notice or declaration.

C.

ATTORNMENT. If any person shall succeed to all or part of Landlord’s interest in the Leased Premises, whether by purchase, foreclosure, deed in lieu of foreclosure, power of sale, termination of Lease or otherwise, and if so requested or required by such successor in interest, Tenant shall attorn to such successor in interest and shall execute such agreement in confirmation of such attornment as such successor in interest shall reasonably request.

10.

ASSIGNMENT OR SUBLETTING. Tenant covenants and agrees that the Leased Premises shall not be sublet or used by any other person other than Tenant or employees or associates of Tenant; nor shall this Lease be assigned without the prior written consent of Landlord. Any lawful levy or sale on execution or other legal processes shall be classified as an assignment within the meaning of this Lease, as shall be adjudication in bankruptcy, voluntary or involuntary, or an appointment of a receiver by a state or federal court, or insolvency of Tenant, or the execution of a deed or other instrument for the benefit of creditors.

11.

RESTORATION. It is understood and agreed that in the event the Leased Premises are damaged by fire, storm, the elements or other casualty, or by act of the public enemy, or ordered demolished, razed or altered, due to deterioration or unsafe condition, by a duly constituted public authority, but Landlord shall restore the Leased Premises as reasonably as possible, and there shall be no abatement of rent. If the Leased Premises are injured or damaged by any of the aforesaid causes only to such an extent as to render them partially untenantable, Landlord shall restore the Leased Premises so injured or damaged as speedily as possible, and the rent shall abate proportionately on such part of the Leased Premises as may have been rendered

3

untenantable until such time as such part shall be fit for occupancy, after which the full amount of rent reserved as aforesaid shall be payable as herein set forth, and if the Leased Premises are injured or damaged by any of the aforesaid causes to such an extent as to render the same wholly untenantable, at the sole discretion of Landlord, then this Lease, upon surrender of possession to Landlord, shall thereupon cease, and all liability of Tenant shall terminate upon payment of all rent due and payable to the date of such surrender. In no event shall Landlord be liable for any loss or damage sustained by Tenant by reason of fire or other accidental casualty.

12.

CONDEMNATION. In the event the whole or any part of the Leased Premises shall be condemned or taken in any manner for public use, Landlord, at its option, may terminate this Lease, and Landlord shall be entitled to any and all income and rent awards or any interest thereon or therein whatsoever which may be paid or made in connection with such public use. Tenant shall have no claim against Landlord or be entitled to any award or damages, other than an abatement of the rent beyond the period of occupancy.

13.

INSURANCE. Tenant further covenants and agrees to procure and maintain at Tenant’s expense throughout the continuance of this Lease, public liability insurance with a single limit of One Million Dollars ($1,000,000.00) per occurrence, for bodily injury, including death and property damage, from a company or companies approved by Landlord. Evidence of such insurance shall be furnished to Landlord prior to occupancy of the Leased Premises by Tenant.

14.	TENANT DEFAULT. Tenant shall be considered in default of this Lease upon the happening of any one of the following;

	(a)	Failure to pay when due the rent or any other sum required by the terms of this Lease;

	(b)	Failure to perform any term, covenant or condition of this Lease;

	(c)	The commencement of any action or proceeding for the dissolution, liquidation or reorganization under the Bankruptcy Act of Tenant, or the appointment of a receiver or trustee of Tenant’s property;

	(d)	The making of any assignment for benefit of creditors by Tenant;

	(e)	The suspension of business by Tenant; or

	(f)	The abandonment of the Leased Premises by Tenant.

In the event of default of this Lease by Tenant, then Landlord, besides other rights or remedies it may have, shall have the immediate right to the balance of the rent for the remaining term (accelerate the rent) together with the immediate right of re-entry with or without prior notice, and may remove all persons and property from the Leased Premises; such property may be removed and stored in any other place on the Property in which the Leased Premises are situated, or in any other place, for the account of, and at the expense and at the risk of Tenant. Tenant hereby waives all claims for damages which may be caused by the re-entry of Landlord and taking possession of the Leased Premises or removing or storing the furniture and property as herein provided, and will save Landlord harmless from any loss, fees, costs or damages occasioned Landlord thereby, and no such re-entry shall be considered or construed to be an illegal forcible entry; Should Landlord elect to re-enter, as herein provided, or should it take possession pursuant to legal proceedings or pursuant to any notice provided for by law, it may either terminate this Lease or it may from time to time, without terminating this Lease, re-let the Leased Premises or any part thereof for such term or terms and at such rental or rentals and upon such other terms and conditions as Landlord in its sole discretion may deem advisable, with the right to make alterations and repairs to the Leased Premises. No such re-entry or taking possession of the Leased Premises by Landlord shall be construed as an election on its part to terminate this Lease unless a written notice of such intention be given to Tenant. Notwithstanding any such re-letting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous breach or act of default. Should Landlord at any time terminate this Lease for any breach or act of default, in addition to any other remedy it may have, it may recover from Tenant all damages it may incur by reason of such breach or act of default, including the cost of recovering the Leased Premises, reasonable legal fees, and including the worth at the time of such termination of the excess, if any, of the amount of rent and charges equivalent to

4

rent reserved in this Lease for the remainder of the stated term over the then reasonable rental value of the Leased Premises for the remainder of the stated term.

15.

HOLDING OVER. If Tenant holds possession of the Leased Premises after the termination of this Lease for any reason, Tenant shall pay Landlord double the rent provided for herein for such period that Tenant holds over, but such payment of rent shall not create any lease arrangement whatsoever between Landlord and Tenant unless expressly agreed to in writing by Landlord. It is further understood that during such period that Tenant holds over, Landlord retains all of Landlord’s rights under this Lease including damages as a result of the termination of this Lease and the right to Immediate possession of the Leased Premises. This Paragraph 15 shall not be construed to grant Tenant permission to hold over.

16.

LATEPAYMENTS. In the event any payments or installments of rent or any other sums due under this Lease are not received by Landlord on or before the fifth (5th) day after the due date thereof, Landlord shall give written notice thereof to Tenant and Tenant shall pay to Landlord an additional fifteen percent (15%) of such sums due as “Additional Rent”. Such Additional Rent is to be payable, without demand from Landlord, on or before the first day of the next calendar month and failure to do so shall be considered nonpayment of rent. In addition, any payment or installment of rent or any other sums due under this Lease not paid when due shall bear interest from the due date until paid in full at a rate of twelve percent (12%) per annum.

17.

WAIVER OF BREACH. No waiver of any breach of the covenants, provisions or conditions contained in this Lease shall be construed as a waiver of the covenant itself or any subsequent breach itself, and if any breach shall occur and afterwards be compromised, settled or adjusted, this Lease shall continue in full force and effect as if no breach had occurred unless otherwise agreed. The acceptance of rent hereunder shall not be, or be construed to be a waiver of any breach of any term, covenant or condition of this Lease.

18.

NOTICES. All notices, demands, requests, approvals and consents (collectively referred to as “Notices”) required or permitted under this Lease shall be in writing and shall be either (i) personally delivered with signed receipt, (ii) sent by first class certified mail, return receipt request, postage prepaid, or (iii) sent by a nationally-recognized, guaranteed overnight courier and addressed (i) if to Landlord, at 9640 Deereco Road, Timonium, Maryland 21093, or (ii) if to Tenant, at the Leased Premises. All Notices personally delivered shall conclusively be deemed delivered at the time of such delivery. All Notices sent by certified mail shall conclusively be deemed delivered two (2) days after the deposit thereof in the United States mails. All Notices delivered by overnight courier shall conclusively be deemed made one (1) business day after delivery to such courier service. Any party may designate a change of address by Notice to the other party, given at least ten (10) days before such change of address is to become effective.

19.	SEVERABILITY. If for any reason whatsoever any of the provisions hereof shall be unenforceable or ineffective, all of the other provisions shall be and remain in full force and effect.

20.

ENTIRE AGREEMENT. The provisions of this writing constitute, and are intended to constitute, the entire agreement of the parties to this Lease. No terms, conditions, warranties, promises or understandings of any nature whatsoever, expressed or implied, exist between the parties except as herein expressly set forth.

21.

INDEMNIFICATION. Tenant, as a material part of the consideration to be rendered to Landlord under this Lease, hereby waives all claims against Landlord for damages to goods, wares and merchandise, in, upon or about the Leased Premises and for injuries to persons in or about the Leased Premises, for any cause arising at any time, and Tenant will hold Landlord exempt and harmless for and on account of any damage or injury to any person, or to the goods, wares and merchandise of any person, the failure of Tenant to keep the Leased Premises in good condition as herein provided. Landlord shall not be liable to Tenant for any damage by or from any act or negligence of any co-tenant or other occupant of the same Property. Tenant agrees to pay for all damages to the Property, as well as all damage to tenants or occupants thereof caused by Tenant’s misuse or neglect of the Leased Premises, its apparatus or appurtenances.

22.

TRIAL BY JURY. Landlord and Tenant hereby mutually waive any and all rights which either may have to request a jury trial in any action, proceeding or counterclaim at law or in equity in any court of competent jurisdiction arising out of this Lease or Tenant’s occupancy of or right to occupy the Leased Premises. Tenant further agrees that in the event Landlord commences any summary proceeding for nonpayment of rent or

5

possession of the Leased Premises, Tenant will not, and hereby waives, all right to interpose any counterclaim of whatever nature in any such proceeding. Tenant further waives any right to remove said summary proceeding to any other court or to consolidate said summary proceeding with any other action, whether brought prior or subsequent to the summary proceeding.

23.

BROKER’S COMMISSION. Landlord and Tenant acknowledge, represent and warrant each to the other that no broker or real estate agent brought about or was involved in the making of this Lease and that no brokerage fee or commission is due to any other party as a result of the execution of this Lease. Each of the parties hereto agrees to indemnify and hold harmless the other against any claim by any broker, agent or finder based upon the execution of this Lease and predicated upon a breach of the above representation and warranty.

24.	TIME. Time is of the essence of this Lease.

25.

CONDITION OF LEASED PREMISES. All personal property not removed by the Tenant from the Leased Premises within five (5) days after the earlier to occur of: (i) the expiration of the Lease Term; (ii) the termination of the Lease; or (iii) the date the Tenant abandons the Leased Premises or otherwise ceases to do business therein; will be conclusively presumed to have been abandoned by the Tenant and the Landlord, may at the Landlord’s sole option, thereafter take possession of such property and either declare the same to be the property of the Landlord or, at the expense of the Tenant, dispose of such property in any manner and for whatever consideration the Landlord, in its sole discretion, deems advisable.

26.

RULES AND REGULATIONS. Tenant shall comply with all rules and regulations. Any violation of said rules and regulations shall be a violation of this Lease which shall, at the sole option of Landlord, thereupon cease and terminate. Landlord shall have the right to make additions and amendments to said rules and regulations from time to time and such additions and amendments shall be as binding on Tenant as if set forth herein.

A.

The sidewalks, entrances, halls, passages, elevators and stairways shall not be obstructed by any of the tenants, or used by them for any other purpose than for ingress and egress to and from their respective Leased Premises.

B.

Tenants, their agents, employees or visitors, shall not make or commit any improper noises or disturbances of any kind on the Property, or mark or defile the water closets, toilet rooms, windows, elevators or doors of the Property or interfere in any way with other tenants or those having business with them.

C.

The bathrooms, water closets, and other water apparatus shall not be used for any purpose other than those for which they were constructed, and no sweepings, rubbish, rags, ashes, chemicals or the refuse from electric batteries or other unsuitable substance, shall be thrown therein. Any damage from such misuse or abuse shall be borne by Tenant by whom or by whose employees or visitors it shall be caused.

D.

No carpet, rug or other article shall be hung or shaken out of any window or placed in corridors as a door mat, and nothing shall be thrown or allowed to drop by the tenants, their agents, employees or visitors but of the windows or doors, or down the passages or shafts of the Property, and no tenant shall sweep or throw, or permit to be thrown from the Leased Premises, any dirt or other substance into any of the corridors or halls, elevators, shafts or stairways of the Property.

E.

No linoleum, or oil cloth, or rubber or other airtight coverings shall be laid on the floors, nor shall articles be fastened to or holes drilled or nails or screws driven into walls, windows, partitions, nor shall the walls or partitions be painted, papered or otherwise covered, or in any way marked or broke, without the prior written consent of Landlord.

	F.	Nothing shall be placed on the outside of the Property, or on the windows, window sills or projections.

	G.	No sign, advertisement or notice shall be inscribed, painted or affixed on any part of the outside or inside of the Property.

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H.	No wires shall be run in any part of the Property excepting by or under the direction of Landlord. Attaching of wires to the outside of the Property is absolutely prohibited.

I.

Landlord shall, in all cases, have the right to prescribe the weight and proper position of safes or other heavy objects on the Property; and the bringing in of said safes, all furniture, fixtures or supplies, the taking out of said articles, and moving about of said articles within the Property, shall only be at such times and in such manner as Landlord shall designate; and any damage caused by any of the before-mentioned operations, or by any of the said articles during the time they are on the Property, shall be repaired by Tenant at Tenant’s expense.

J.

No additional locks shall be placed upon any doors without the written consent of Landlord, and Tenant shall not permit any duplicate keys to be made. All necessary keys shall be furnished by Landlord, and the same shall be surrendered upon the expiration of this Lease, and Tenant shall then give to Landlord or his agents explanation of the combination of all locks upon the doors or vaults.

K.	No bicycles or similar vehicles will be allowed on the Property. No animals or birds shall be brought into or kept in or upon the Leased Premises.

L.

No tenant shall do or permit anything to be done in the Leased Premises, or bring or keep anything therein which will in any way increase the rate of fire insurance on the Property or on property kept therein, or obstruct or interfere with the rights of other tenants, or in any way injure or annoy them, or conflict with the laws relating to fires, or with the regulations of the Fire Department or with any insurance policy upon the Property or any part thereof, or conflict with any of rules and ordinances of the Department of Health. Tenant understands and agrees that the vehicle of any tenant obstructing any unauthorized area, and particularly in areas designated by specially painted curbs as fire lane areas, may be towed away at owner’s risk and expense.

M.

No tenant shall employ any person or persons for the purpose of cleaning the Leased Premises, it being understood and agreed that Landlord shall not be responsible to Tenant for loss of property or for any damage done to the furniture or other effects of tenant by Landlord or any of its employees or agents or any other persons or firm unless proof of Landlord’s responsibility for such damage or loss of property is established.

N.	Tenant will see that windows are closed and the doors securely locked before leaving the Leased Premises.

O.	No interference with the heating apparatus will be permitted. All regulating and adjusting will be done by employees of Landlord.

P.	The use of storage areas as sleeping apartments, for the preparation of foods, or for any immoral or illegal purpose is absolutely prohibited.

Q.

No tenant shall conduct, or permit any other person to conduct any auction upon the Leased Premises, or store goods, wares, or merchandise upon the Leased Premises without the prior written approval of Landlord except for the usual supplies and inventory to be used by Tenant in the conduct of its business.

R.

All glass, locks, and trimmings, in or about the doors and windows of the Leased Premises and all electric fixtures on the Leased Premises which belong to the Property shall be kept whole; and whenever broken by Tenant or Tenant’s employees, agents, guests, invitees, or licensees, Tenant shall immediately notify Landlord of such breakage. All such breakage shall be repaired by Landlord at Tenant’s expense or may be repaired by Tenant at Tenant’s own expense at the option of Landlord.

S.	Any and all damage to floors, walls or ceilings due to Tenant or Tenant’s employees’ failure to shut off running water or liquid, shall be paid by Tenant.

T.	Landlord reserves the right to make any or all alterations in the Leased Premises as may be required

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by Tenant, the expense of such alterations to be paid by Tenant.

U.	The building shall be open from 6:00 A.M. to 7:00 P.M., Monday through Friday. The building shall be in the charge of the control center at all other times.

V.

At any time while the building is in the charge of the control center, any person entering or leaving the building may be questioned by it as to his business in the building; and anyone not satisfying the control center of his right to enter the building may be excluded by it.

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